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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                      ------------------------------------

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               BAY NETWORKS, INC.
                (Name of registrant as specified in its charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Bay Networks, Inc. ("Bay Networks Common Stock").

    (2)  Aggregate number of securities to which transaction applies:
         238,747,179, which is the projected maximum number of shares of Bay Networks Common Stock to be acquired by Northern Telecom Limited in connection with the Merger described herein.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $32.59375, which is the average of the high and low sales prices for Bay Networks Common Stock on the New York Stock Exchange on July 6, 1998.

    (4)  Proposed maximum aggregate value of transaction: $7,781,665,866.

    (5) Total Fee Paid: $1,556,333 (all of which is offset by fees previously paid, as described below).

[ ]  Fee paid with preliminary materials previously submitted.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid: $2,222,961.

    (2) Form, schedule or registration statement no.: Form S-4 (Registration No. 333-9066)

    (3)  Filing party: Northern Telecom Limited

    (4)  Date filed: July 2, 1998
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

                             [BAY NETWORKS LOGO]

Dear Bay Networks Stockholder,

     I cordially invite you to attend a special meeting of our stockholders on
            ,     , 1998 at        local time in
                                   .

     At the meeting, you will be asked to vote upon a proposal to adopt the merger agreement by which Bay Networks will become a wholly-owned subsidiary of Northern Telecom Limited ("Nortel"). Upon successful completion of the proposed merger, you will receive 0.60 of a Nortel common share in exchange for each share of Bay Networks common stock that you own. I will continue to serve as Chief Executive Officer of Bay Networks and will become the President of Nortel and a member of the Board of Directors of Nortel.

     THE BAY NETWORKS BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF BAY NETWORKS AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     The networking industry is changing. The amount of data traffic that travels over networks has increased significantly in recent years. We believe that the amount of data traffic now surpasses the amount of voice traffic that travels over networks in North America. As a result, the historically separate data and voice networking industries are quickly converging and global telecommunications companies are entering the data networking industry at an aggressive rate.

     Additionally, today's customers are demanding IP-integrated networks and network services that seamlessly span their local- and wide-area networks. To meet these requirements, customers are choosing networking vendors who can provide complete and integrated product solutions as well as network management and worldwide support capabilities.

     We believe that the potential benefits and opportunities that a merger with Nortel provides to Bay Networks stockholders are compelling. These opportunities include the following:

     - Bay Networks and Nortel share a similar view of the role of the Internet and the customer benefits of IP-optimized networks. Bay Networks' leadership in important technologies such as internetworking router, IP/gigabit routing switch, network management and virtual private networking and Nortel's expertise in high-capacity, scalable, public and private networks enhance our combined ability to excel in this new networking market.

     - The two companies have complementary product lines and customers; there is little overlap in either area. This means that, together, we can quickly begin work on further developing our product portfolios and meeting our customers' needs rather than spending time deliberating what product development or support activities need to be eliminated. Our combined product portfolio will enable us to offer complete IP-integrated network solutions to enterprise, wireline and wireless customers around the world.

     Bay Networks believes that the merger will create a networking leader with the resources, product development, technologies and global distribution required to compete effectively in this industry and create significant long-term shareholder value.

     After carefully reading and considering the accompanying materials, please promptly vote your shares. Your voting materials contain detailed information on how to vote by mail, telephone or Internet. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR CAREFUL CONSIDERATION OF, AND VOTE ON, THE MATTER BEFORE OUR STOCKHOLDERS IS IMPORTANT.

     We appreciate your interest and participation as a stockholder of Bay Networks.

                                          Very truly yours,


                                          David L. House
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             [BAY NETWORKS LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     PLEASE TAKE NOTICE that a special meeting of the stockholders (the "Special
Meeting") of Bay Networks, Inc. ("Bay Networks") will be held at           on
            ,     , 1998, at [       ].

     The Special Meeting is called for the purpose of considering and voting upon:

     1. A proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), by and among Northern Telecom Limited ("Nortel"), Northern Sub Inc. ("Sub") and Bay Networks, pursuant to which, among other things, (a) Sub will be merged with and into Bay Networks (the "Merger") and (b) each share of the common stock, $0.01 par value, of Bay Networks (other than shares held by Bay Networks or any wholly-owned subsidiary of Bay Networks or owned by Nortel or any subsidiary of Nortel) will be converted into the right to receive 0.60 of a common share, without par value, of Nortel. A copy of the Merger Agreement is attached as Appendix A to the Proxy Statement/Prospectus accompanying this Notice; and

     2. Matters incident to the conduct of the Special Meeting or any adjournment or postponement thereof.

     The proposed Merger and other related matters are more fully described in the attached Proxy Statement/Prospectus and the Appendices thereto.

     Stockholders of record at the close of business on     , 1998 are entitled
to notice of, and to vote at, the Special Meeting and any adjournment or postponement. For ten days prior to the Special Meeting, a complete list of such stockholders will be available for examination by any stockholder, for any purpose relating to the Special Meeting, during ordinary business hours at Bay Networks' principal offices located at 4401 Great America Parkway, Santa Clara, California.

                                            JOHN J. POGGI, JR.
                                            Secretary
Santa Clara, California
          , 1998

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the Special Meeting. If you are a stockholder of record, you can vote electronically or by telephone as described on the proxy card. If your shares are held in the name of a bank or broker, you may be able to vote electronically or by telephone. Please follow the instructions on the form you receive from your bank or broker. If you attend the Special Meeting, you may choose to vote in person even if you have previously sent in your proxy card or voted electronically or by telephone.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1998
                           PROXY STATEMENT/PROSPECTUS

                               BAY NETWORKS, INC.
                                PROXY STATEMENT
                              FOR SPECIAL MEETING
                                OF STOCKHOLDERS
                        TO BE HELD ON             , 1998
                          ---------------------------

                            NORTHERN TELECOM LIMITED
                                   PROSPECTUS
                                 COMMON SHARES

    This Proxy Statement/Prospectus is being furnished to stockholders of Bay Networks, Inc., a Delaware corporation ("Bay Networks"), in connection with the solicitation of proxies by the Board of Directors of Bay Networks (the "Bay Networks Board") for use at the special meeting of stockholders of Bay Networks (including any adjournment or postponement thereof, the "Special Meeting") to be
held on    ,    , 1998 at     local time at        . At the Special Meeting,
holders of the common stock, $0.01 par value per share, of Bay Networks (the "Bay Networks Common Stock") will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), by and among Northern Telecom Limited, a Canadian corporation ("Nortel"), Northern Sub Inc., a Delaware corporation and wholly-owned subsidiary of Nortel ("Sub"), and Bay Networks, providing for, among other things, the merger of Sub with and into Bay Networks (the "Merger"). A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference. As used in this Proxy Statement/Prospectus, the term "Bay Networks" refers to Bay Networks and, unless the context otherwise requires, its subsidiaries, and the term "Nortel" refers to Nortel and, unless the context otherwise requires, its subsidiaries.

    This Proxy Statement/Prospectus also constitutes a prospectus of Nortel with respect to the common shares of Nortel, without par value (the "Nortel Common Stock"), issuable to holders of Bay Networks Common Stock ("Bay Networks stockholders") upon consummation of the Merger and issuable upon exercise of the Bay Networks Stock Options (as hereinafter defined) assumed by Nortel by reason of the Merger.

    Upon consummation of the Merger (the "Effective Time"), Sub will merge with and into Bay Networks, which will be the surviving corporation (the "Surviving Corporation"), and will be a wholly owned subsidiary of Nortel. Each outstanding share of Bay Networks Common Stock will be converted into the right to receive
0.60 of a share of Nortel Common Stock (the "Exchange Ratio"), with cash being paid in lieu of fractional shares.

    Nortel Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"), The Toronto Stock Exchange, the Montreal Exchange and the Vancouver Stock Exchange (collectively, the "Canadian Stock Exchanges") and the London Stock Exchange Limited (the "London Stock Exchange"). The last reported sale price of Nortel Common Stock on the NYSE Composite Transactions Reporting System
(the "NYSE Composite Tape") was $         per share on          , 1998 and
$63.69 per share on June 12, 1998, the last trading day preceding public announcement of the proposed Merger. The Bay Networks Common Stock is listed on the NYSE. The last reported sale price of Bay Networks Common Stock as reported
on the NYSE Composite Tape was $         per share on          , 1998 and $28.31
per share on June 12, 1998. Because the Exchange Ratio is fixed, a change in the market price of Nortel Common Stock before the consummation of the Merger would affect the market value as of the Effective Time of the Nortel Common Stock to be received in the Merger in exchange for Bay Networks Common Stock or upon exercise of the Bay Networks Stock Options assumed by Nortel by reason of the Merger. There can be no assurance as to the market price of the Nortel Common Stock at any time prior to, at or after the Effective Time. Bay Networks stockholders are urged to obtain current market quotations for Nortel Common Stock.

    Based on (i) the          shares of Bay Networks Common Stock outstanding on
the Record Date (as hereinafter defined), (ii) the          shares of Bay
Networks Common Stock issuable upon the exercise of outstanding Bay Networks Stock Options on such date and (iii) the Exchange Ratio, a total of
approximately          shares of Nortel Common Stock are expected to be issued
in the Merger or to be issuable following the Merger upon the exercise of the Bay Networks Stock Options assumed by Nortel by reason of the Merger or upon the conversion of Bay Networks' subordinated convertible debt.

    This Proxy Statement/Prospectus and the related form of proxy are first
being mailed to Bay Networks stockholders on or about          , 1998.











    THIS PROXY STATEMENT/PROSPECTUS INCLUDES CERTAIN MATTERS THAT ARE OR MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION; RISK FACTORS" ON PAGE 15. A PROSPECTUS IN RESPECT OF THE SHARES OF NORTEL COMMON STOCK ISSUABLE TO BAY NETWORKS STOCKHOLDERS UPON CONSUMMATION OF THE MERGER AND ISSUABLE UPON EXERCISE OF THE BAY NETWORKS STOCK OPTIONS ASSUMED BY NORTEL BY REASON OF THE MERGER HAS NOT BEEN FILED WITH ANY SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY OF ANY PROVINCE OR TERRITORY OF CANADA. SEE "THE MERGER -- REGULATORY APPROVALS".

    THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------
        The date of this Proxy Statement/Prospectus is           , 1998.

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....       3
WHO CAN HELP ANSWER YOUR QUESTIONS.........       5
AVAILABLE INFORMATION......................       5
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE................................       6
SUMMARY....................................       8
  General..................................       8
  The Companies............................       8
  Special Meeting of Bay Networks
    Stockholders and Vote Required.........       9
  The Merger...............................       9
  Recommendation of Bay Networks Board of
    Directors..............................      10
  Opinion of Financial Advisor to Bay
    Networks...............................      10
  Effective Time of the Merger.............      10
  Conditions to the Merger.................      10
  Waiver; Amendment; Termination...........      11
  Certain U.S. Federal Income Tax
    Consequences of the Merger.............      11
  U.S. and Canadian Tax Considerations
    Relating to Holding Nortel Common
    Stock..................................      12
  Interests of Certain Persons in the
    Merger.................................      12
  Option Agreement.........................      12
  Expenses and Termination Fee.............      13
  Accounting Treatment.....................      13
  Regulatory Approvals.....................      13
  Markets and Market Prices................      13
  Comparative Rights of Stockholders.......      14
  No Appraisal Rights......................      14
  Risk Factors.............................      14
CAUTIONARY STATEMENT CONCERNING
  FORWARD-LOOKING INFORMATION; RISK
  FACTORS..................................      15
  Risks Relating to the Merger.............      15
  Risks Related to Nortel, Bay Networks and
    the Combined Company...................      17
COMPARATIVE UNAUDITED PER SHARE DATA.......      23
SELECTED HISTORICAL FINANCIAL DATA OF
  NORTEL...................................      24
SELECTED HISTORICAL FINANCIAL DATA OF BAY
  NETWORKS.................................      25
SUMMARY UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL INFORMATION....................      26
SPECIAL MEETING............................      27
  Time, Place and Date.....................      27
  Purpose of the Special Meeting...........      27
  Vote Required............................      27
  Proxies..................................      27
  Solicitation of Proxies..................      28
THE MERGER.................................      29
  Description of the Merger................      29
  Background of the Merger.................      29
  Recommendation of the Bay Networks Board;
    Reasons of Bay Networks for the
    Merger.................................      32
  Opinion of Financial Advisor to Bay
    Networks...............................      34
  Reasons of Nortel for the Merger.........      38
  The Effective Time.......................      40
  Exchange of Certificates for Nortel
    Common Stock...........................      40
  Representations and Warranties...........      41
  Conduct of Business Prior to the Merger
    and Other Covenants....................      42























                                               PAGE
                                               ----
  Acquisition Proposals....................      46
  Conditions to the Merger.................      47
  Termination of the Merger Agreement......      47
  Waiver and Amendment.....................      48
  Certain U.S. Federal Income Tax
    Consequences of the Merger.............      48
  U.S. and Canadian Tax Considerations
    Relating to Holding Nortel Common
    Stock..................................      50
  Treatment of Bay Networks Stock
    Options................................      52
  Interests of Certain Persons in the
    Merger.................................      52
  Option Agreement.........................      54
  Expenses and Termination Fee.............      56
  Accounting Treatment.....................      57
  Regulatory Approvals.....................      57
  Certain Litigation.......................      58
  Stock Exchange Listing of Nortel Common
    Stock..................................      59
  Resale of Nortel Common Stock............      59
  No Appraisal Rights......................      60
MANAGEMENT AND OPERATIONS AFTER THE
  MERGER...................................      61
MARKET PRICES AND DIVIDENDS................      62
  Bay Networks.............................      62
  Nortel...................................      63
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
  INFORMATION OF NORTHERN TELECOM
  LIMITED..................................      64
BUSINESS OF BAY NETWORKS...................      74
BUSINESS OF NORTEL.........................      74
DESCRIPTION OF NORTEL SHARE CAPITAL........      75
  General..................................      75
  Common Shares............................      75
  Preferred Shares.........................      75
COMPARATIVE RIGHTS OF HOLDERS OF BAY
  NETWORKS COMMON STOCK AND NORTEL COMMON
  STOCK....................................      79
  Vote on Extraordinary Corporate
    Transactions...........................      79
  Dividends and Distributions..............      79
  Amendment to Charter.....................      80
  Amendment to By-laws.....................      80
  Interested Shareholder Transactions......      80
  Dissent and Appraisal Rights.............      81
  Director Qualifications..................      82
  Election of Directors....................      82
  Removal of Directors.....................      82
  Vacancy on Board of Directors............      82
  Director and Officer Indemnification.....      82
  Director Exculpation.....................      83
  Special Meeting of Shareholders..........      83
  Quorum Requirements......................      83
  Rights Agreement.........................      84
  Inspection of Books and Records..........      84
OWNERSHIP OF BAY NETWORKS CAPITAL STOCK....      84
LEGAL OPINIONS.............................      86
EXPERTS....................................      86
APPENDIX A -- MERGER AGREEMENT.............     A-1
APPENDIX B -- OPTION AGREEMENT.............     B-1
APPENDIX C -- OPINION OF MORGAN STANLEY &
  CO. INCORPORATED.........................     C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions. These questions and answers do not address all questions that may be pertinent to Bay Networks stockholders and other prospective investors. Please refer to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices and the documents referred to or incorporated by reference.

Q1:   WHO IS NORTEL?
A: Nortel is a leading global supplier of telecommunications equipment products. Nortel works with customers in more than 150 countries and territories to design, build and integrate their communications products and advanced digital networks. Customers include public and private institutions; Internet service providers; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; and utilities. Nortel had 1997 revenues of $15.5 billion and has approximately 73,000 employees worldwide.

      For more details on Nortel's business, see "BUSINESS OF NORTEL".

Q2:   WHY IS BAY NETWORKS PROPOSING THE MERGER?
A: The voice and data markets are rapidly converging. The Merger will create a company that has the capability to provide IP-optimized networks and more comprehensive products, service and support to customers across both the Internet and the public communications networks and facilitate the convergence of voice, video and data worldwide.

Q3:   WHO WILL MANAGE NORTEL AND BAY NETWORKS AFTER THE MERGER?
A: After the Merger, Bay Networks will operate as a wholly-owned subsidiary of Nortel. John Roth, currently President and Chief Executive Officer of Nortel, will remain Chief Executive Officer of Nortel. Dave House, currently Chairman, Chief Executive Officer and President of Bay Networks, will become the President of Nortel and be appointed to the Nortel Board of Directors (the "Nortel Board"). In addition, the senior executive management team of Bay Networks has agreed to remain after the Merger. Bay Networks will act as the focal point for Nortel's current and future data networking business under the direction of Mr. House.

Q4: WHAT WILL BAY NETWORKS STOCKHOLDERS RECEIVE FOR THEIR BAY NETWORKS COMMON STOCK?
A: Bay Networks stockholders will receive 0.60 of a share of Nortel Common Stock in exchange for each of their shares of Bay Networks Common Stock. Nortel will not issue fractional shares in the Merger. As a result, the total number of shares of Nortel Common Stock each Bay Networks stockholder will receive in the Merger will be rounded down to the nearest whole number. The value of any remaining fraction of a share will be paid in cash.

Q5:   WHAT DO I NEED TO DO NOW?
A: After carefully reading and considering the information contained in this Proxy Statement/Prospectus, please vote your shares by any one of the methods described in your voting materials, so that your shares may be represented at the Bay Networks Special Meeting. Your voting materials contain detailed information on how to vote by mail, telephone or
      Internet. The Bay Networks Special Meeting will take place at       on
                , 1998 at           .

Q6:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A: No. After the Merger is completed, Nortel will send Bay Networks stockholders written instructions for exchanging their share certificates.

Q7: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?
A: No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q8: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD OR VOTED ELECTRONICALLY OR BY TELEPHONE?
A: Yes. You can change your vote at any time before your proxy is voted at the Bay Networks Special Meeting. The instructions contained in your voting materials describe how to vote by mail, telephone or Internet. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q9:   DO I NEED TO ATTEND THE BAY NETWORKS SPECIAL MEETING IN PERSON?
A: No. It is not necessary for you to attend the Bay Networks Special Meeting in order to vote your shares, although you are welcome to attend.

Q10: WILL THE NUMBER OF SHARES OF NORTEL COMMON STOCK THAT I RECEIVE CHANGE IF THE PRICE OF SHARES OF NORTEL COMMON STOCK CHANGES?
A: No. The number of shares of Nortel Common Stock you will receive for each share of Bay Networks Common Stock is fixed at 0.60. Consequently, the market value of the shares of Nortel Common Stock to be received by Bay Networks stockholders in the Merger may be less or more than the current market value of the comparable number of shares of Nortel Common Stock. For a discussion of certain other risks, see page 15.

Q11:  WILL BAY NETWORKS STOCKHOLDERS HAVE APPRAISAL RIGHTS?
A: Under Delaware law, Bay Networks stockholders will not have appraisal rights.

Q12:  ARE SHARES OF NORTEL COMMON STOCK TRADED ON THE NEW YORK STOCK EXCHANGE?
A: Yes. Nortel Common Stock is traded on the NYSE under the symbol "NT", on the Canadian Stock Exchanges under the symbol "NTL" and on the London Stock Exchange.

Q13: DOES NORTEL PAY DIVIDENDS ON ITS SHARES OF NORTEL COMMON STOCK? WILL THAT CONTINUE?
A: Currently the holders of shares of Nortel Common Stock receive quarterly dividends and, although Nortel intends to continue to pay quarterly cash dividends on the Nortel Common Stock, there can be no assurance that Nortel's dividend policy will remain unchanged after completion of the Merger. Holders of shares of Nortel Common Stock are entitled to receive dividends if such dividends are declared by the Nortel Board. For further information on dividends on shares of Nortel Common Stock, see page 79.

Q14:  WHEN WILL THE MERGER BE COMPLETED?
A: Bay Networks and Nortel are working towards completing the Merger by the end of September 1998. However, it is possible that delays in obtaining regulatory approvals could require that the Merger be completed at a later time.

Q15:  WHAT ARE THE TAX CONSEQUENCES TO BAY NETWORKS STOCKHOLDERS OF THE MERGER?
A: No gain or loss will be realized on the exchange of shares of Bay Networks Common Stock for shares of Nortel Common Stock for U.S. federal income tax purposes. But any cash received for fractional share interests of Nortel Common Stock in the Merger will be taxed at capital gains rates. To review the tax consequences to Bay Networks stockholders in detail, see page 48.

Q16: WHAT WILL BAY NETWORKS STOCKHOLDERS' TAX BASIS BE IN THE NORTEL COMMON STOCK THEY RECEIVE IN THE MERGER?
A: Your tax basis in the total amount of your Nortel Common Stock will equal your current tax basis in your Bay Networks Common Stock reduced by the amount of basis allocable to any fractional share for which you receive a cash payment.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the Merger after reading this Proxy Statement/Prospectus, you should contact:

        Bay Networks, Inc.
        4401 Great America Parkway MS SC2-03
        Santa Clara, CA 95054
        Attn: Investor Relations
        Telephone: (408) 495-5091
        E-mail: investor@baynetworks.com

                             AVAILABLE INFORMATION

     Bay Networks and Nortel are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Bay Networks and Nortel with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information related to Bay Networks are also available from the Commission over the Internet at http://www.sec.gov. The Bay Networks Common Stock is listed on the NYSE. The periodic reports, proxy statements and other information filed by Bay Networks with the Commission may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Nortel Common Stock is listed on the NYSE, the Canadian Stock Exchanges and the London Stock Exchange. Reports (including proxy statements filed as exhibits to reports) and other information concerning Nortel may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") filed with the Commission by Nortel, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Nortel Common Stock offered hereby. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which reference is hereby made for further information with respect to Bay Networks and Nortel and the Nortel Common Stock offered hereby. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by Bay Networks are incorporated herein by reference: (a) Bay Networks' Annual Report on Form 10-K for the year ended June 30, 1997 (the "1997 Bay Networks 10-K"); (b) Bay Networks' Quarterly Reports on Form 10-Q for the quarters ended September 27, 1997, December 27, 1997 and March 28, 1998; (c) Bay Networks' Current Report on Form 8-K filed on June 18, 1998; (d) the description of Bay Networks' capital stock contained in its Form 8-A filed on February 21, 1996; and (e) the description of Bay Networks' Preferred Stock Purchase Rights attached to each share of Bay Networks Common Stock contained in Bay Networks' Form 8-A filed on February 21, 1996, as amended by Amendment No. 1 on Form 8-A/A filed on June 29, 1998.

     The following documents filed with the Commission by Nortel are incorporated herein by reference: (a) Nortel's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Nortel 10-K"); (b) Nortel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (c) Nortel's Current Reports on Form 8-K, dated January 9, 1998, June 15, 1998, and June 18, 1998; (d) the description of the shares of Nortel Common Stock contained in Nortel's Form 8-A dated October 8, 1975, as amended by Nortel's Form 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25, 1985, and July 15, 1987, and as amended by Nortel's Form 8-A/A dated May 8, 1998; and (e) Nortel's Proxy Circular and Proxy Statement dated February 27, 1998 filed as
Exhibit 99 to the 1997 Nortel 10-K.

     All documents filed by either Bay Networks or Nortel pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the time at which the Special Meeting has been finally adjourned shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO BAY NETWORKS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO BAY NETWORKS, INC., 4401 GREAT AMERICA PARKWAY, MS SC4-03 SANTA CLARA, CALIFORNIA, 95054, ATTENTION: CORPORATE SECRETARY. TELEPHONE REQUESTS MAY BE DIRECTED TO (408) 495-5091. THE DOCUMENTS RELATING TO NORTEL (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO NORTHERN TELECOM LIMITED, 8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA, L6T 5P6, ATTENTION: CORPORATE SECRETARY. TELEPHONE REQUESTS MAY BE DIRECTED TO (905) 863-0000. BAY NETWORKS OR NORTEL, AS THE CASE MAY BE, WILL SEND THE REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF THE RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS BEFORE THE SPECIAL MEETING DATE. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.
                          ---------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BAY NETWORKS OR NORTEL. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF BAY NETWORKS OR NORTEL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. BAY NETWORKS HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO BAY NETWORKS, AND NORTEL HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO NORTEL.

     THIS PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALES OF SHARES OF NORTEL COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY STOCKHOLDERS OF BAY NETWORKS UPON THE CONSUMMATION OF THE MERGER OR UPON EXERCISE OF THE BAY NETWORKS STOCK OPTIONS ASSUMED BY NORTEL BY REASON OF THE MERGER WHO, AT THE TIME OF THE SPECIAL MEETING, ARE DEEMED TO BE "AFFILIATES" OF BAY NETWORKS OR NORTEL. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

     Nortel is a Canadian corporation. A substantial portion of Nortel's assets is located in Canada and a majority of its directors and officers, and the experts named herein, are residents of Canada. As a result, it may be difficult to effect service within the United States of America upon Nortel or upon such directors, officers and experts. Execution by United States courts of any judgment obtained against Nortel or any such person in United States courts would be limited to the assets of Nortel or such person in the United States. N.J. DeRoma, Senior Vice-President and General Counsel of Nortel, has advised Nortel that there is doubt as to the enforceability in Canada of United States judgments or of liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States. The agent for service of process in the United States for Nortel is Bank of Montreal Trust Company, 88 Pine Street, 19(th) Floor, New York, New York, 10005.

     All references to "$" in this Proxy Statement/Prospectus are to U.S. dollars unless otherwise specified. All references to "Cdn$" or "C$" are to Canadian dollars.

     "Nortel", the Nortel logo and "Passport" are trademarks of Nortel and "Micom" is a trademark of Micom Communications Corp.

     "Bay Networks" is a registered trademark and "Bay Networks -- Where Information Flows" and the Bay Networks logo are trademarks of Bay Networks, Inc.

                                    SUMMARY

     The information below is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the accompanying Appendices and the documents incorporated by reference in this Proxy Statement/Prospectus.

GENERAL

     This Proxy Statement/Prospectus, the notice of the Special Meeting to be
held on           , 1998, and the forms of proxy solicited in connection
therewith are first being mailed to Bay Networks stockholders on or about
          , 1998.

     At the Special Meeting, Bay Networks stockholders will consider and vote on a proposal to adopt the Merger Agreement pursuant to which, among other things,
(i) Sub will merge with and into Bay Networks, which will be the Surviving Corporation, and will be a wholly-owned subsidiary of Nortel, (ii) each outstanding share (other than shares held by Bay Networks or any wholly-owned subsidiary of Bay Networks or owned by Nortel or any subsidiary of Nortel) of Bay Networks Common Stock will be converted into the right to receive 0.60 of a share of Nortel Common Stock with cash being paid in lieu of fractional shares, and (iii) each Bay Networks Stock Option, which is outstanding and unexercised immediately prior to the Effective Time, will cease to represent a right to acquire shares of Bay Networks Common Stock and will be converted automatically, based on the Exchange Ratio, into an option to purchase shares of Nortel Common Stock. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

THE COMPANIES

     Nortel. Nortel is a leading global supplier of telecommunications equipment products. Nortel is involved in the research, design, development, manufacture, marketing, sale, financing, installation, servicing and support of Carrier Networks (comprised of public carrier networks, wireless networks and broadband networks); Enterprise Networks (comprised of enterprise networks and enterprise data networks); and Other Products and Services. Nortel works with customers worldwide to design, build and integrate their communications products and advanced digital networks. Customers include public and private institutions; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; Internet service providers; and utilities. Nortel has operations in Canada, the United States, Europe, the Caribbean and the Latin American and the Asia Pacific regions. As of March 31, 1998, Nortel employed approximately 73,000 people worldwide.

     At December 31, 1997, BCE Inc. ("BCE") owned 51.7% of the outstanding shares of Nortel Common Stock; the remaining 48.3% of the outstanding shares of Nortel Common Stock were widely held by other shareholders. After giving effect to the Merger (but not to the exercise of the converted Bay Networks Stock Options), BCE will own approximately 41% of the outstanding shares of Nortel Common Stock. The Nortel Board is currently comprised of thirteen persons; two are senior executives and directors of BCE and a third is a director of both Nortel and BCE.

     Nortel is a corporation constituted under the Canada Business Corporations Act (the "CBCA"). The principal executive offices of Nortel are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6 (telephone number
(905) 863-0000).

     For further information concerning Nortel, see "COMPARATIVE UNAUDITED PER SHARE DATA", "SELECTED HISTORICAL FINANCIAL DATA OF NORTEL", "SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION", "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF NORTHERN TELECOM
LIMITED" and "BUSINESS OF NORTEL" herein and the Nortel documents incorporated by reference herein as described under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

     Bay Networks. Bay Networks is a leading worldwide provider of internetworking solutions, linking people to critical information resources at the desktop, across corporate enterprise networks and over the public Internet. Bay Networks' products and technologies provide solutions that transition today's complex networks to the IP-optimized networks of tomorrow. Bay Networks' products -- including switches, routers, hubs, remote and Internet access solutions, IP services and network management applications -- meet the connectivity needs of corporate enterprises and Internet and telecommunications service providers. At the close of Bay Networks' fiscal year 1997, Bay Networks employed more than 5,900 people and operated in 90 countries around the world.

     Bay Networks' headquarters are located at 4401 Great America Parkway, Santa Clara, California 95054, and Bay Networks' telephone number is (408) 988-2400.

     For further information concerning Bay Networks, see "COMPARATIVE UNAUDITED PER SHARE DATA", "SELECTED HISTORICAL FINANCIAL DATA OF BAY NETWORKS", "SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION" "UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION OF NORTHERN TELECOM LIMITED" and "BUSINESS OF BAY NETWORKS", herein and the Bay Networks documents incorporated by reference herein as described under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

SPECIAL MEETING OF BAY NETWORKS STOCKHOLDERS AND VOTE REQUIRED

Time, Place and Date

     The Special Meeting will be held at           on           ,      , 1998 at
     .

Purpose of the Special Meeting

     At the Special Meeting, Bay Networks stockholders will consider and vote upon a proposal (the "Merger Proposal") to adopt the Merger Agreement. Bay Networks stockholders may also consider and vote upon matters incident to the conduct of the Special Meeting. See "SPECIAL MEETING--Purpose of the Special Meeting".

Vote Required

     Adoption of the Merger Agreement by the Bay Networks stockholders requires the affirmative vote of a majority of the outstanding shares of Bay Networks Common Stock. Abstentions and broker non-votes will have the same effect as a vote against the Merger Proposal.

     Bay Networks stockholders are entitled to one vote per share. Only Bay
Networks stockholders at the close of business on           , 1998 (the "Record
Date") will be entitled to notice of, and to vote at, the Special Meeting. See "SPECIAL MEETING--Vote Required".

     As of the Record Date, directors and executive officers of Bay Networks and their affiliates as a group had the right to vote an aggregate of shares of Bay Networks Common Stock at the Special Meeting, representing
approximately    % of the shares of Bay Networks Common Stock outstanding on such date. All such directors, executive officers and affiliates have indicated that they intend to vote all such shares held by them in favor of the adoption of the Merger Agreement.

THE MERGER

     In the Merger, subject to the terms and conditions of the Merger Agreement, Sub will merge with and into Bay Networks, which will be the Surviving Corporation and a wholly-owned subsidiary of Nortel. Pursuant to the Merger, each outstanding share of Bay Networks Common Stock will be converted into the right to receive 0.60 of a share of Nortel Common Stock. No fractional shares of Nortel Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Bay Networks stockholder would be entitled, upon consummation of the Merger. The cash payment for a fractional share will be calculated by multiplying such fraction by the average of the last reported sale prices of Nortel Common Stock, as reported by the NYSE Composite Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the five NYSE trading days immediately preceding the day on which the Effective Time occurs (the "Effective Date"). Each outstanding share of Sub Common Stock will be converted into one share of preferred stock, $0.01 par value, of the Surviving Corporation. At the Effective Time, the Surviving Corporation shall issue to Nortel a number of newly issued, fully-paid and non-assessable shares of common stock, $0.01 par value per share, of the Surviving Corporation, which number shall be equal to the number of shares of Bay Networks Common Stock outstanding immediately prior to the Effective Time.

     Upon consummation of the Merger, each option to purchase shares of Bay Networks Common Stock issued by Bay Networks pursuant to any of its employee or director stock option programs (each, a "Bay Networks Stock Option") that is outstanding and unexercised immediately prior to the Effective Time will be converted automatically into an option to purchase shares of Nortel Common Stock. The number of shares of Nortel Common Stock purchaseable upon the exercise of each such Bay Networks Stock Option will generally be equal to the number of shares of Bay Networks Common Stock underlying the Bay Networks Stock Option multiplied by the Exchange Ratio. Upon exercise of a Bay Networks Stock Option, a cash payment shall be made in lieu of any fractional shares of Nortel Common Stock based upon the last sale price per share of Nortel Common Stock on the trading day immediately preceding the date of exercise. The exercise price per share of Nortel Common Stock under each such Bay Networks Stock Option will be adjusted by dividing the per share exercise price of each such Bay Networks Stock Option by the Exchange Ratio and rounding down to the nearest cent. See "THE MERGER -- Treatment of Bay Networks Stock Options".

RECOMMENDATION OF BAY NETWORKS BOARD OF DIRECTORS

     The Bay Networks Board has unanimously approved the Merger Agreement and recommends that Bay Networks stockholders vote "FOR" the Merger Proposal. Such recommendation is based on a number of factors described herein. See "THE MERGER -- Recommendation of the Bay Networks Board of Directors; Reasons of Bay Networks for the Merger".

OPINION OF FINANCIAL ADVISOR TO BAY NETWORKS

     In deciding to approve the Merger Agreement, the Bay Networks Board considered the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley") as to the fairness, from a financial point of view, of the Exchange Ratio to Bay Networks stockholders. At the meeting of the Bay Networks Board on June 14, 1998, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date, based upon various considerations set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Bay Networks stockholders. See "THE MERGER -- Opinion of Financial Advisor to Bay Networks".

EFFECTIVE TIME OF THE MERGER

     Subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, the parties will cause the Effective Time to occur on (i) the third business day to occur after the last of certain of the conditions to the consummation of the Merger have been satisfied or waived, or (ii) such other date to which the parties may agree in writing.

CONDITIONS TO THE MERGER

     The obligations of Nortel, Bay Networks and Sub to complete the Merger are subject to the satisfaction of a number of conditions, including among others, the adoption of the Merger Agreement by the vote of the holders of a majority of the outstanding shares of Bay Networks Common Stock represented in person or by proxy at the Special Meeting, the approval of appropriate regulatory agencies, the absence of any injunction prohibiting the Merger, and the shares of Nortel Common Stock issuable pursuant to the Merger Agreement being approved for listing on the NYSE and the Canadian Stock Exchanges. See "THE MERGER -- Conditions to the Merger".

WAIVER; AMENDMENT; TERMINATION

     Prior to the Effective Time, the Merger Agreement permits any provision thereof to be (i) waived by the party benefited by the provision or (ii) amended or modified by an agreement in writing between Nortel, Bay Networks and Sub approved by their respective Boards of Directors; provided that after the Special Meeting, the Merger Agreement may not be amended if such amendment requires the approval of the Bay Networks stockholders under law or the rules of the NYSE.

     The Merger Agreement may be terminated and the Merger abandoned (i) by the mutual consent of Nortel and Bay Networks; (ii) by either Nortel or Bay Networks, if the other party breaches its representations and warranties in the Merger Agreement (subject to a standard of materiality set forth in the Merger Agreement), which breach has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; (iii) by either Nortel or Bay Networks in the event that the Merger is not consummated by December 31, 1998 (or, in the event that an approval of a Governmental Authority (as defined in the Merger Agreement) required to be obtained for the consummation of the Merger has not been obtained, by March 31, 1999), except to the extent that the failure of the Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement; (iv) by either Nortel or Bay Networks, in the event that
(a) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action or (b) any required approval of a Governmental Authority contains any conditions, restrictions or requirements which would reasonably be expected to have a material adverse effect on Nortel and its subsidiaries taken as a whole or require Nortel to take any action that it is not required to take under the Merger Agreement (as described under "THE MERGER -- Regulatory Approvals") or (c) any required stockholder approval is not obtained at the Special Meeting; (v) by Nortel, if the Bay Networks Board withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement at any time prior to the Special Meeting; or (vi) by Bay Networks at any time prior to the Special Meeting, upon three business days' prior notice to Nortel, if the Bay Networks Board approves a Superior Proposal (as defined under "THE MERGER -- Acquisition Proposals") after Bay Networks complies with certain notice and negotiation obligations to Nortel. See "THE MERGER -- Termination of the Merger Agreement".

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The obligations of Bay Networks, Nortel and Sub to consummate the Merger are conditioned on, among other things, the receipt of opinions of Simpson Thacher & Bartlett ("Simpson Thacher") and Cleary, Gottlieb, Steen & Hamilton ("Cleary Gottlieb"), U.S. tax counsel to Bay Networks and Nortel, respectively, based on certain representations and assumptions set forth therein, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that accordingly:
(i) no gain or loss will be recognized by Bay Networks, Sub or Nortel as a result of the Merger, (ii) no gain or loss will be recognized by Bay Networks stockholders upon the exchange of shares of Bay Networks Common Stock for Nortel Common Stock in the Merger (except with respect to cash received in lieu of a fractional share interest in Nortel Common Stock, which gain or loss will be capital gain or loss), and (iii) the tax basis of the shares of Nortel Common Stock received by shareholders who exchange shares of Bay Networks Common Stock solely for shares of Nortel Common Stock will be the same as the basis of the shares of Bay Networks Common Stock surrendered in exchange therefor reduced by the tax basis allocable to fractional shares for which cash is received. Neither of the opinions will apply to Bay Networks stockholders who will own 5% or more of the outstanding shares of Nortel Common Stock, measured by vote or value, (either directly or indirectly through attribution rules) immediately after the Merger. EACH BAY NETWORKS STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED ON SUCH STOCKHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "THE MERGER -- Certain U.S. Federal Income Tax Consequences of the Merger".

U.S. AND CANADIAN TAX CONSIDERATIONS RELATING TO HOLDING NORTEL COMMON STOCK

     Because Nortel is a Canadian corporation, holders of Nortel Common Stock will be subject to Canadian tax laws and to certain U.S. tax rules that do not apply to Bay Networks Common Stock. Specifically, investors should be aware that income received in respect of Nortel Common Stock could be subject to Canadian withholding tax. For a discussion of U.S. and Canadian tax considerations relating to an investment in Nortel Common Stock, see "THE MERGER -- U.S. and Canadian Tax Considerations Relating to Holding Nortel Common Stock".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Bay Networks Board, Bay Networks stockholders should be aware that certain members of Bay Networks' management and the Bay Networks Board may have interests in the Merger that are different from, or in addition to, the interests of the Bay Networks stockholders generally, and that may create potential conflicts of interest. Directors, officers and employees of Bay Networks have certain rights with respect to Bay Networks Stock Options, severance provisions under existing employment contracts, indemnification and liability insurance in connection with the Merger. In addition, David L. House, Chairman of the Board, President and Chief Executive Officer of Bay Networks, will become President of Nortel and be appointed to the Nortel Board on completion of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger".

OPTION AGREEMENT

     As a condition to Nortel's execution of the Merger Agreement, Bay Networks entered into a stock option agreement dated as of June 15, 1998 (the "Option Agreement"), with Nortel. The Option Agreement is attached hereto as Appendix B and is incorporated herein by reference.

     Pursuant to the Option Agreement, Bay Networks granted Nortel an option (the "Option"), which permits Nortel to purchase a number of shares of Bay Networks Common Stock not to exceed 14.9% of the number of shares of Bay Networks Common Stock issued and outstanding at the time of exercise of the Option for a purchase price of $33.29 per share, subject to adjustment under specified circumstances.

     The Option will become exercisable in whole or in part if a "Triggering Event", defined as any event that gives rise to a Termination Fee (as hereinafter defined) as described under "THE MERGER -- Expenses and Termination Fee", occurs prior to the occurrence of an Exercise Termination Event, as described under "THE MERGER -- Option Agreement". The Option Agreement also provides that at any time after the occurrence of a Triggering Event, upon request, Bay Networks shall be obligated to repurchase the Option and all or any part of the shares of Bay Networks Common Stock received by Nortel upon the full or partial exercise of the Option by Nortel. The maximum profit realizable by Nortel under the Option Agreement is $275 million less the amount of any Termination Fee paid to Nortel under the Merger Agreement.

     Arrangements such as the Option Agreement and the Termination Fee are entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee of the option or the recipient of the Termination Fee (in this case, Nortel) for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions that are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer of the option or the payor of the Termination Fee (in this case, Bay Networks) by a third party. The Option Agreement was entered into and the Termination Fee was agreed to accomplish these objectives. The Option Agreement may have the effect of discouraging offers by third parties to acquire Bay Networks prior to the Merger, even if such persons were prepared to offer to pay consideration to Bay Networks stockholders which has a higher current market price than the shares of Nortel Common Stock to be received by such stockholders pursuant to the Merger Agreement.

     To the best knowledge of Nortel and Bay Networks, no Triggering Event has occurred as of the date of this Proxy Statement/Prospectus.

EXPENSES AND TERMINATION FEE

     In the event of termination of the Merger Agreement in certain circumstances Bay Networks has agreed to pay Nortel a termination fee of $275 million (the "Termination Fee"). Except for the Termination Fee, each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby, except that printing and mailing expenses and Commission registration and filing fees will be shared equally between Bay Networks and Nortel. See "THE MERGER -- Expenses and Termination Fee".

ACCOUNTING TREATMENT

     Nortel's financial statements are prepared in accordance with Canadian GAAP and reconciled with United States generally accepted accounting principles ("U.S. GAAP"). The Merger will be accounted for under the purchase method of accounting in accordance with Canadian GAAP, whereby the consideration to be paid in the Merger will be allocated based on the estimated fair values of the assets acquired and the liabilities assumed at the Effective Date.

REGULATORY APPROVALS

     The consummation of the Merger is subject to the making of certain regulatory filings, the expiration of certain regulatory waiting periods and/or the receipt of certain regulatory approvals including (i) the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, (ii) Regulation No. 4064/89 of the Council of the European Union (the "Council"), which provides that transactions meeting certain turnover thresholds must be notified to the Commission of the European Community (the "EC Commission") with the information and materials specified in Council Regulation No. 4064/89, and may not be consummated until the requisite waiting period has expired or is terminated, and
(iii) the requirements of the Competition Act (Canada), and the rules and regulations thereunder. See "THE MERGER -- Regulatory Approvals". The required filings with respect to such regulatory approvals will be made shortly after the date of the initial filing of the Registration Statement, and prior to the mailing of this Proxy Statement/Prospectus in definitive form.

MARKETS AND MARKET PRICES

     Bay Networks Common Stock is listed on the NYSE under the symbol "BAY." Nortel Common Stock is listed on the NYSE under the symbol "NT", on the Canadian Stock Exchanges under the symbol "NTL" and on the London Stock Exchange.

     The following table sets forth the closing price per share of Nortel Common Stock and the closing price per share of Bay Networks Common Stock, as reported on the NYSE Composite Tape and the "equivalent per share price" (as explained below) of Bay Networks Common Stock as of June 12, 1998, the last trading day before Nortel and Bay Networks publicly announced the proposed Merger and on
              , 1998, the last trading day prior to the date of this Proxy Statement/Prospectus. The "equivalent per share price" of Bay Networks Common Stock as of each such date equals the closing price per share of Nortel Common Stock on such date multiplied by the Exchange Ratio.

                                                                  MARKET PRICES PER SHARE
                                                               ------------------------------
                                                                          BAY
                                                               NORTEL   NETWORKS   EQUIVALENT
                                                               COMMON    COMMON    PER SHARE
                                                               STOCK     STOCK       PRICE
                                                               ------   --------   ----------
June 12, 1998...............................................   $63.69    $28.31      $38.21
          , 1998............................................   $         $           $

     Bay Networks stockholders are urged to obtain current market quotations for Nortel Common Stock and Bay Networks Common Stock. Because the Exchange Ratio is fixed, a change in the market price of Nortel Common Stock before the consummation of the Merger would affect the market value as of the Effective

Time of the Nortel Common Stock to be received in the Merger in exchange for Bay Networks Common Stock. There can be no assurance as to the market price of Nortel Common Stock at any time before, on or after the Effective Date, or at any time following the exchange of shares of Bay Networks Common Stock for shares of Nortel Common Stock pursuant to the Merger.

COMPARATIVE RIGHTS OF STOCKHOLDERS

     Upon consummation of the Merger, the Bay Networks stockholders will become shareholders of Nortel. As Nortel is a Canadian corporation governed by the CBCA and Bay Networks is a Delaware corporation governed by the Delaware General Corporation Law (the "DGCL"), differences in the rights of Bay Networks stockholders and holders of Nortel Common Stock arise from differences between the CBCA and the DGCL and from differences between the Restated Certificate of Incorporation of Bay Networks (the "Bay Networks Certificate") and the Amended and Restated By-laws of Bay Networks (the "Bay Networks By-laws") on the one hand, and the Certificate and Articles of Amalgamation of Nortel, as amended by the Certificates and Articles of Amendment (the "Nortel Articles") and By-Law No. 1 of Nortel (the "Nortel By-laws") on the other. For a discussion of certain similarities and differences between the rights of Bay Networks stockholders and the rights of holders of Nortel Common Stock, see "COMPARATIVE RIGHTS OF HOLDERS OF BAY NETWORKS COMMON STOCK AND NORTEL COMMON STOCK".

NO APPRAISAL RIGHTS

     Under the DGCL, Bay Networks stockholders will have no appraisal rights in connection with the Merger.

RISK FACTORS

     For a discussion of risk factors related to the Merger and to Nortel, Bay Networks and the Combined Company, see "CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION; RISK FACTORS".

                        CAUTIONARY STATEMENT CONCERNING
                   FORWARD-LOOKING INFORMATION; RISK FACTORS

     CERTAIN MATTERS DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS (INCLUDING UNDER THE HEADINGS "THE MERGER -- RECOMMENDATION OF THE BAY NETWORKS BOARD; REASONS OF BAY NETWORKS FOR THE MERGER"; "THE MERGER -- REASONS OF NORTEL FOR THE MERGER"; "MANAGEMENT AND OPERATIONS AFTER THE MERGER; AND "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF NORTHERN TELECOM LIMITED") ARE OR MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS PROXY STATEMENT/PROSPECTUS CONTAINS (OR INCORPORATES BY REFERENCE) CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF EACH OF NORTEL AND BAY NETWORKS FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS BASED ON CURRENT EXPECTATIONS AND PROJECTIONS ABOUT THE INDUSTRIES IN WHICH BAY NETWORKS AND NORTEL OPERATE AND BELIEFS AND ASSUMPTIONS OF THEIR MANAGEMENT. FORWARD-LOOKING STATEMENTS INCLUDE (1) FINANCIAL PROJECTIONS AND ESTIMATES (INCLUDING PROJECTIONS OF REVENUES, GROSS MARGINS, EXPENSES, INCOME OR LOSS, EARNINGS OR LOSS PER SHARE, THE PAYMENT OR NON-PAYMENT OF DIVIDENDS, CAPITAL STRUCTURE AND OTHER FINANCIAL ITEMS); (2) STATEMENTS REGARDING PLANS, OBJECTIVES AND EXPECTATIONS OF NORTEL AND BAY NETWORKS (OR THEIR RESPECTIVE MANAGEMENT OR BOARDS OF DIRECTORS) WITH RESPECT TO FUTURE OPERATIONS, PRODUCTS OR SERVICES; (3) STATEMENTS REGARDING FUTURE ECONOMIC PERFORMANCE; (4) STATEMENTS RELATING TO THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS, ESTIMATES, PLANS, OBJECTIVES, EXPECTATIONS AND PERFORMANCE; AND (5) STATEMENTS RELATING TO THE ESTIMATED SIZE AND GROWTH OF RELEVANT MARKETS. WORDS SUCH AS "COULD", "EXPECTS", "MAY", "ANTICIPATES", "INTENDS", "PLANS", "BELIEVES", "SEEKS", "ESTIMATES", OR THE NEGATIVE THEREOF OR VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS WHICH ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECASTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING RISK FACTORS. THESE RISK FACTORS SHOULD BE CONSIDERED BY HOLDERS OF BAY NETWORKS COMMON STOCK IN EVALUATING WHETHER TO ADOPT THE MERGER AGREEMENT AND THEREBY BECOME SHAREHOLDERS OF NORTEL. THESE RISK FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. NEITHER NORTEL NOR BAY NETWORKS UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

RISKS RELATING TO THE MERGER

     Integration of Operations and Technologies. The success of the Merger depends in substantial part on the ability of Nortel and Bay Networks to integrate their respective operations in an efficient and effective manner. Nortel and Bay Networks intend to continue the existing operations of each company with ongoing active participation by executives from both companies under the leadership of John A. Roth, Nortel's Chief Executive Officer. Although extensive changes in management, sales channels or product development efforts are not planned, the two companies nevertheless will be required, among other things, to integrate elements of their respective product offerings and management information systems and to coordinate their sales and marketing and research and development efforts. In addition, Nortel and Bay Networks have a large number of employees in widely dispersed operations which may increase the difficulty of integrating their operations. The integration of Bay Networks and Nortel will require the dedication of management resources which may temporarily distract attention from the day-to-day business of Nortel after the Merger is completed (the "Combined Company"). There can be no assurance that such integration will be accomplished smoothly or successfully. The inability of management to successfully integrate the operations of the two companies could have a material adverse effect on the business, results of operations and financial condition of the Combined Company, including, without limitation, product development cycles and marketing efforts. In addition, as commonly occurs with mergers of technology companies, during the pre-merger and integration phases, competitors of Nortel and Bay Networks may undertake initiatives to attract customers and to recruit key employees through various incentives which could have a material adverse effect on the business, results of operations and financial condition of Bay Networks, Nortel or the Combined Company.

     Nortel, Bay Networks or the Combined Company may acquire additional businesses, products or technologies in the future. Achieving the anticipated benefits of future acquisition transactions will depend in part upon whether the integration of the acquired companies' businesses with Nortel's, Bay Networks' or the Combined Company's business is accomplished in an efficient and effective manner, of which there can be no assurance. The combination of Nortel, Bay Networks or the Combined Company with such acquired companies will require, among other things, integration of the companies' respective products, technologies, management information systems, distribution channels and key personnel and coordination of their research and development, sales and marketing and financial reporting efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. If significant difficulties are encountered in the integration of the existing product lines and technology, resources could be diverted from the new product development, and delays in new product introductions could occur.

     The integration of product lines could also cause confusion or dissatisfaction among existing customers of Nortel, Bay Networks, the Combined Company or the acquired companies. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations with distinct cultures. The integration of certain operations following an acquisition will require the dedication of management and other personnel which may distract their attention from the day-to-day business of Nortel, Bay Networks and/or the Combined Company. Failure to accomplish successfully the integration of the operations of Nortel, Bay Networks or the Combined Company with the operations of the acquired companies could have a material adverse effect on Nortel's Bay Networks' or the Combined Company's business, financial condition or results of operations.

     In addition, Nortel's, Bay Networks' and the Combined Company's products must meet standards and receive regulatory and industry certification for connection to public telecommunications networks prior to their sale. Any future inability to obtain on a timely basis or retain certification or regulatory approvals could have a material adverse effect on the business, financial condition and results of operations of Nortel, Bay Networks or the Combined Company.

     Failure to Achieve Benefits. Each of Nortel and Bay Networks has entered into the Merger Agreement with the expectation that the Merger will result in increased revenues and other benefits. See "THE MERGER -- Reasons of Nortel for the Merger" and "THE MERGER -- Recommendation of the Bay Networks Board; Reasons of Bay Networks for the Merger." Achieving these anticipated benefits will depend on a number of factors including, without limitation, the successful integration of Nortel's and Bay Networks' operations, technological change, the impact of competitive forces and other general and industry-specific economic factors. Even if Nortel and Bay Networks are able to integrate their operations and economic conditions remain stable, there can be no assurance that the anticipated benefits will be achieved. The failure to achieve such benefits could have a material adverse effect on the business, results of operations and financial condition of the Combined Company.

     Customers. There can be no assurance that carriers, resellers and potential end users of Nortel and Bay Networks products will continue their current buying patterns without regard to the announced Merger. Certain customers may defer purchasing decisions as they evaluate the Combined Company's future product strategy and consider the product offerings of competitors. If substantial numbers of customers determine to defer such purchases, such deferrals could have a material adverse effect on the business, results of operations and financial condition of Nortel, Bay Networks and/or the Combined Company both in the near term and the longer term. In addition, by increasing the scope of the businesses of Bay Networks and Nortel the Merger may make it more difficult for the Combined Company to enter into relationships (including customer relationships) with strategic partners, some of whom may view the Combined Company as a more direct competitor than either Bay Networks or Nortel. Nortel has also made assumptions about prospective revenues from both current and future customers that would arise as a result of voice-data convergence and the focus on Internet Protocol ("IP"), data and optical networks by such customers. Given the technological uncertainty associated with the telecommunications and data networking businesses, the competitive environment, and general industry and economic uncertainty, there is no assurance that the Combined Company will achieve such revenues.

     Retention of Employees. The success of the Combined Company will depend in part upon the retention of key employees of Nortel and of Bay Networks. Competition for qualified personnel in the telecommunications/data networking industry is very intense, especially with respect to sales and engineering personnel. While each of Bay Networks and Nortel is engaged in ongoing efforts to retain key employees, it may be more difficult for the Combined Company to retain such employees after the Merger. In particular, the Combined Company will need to successfully continue such retention efforts, including through fixed compensation, options and other incentive compensation, and benefits packages that are competitive, and remain competitive, with the value of similar packages offered by others in the industry. If key personnel were to leave Bay Networks, Nortel or the Combined Company, their businesses, results of operations and financial conditions could be adversely affected.

     Risks Associated with Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Bay Networks Common Stock will be converted into the right to receive 0.60 of a share of Nortel Common Stock. Because the Exchange Ratio is fixed, it will not increase or decrease due to fluctuations in the market price of Nortel Common Stock. The specific dollar value of the consideration to be received by Bay Networks stockholders in the Merger will depend on the market price of Nortel Common Stock at the Effective Time. In the event that the market price of Nortel Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of the Nortel Common Stock to be received by Bay Networks stockholders in the Merger would correspondingly decrease or increase. The market prices of Nortel Common Stock as of a recent date are set forth herein under "MARKET PRICES AND DIVIDENDS." Bay Networks stockholders are advised to obtain recent market quotations for Nortel Common Stock. No assurance can be given as to the market prices of Bay Networks Common Stock or Nortel Common Stock at any time before the Effective Time or as to the market price of Nortel Common Stock at any time thereafter.

     Purchase Method of Accounting. Canadian generally accepted accounting principles ("Canadian GAAP") require the purchase method of accounting to be used to account for the Merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. To the extent that this purchase price exceeds the fair value of the net tangible assets acquired at the Effective Time, Nortel will allocate the excess purchase price, based on independent expert valuation, to intangible assets which will include purchased in-process research and development ("IPR&D") and acquired technology, with the remainder to goodwill. While the amortization of these intangibles will have no effect on the Combined Company's cash operating earnings, such amortization will have a material adverse impact on the Combined Company's reported earnings per common share.

RISKS RELATED TO NORTEL, BAY NETWORKS AND THE COMBINED COMPANY

     General Risks. Nortel's, Bay Networks' and the Combined Company's future operating results may be affected by various trends and factors which must be successfully managed in order to achieve favorable operating results. In addition, there are trends and factors beyond Nortel's and Bay Networks' control which affect their current and combined operations. Such trends and factors include, but are not limited to, adverse changes in the conditions in the specific markets for Nortel's, Bay Networks' and the Combined Company's products, conditions in the broader market for telecommunications, data networking, computer and information access equipment and services, or conditions in the domestic or global economy generally; governmental regulation or intervention affecting communications or data networking; fluctuations in foreign exchange rates; and other factors, including those listed below.

     Nortel and Bay Networks participate in a highly volatile and rapidly growing industry which is characterized by vigorous competition for market share and rapid technological development carried out amidst uncertainty over adoption of industry standards and protection of intellectual property rights. These factors could result in aggressive pricing practices and growing competition both from start-up companies and from well-capitalized computer systems and communications companies. Nortel's, Bay Networks' and the Combined Company's ability to compete in this environment depends upon a number of competitive and market factors and is subject to the risks set forth in this Proxy Statement/Prospectus and other factors beyond the control of management.

     Rapid Technological Change. The markets for Nortel's and Bay Networks' products are characterized by rapidly changing technology. Nortel's, Bay Networks' and the Combined Company's success is expected to depend, in substantial part, on the timely and successful introduction of new products and upgrades of current products to comply with emerging industry standards and to address competing technological and product developments carried out by others. An unexpected change in one or more of the technologies affecting telecommunications, data networking or in market demand for products based on a particular technology could have a material adverse effect on the business, operating results and financial condition of Nortel, Bay Networks and/or the Combined Company if they fail to respond in a timely and effective manner to such changes. The Combined Company will be engaged in research and development activities in certain emerging areas of wireless-data applications, high-speed optical transport networks, various high speed wide area networks ("WAN") and access technologies and a wide range of local area networks ("LAN") technologies. As the industry standardizes on various technologies in these segments, there can be no assurance that the Combined Company will be able to respond promptly and cost-effectively to compete in the marketplace.

     Nortel has made various assumptions about the size, growth and importance of data traffic in the North American and global markets. Nortel also expects the growth of data traffic to have a significant impact on traditional voice networks and create market discontinuities which will drive the convergence of voice and data and give rise to the demand for IP-optimized networks. Given the dynamic and evolving nature of the telecommunication business and the technology involved, there can be no assurance as to the rate of such convergence. Consequently, there is no assurance that the market discontinuities and the resulting need for IP-optimized network equipment (discussed in "THE MERGER -- Reasons of Nortel for the Merger" and in "THE MERGER -- Recommendation of the Bay Networks Board; Reasons of Bay Networks for the Merger") will materialize. The failure of such conditions to materialize could have a material adverse effect on the business, results of operations and financial condition of the Combined Company.

     Nortel estimates that the global market for IP-optimized network equipment will grow from approximately $10 billion in 1997 to approximately $100 billion by 2002. In estimating this market size and growth, Nortel has relied on a variety of internal and external market size estimates for various segments of the telecommunications and data networking industries. Nortel has then used various assumptions to identify specific next generation market and product segments that may be addressed by IP-optimized networks in the future. There can be no assurance that the internal Nortel and external estimates on the market size for various product segments, relied on by Nortel in estimating this new market size, will continue to be valid. In addition, the assumptions used by Nortel to identify specific market and product segments that may be addressed by IP-optimized networks ultimately may not be appropriate. The dynamic nature of the global communications market, the evolving nature of technology and the risks identified in this section may result in such market size and growth being significantly different than current estimates. This could have a material adverse effect on the business, results of operations, and financial condition of the Combined Company.

     New Product Development and Timely Introduction of New and Enhanced Products. The markets for Nortel's and Bay Networks' products are, and the markets for the Combined Company's products will be, characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. Inherent in the product development process are a number of risks. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. The introduction of new or enhanced products also may require the Combined Company to manage the transition from older products in order to minimize disruption in customer ordering patterns, to avoid excessive levels of older product inventories and to ensure that adequate supplies of new products can be delivered to meet customer demand. In each product transition cycle, Nortel and Bay Networks face, and the Combined Company will face, the challenge of managing the inventory of its older products, including materials, work-in-process, and products held by resellers. There can be no assurance that the Combined Company will successfully develop, introduce or manage the transition of new products. Products may contain undetected or unresolved software or hardware errors when they are first introduced or as new versions are released. There can be no assurance that, despite extensive testing, software or hardware errors will not be found in new products or upgrades after commencement of commercial shipments of new or enhanced products. The inability of such products to gain market acceptance or problems associated with new product transitions could adversely affect the Combined Company's business and financial condition and results of operations, particularly on a quarterly basis.

     Proprietary Technologies and Intellectual Property Rights. Both Nortel and Bay Networks operate in industries in which the ability to compete is dependent on the development or acquisition of proprietary technology, which must be protected both to preserve the benefits of use of the companies' own technologies and to enable the companies to license technology from other parties on acceptable terms. Both companies attempt to protect their intellectual property rights through a combination of patents, copyrights, trademarks, trade secret laws, non-disclosure agreements and employee proprietary information and invention assignment agreements. There can be no assurance that the steps taken by Bay Networks, and Nortel have been, and by the Combined Company will be, sufficient to prevent misappropriation of their respective intellectual properties or that competitors will not independently develop technologies that are equivalent or superior to the technologies of Nortel and Bay Networks.

     Each of Nortel and Bay Networks must from time to time, and the Combined Company may in the future, negotiate licenses with third parties with respect to third-party proprietary technologies that are required for implementation of certain networking and communication protocols and standards. In most instances the owners of intellectual property rights covering technologies required for official standards have been undertaken to license such rights on fair, reasonable and non-discriminatory terms. As a general rule, Nortel and Bay Networks have no reason to believe that these other parties will fail to honor such undertakings, and anticipate that they will enter into such licenses on reasonable terms. However, there is still the potential for disputes and litigation even where a third party has undertaken to make licenses generally available.

     Because of the increasing number of patents in the telecommunications, networking, computer and data communications fields and the rapid rate of issuance of new patents, it may not always be possible to determine in advance whether a product or any of its components infringes patent rights of others. In the event of infringement, Nortel and Bay Networks believe that they could redesign the affected products at reasonable costs so as not to infringe or that necessary licenses or rights under such patents could be obtained on terms that would not have a material adverse effect on the business, results of operations and financial condition of the Combined Company. However, there can be no assurance that such redesign could be effected or such licenses obtained, or that material delays would not be encountered.

     In addition, many of Nortel's and Bay Networks' products are designed to include software or other intellectual property licensed from third parties. There can be no assurance that the Combined Company will be able to consistently secure third-party rights necessary to offer competitive products. The loss of software or other rights currently used in the companies' products, or the inability to obtain other such rights needed to offer competitive products in the future, might require significant changes in, or otherwise disrupt or delay the distribution of those products.

     International Growth, Foreign Exchange and Interest Rates. The Combined Company intends to continue to pursue growth opportunities in international markets. In many international markets, long-standing relationships between Nortel's, Bay Networks' and the Combined Company's potential customers and their local providers, and protective regulations, including local content requirements and type approvals, create barriers to entry. In addition, pursuit of such international growth opportunities may require significant investments for an extended period before returns on such investments, if any, are realized. Such projects and investments could be adversely affected by reversals or delays in the opening of foreign markets to new competitors, exchange controls, currency fluctuations, investment policies, repatriation of cash, nationalization, social and political risks, taxation, and other factors, depending on the country in which such opportunity arises. Difficulties in foreign financial markets and economies, and of foreign financial institutions, could adversely affect demand from customers in the affected countries.

     Year 2000 ("Y2K")Compliance. Many computer systems experience problems handling dates beyond the year 1999. Bay Networks and Nortel have programs to assess the readiness of their respective computer systems and products and believe they are taking the necessary actions to modify or replace software as required. Nortel expects to implement successfully the systems and programming changes necessary to address Y2K issues, and does not believe that the cost of such actions will have a material effect on the Combined Company's business, results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes. The Combined Company's inability to implement such changes, or failure to meet customer or competitive requirements on a timely basis, could have a material adverse effect on future results of operations or financial condition. In addition, many enterprises are expected to devote a substantial portion of their information systems spending to resolving the Y2K problem. This may result in spending being diverted from acquiring new networking solutions and could have a material adverse effect on the Combined Company's future business, financial condition or results of operations.

     Competition. The networking industry is intensely competitive and characterized by rapid technological advances and emerging industry standards. These changes result in frequent introductions of new products with added capabilities and features and continuous improvements in the relative price/performance of communications and networking products. Failure to keep pace with technological advances would adversely affect Nortel's, Bay Networks' and the Combined Company's competitive position and could have a material adverse effect on their respective businesses, results of operations and financial conditions. Nortel's, Bay Networks' and the Combined Company's primary competitors include large telecommunications, computer systems and component companies such as Alcatel Alsthom, Compaq Computer Corporation, IBM Corporation, Intel Corporation, Lucent Technologies, Inc. ("Lucent"), Motorola, Inc., Nokia Corporation, Rockwell International Corporation, Siemens AG and Telefonaktiebologet LM Ericsson; as well as other data networking companies such as Ascend Communications, Inc. ("Ascend"), Cabletron Systems Inc. ("Cabletron"), Cisco Systems, Inc. ("Cisco"), Newbridge Networks Corporation ("Newbridge"), FORE Systems, Inc. ("Fore") and 3Com Corporation ("3Com"). Further, the markets in which Nortel and Bay Networks compete and in which the Combined Company will compete are characterized by rapid growth and, in certain cases, low barriers to entry and rapid technological changes. As a consequence, both large competitors, including large telecommunications and computer systems companies and large suppliers thereto, many of whom have substantial resources, as well as smaller niche market companies and start-up ventures, may become competitors. Moreover, the Merger may have the effect of inducing certain of Bay Networks' and Nortel's competitors to enter into additional business combinations, to accelerate product development or to engage in aggressive price reductions or other competitive practices thereby creating even more powerful or aggressive competitors.

     The key competitive factors in the telecommunication market segments in which Nortel primarily participates are reliability, network management, technology and functionality, product quality, customer support, price and credibility associated with long-standing relationships with customers. Some of the key competitive factors in the data networking segments in which Bay Networks primarily participates are technology, functionality, price, scalability and time to market. Competitive factors in the access markets include core technology, breadth of product features, scalability of products, product quality and functionality, pricing, marketing and distribution resources, international certifications and technical service and customer support. Competitive factors in the market for switching products include breadth of network services supported, conformance to industry standards, price per port, performance, product features, network management capabilities, reliability and customer support.

     Nortel and Bay Networks each expect that it and the Combined Company will face additional competition from existing competitors and from a number of companies that may enter Nortel's and Bay Networks' existing markets and the future markets of the Combined Company. Some of Nortel's, Bay Networks' and the Combined Company's current and potential competitors have greater financial, marketing and technical resources. Many of Nortel's, Bay Networks' and the Combined Company's current and potential competitors have also established relationships with Nortel's, Bay Networks' or the Combined Company's current and potential customers. Increased competition could result in price reductions, reduced profit margins and loss of market share, each of which would adversely affect Nortel's, Bay Networks' and the Combined Company's operating results. There can be no assurance that the Combined Company will be able to compete successfully against current and future competitors as markets evolve.

     Fluctuations in Quarterly Operating Results. Due to the rapidly changing nature of the markets for Nortel's, Bay Networks' and the Combined Company's products, as well as the likelihood of increased competition, there can be no assurance that Nortel's, Bay Networks' or the Combined Company's rates of growth in net sales will continue or that the Combined Company will be able to sustain historical profitability in the future. Nortel's, Bay Networks' and the Combined Company's quarterly operating results may be affected by a wide variety of factors, including competition, the mix of products sold, the mix of distribution channels employed, success in developing, introducing and shipping new products, price reductions for products, changes in the levels of inventory held by third-party resellers, the timing of orders from and shipments to customers, seasonality and general economic conditions.

     Nortel and Bay Networks each expects that its gross margins and the gross margins of the Combined Company could be adversely affected in future periods by price adjustments to meet increased competition. In addition, Nortel's, Bay Networks' and the Combined Company's use of third parties to distribute their products to certain end-user customers may adversely affect their gross margins. Quarterly sales and operating results of Nortel, Bay Networks and the Combined Company will generally depend on the volume and timing of and ability to fulfill orders received within the quarter, which are difficult to forecast. Significant portions of Nortel's and Bay Networks' expense levels are relatively fixed in advance based in large part on their respective forecasts of future sales. If sales are below expectations in any given quarter, the adverse impact of the shortfall on the operating results of Nortel, Bay Networks or the Combined Company may be magnified to the extent the respective company is unable to adjust spending to compensate for the shortfall. Nortel, Bay Networks or the Combined Company may also increase spending in response to competition or to pursue new market opportunities. Accordingly, there can be no assurance that any of them will be able to sustain profitability in the future, particularly on a quarter-to-quarter basis.

     Volatility of Stock Price. The market prices of Nortel Common Stock and Bay Networks Common Stock have been, and the market price for Nortel Common Stock may continue to be volatile. Factors such as new product announcements by Bay Networks, Nortel or the Combined Company or their respective competitors, quarterly fluctuations in operating results, challenges associated with integration of businesses and general conditions in the telecommunications and data networking markets may have a significant impact on the market price of Bay Networks Common Stock or Nortel Common Stock. These conditions, as well as factors which generally affect the market for stocks of high technology companies, could cause the price of Bay Networks Common Stock or Nortel Common Stock to fluctuate substantially over short periods. Nortel is issuing stock as consideration in the Merger and has issued or may issue stock in connection with other acquisitions. If such holders of Nortel Common Stock were to sell a significant portion of such stock in a short period of time, it could adversely affect the market price of Nortel Common Stock.

     Developing Markets; Market Acceptance of Products. Market acceptance of the Combined Company 's product portfolio in emerging markets, successful product portfolio expansion and customer acceptance of new integrated IP-optimized products, as well as acceptance by new types of customers and service providers, is important to the success of the Combined Company. The Combined Company's success in generating significant sales in these emerging markets will depend in part on its ability to educate users about the benefits of its technologies and to develop effective distribution channels to address these markets. These markets are diverse and rapidly evolving, and it is difficult to predict their potential size or future growth rate. Moreover, Nortel's, Bay Networks' and the Combined Company's limited resources relative to certain of their competitors may restrict their ability to remain current with respect to developments in these markets and to effectively pursue marketing activities in multiple markets simultaneously. Accordingly, there can be no assurance that the Combined Company's products will be widely accepted in these new markets or that the Combined Company will be able to identify additional markets. The inability of the Combined Company to continue to penetrate the various markets for their respective products or to successfully expand the markets for their respective products would have a material adverse effect on the respective company's business, results of operations and financial condition.

     Dependence on Limited Number of Third-Party Manufacturers and Support Organizations. Nortel and Bay Networks rely on and the Combined Company will rely on a limited number of independent contractors to manufacture the subassemblies to their specifications for use in some of their products. In the event that any of these subcontractors were to experience financial, operational, production, or quality assurance difficulties that resulted in a reduction or interruption in supply to Nortel, Bay Networks or the Combined Company or otherwise fail to meet any of these companies' manufacturing requirements, such company's business, financial condition and results of operations would be adversely affected until the company established sufficient manufacturing supply from alternative sources. There can be no assurance that Nortel's or Bay Networks' current or alternative manufacturers will be able to meet their future requirements or that such manufacturing services will continue to be available to them at favorable prices, or at all.

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the three months ended March 31, 1998 and the year ended December 31, 1997 relating to outstanding shares of Nortel Common Stock and outstanding shares of Bay Networks Common Stock. The information presented herein should be read in conjunction with the unaudited pro forma consolidated financial information, including the notes thereto, under "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF NORTHERN TELECOM LIMITED" and the historical consolidated financial statements of Nortel and Bay Networks, including the notes thereto, incorporated herein by reference. See "SELECTED HISTORICAL FINANCIAL DATA OF NORTEL", "SELECTED HISTORICAL FINANCIAL DATA OF BAY NETWORKS", "SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION", and "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF NORTHERN TELECOM LIMITED".

                                                             AS AT AND FOR THE     AS AT AND FOR THE
                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 31, 1998      DECEMBER 31, 1997
                                                             ------------------    -----------------
NORTEL COMMON STOCK(1):
  Net (loss) earnings per common share
     Canadian GAAP, basic:
       Historical........................................         $ (0.12)              $  1.56
       Pro forma.........................................           (0.63)                (6.19)
     U.S. GAAP, basic:
       Historical........................................           (0.50)                 1.33
       Pro forma.........................................           (1.08)                (6.42)
     U.S. GAAP, diluted:
       Historical........................................           (0.50)                 1.30
       Pro forma.........................................           (1.08)                (6.42)
  Cash dividends per common share
     Canadian and U.S. GAAP:
       Historical........................................           0.075                  0.29
  Book value per common share at period end:
     Canadian GAAP:
       Historical........................................            9.35                  9.25
       Pro forma.........................................           20.27                   n/a
     U.S. GAAP:
       Historical........................................            8.44                  8.71
       Pro forma.........................................           19.41                   n/a
BAY NETWORKS COMMON STOCK (U.S. GAAP)(2)(3):
  Net loss per share, basic and diluted:
     Historical..........................................           (0.66)                (0.14)
     Equivalent share....................................           (0.65)                (3.85)
  Cash dividends per share:
     Historical..........................................              --                    --
  Book value per share at period end:
     Historical..........................................            6.83                  6.82
     Equivalent share....................................           11.65                   n/a

---------------

(1) Pro forma net (loss) earnings per common share have been calculated assuming completion of the Merger as if it had occurred on January 1, 1997 and pro forma book value has been calculated as if this event occurred on March 31, 1998 based on the Exchange Ratio. All Nortel per share numbers have been calculated to reflect the two-for-one stock split effective January 7, 1998 (the "1998 Nortel Stock Split").

(2) Equivalent share data in respect of the Bay Networks Common Stock has been calculated by multiplying the Nortel U.S. GAAP per common share pro forma amounts by the Exchange Ratio.

(3) Effective fiscal 1998, Bay Networks fiscal periods end the Saturday closest to the calendar period end. For presentation purposes, all financial data is presented as of the calendar period end.

                  SELECTED HISTORICAL FINANCIAL DATA OF NORTEL

     Set forth below is a summary of certain consolidated financial information with respect to Nortel and its subsidiaries as at and for the three months ended March 31, 1998 and 1997, and as at and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, excerpted from documents filed with the Commission, except for earnings before interest, taxes, depreciation and amortization ("EBITDA"). More comprehensive financial information is included in such statements and reports and other documents filed by Nortel with the Commission, and the financial information summary set forth below is qualified in its entirety by reference to, and should be read in conjunction with, such reports and other documents, and all the financial statements, including the notes thereto.

                                                    AS AT AND FOR THE
                                                   THREE MONTHS ENDED
                                                      MARCH 31,(1)             AS AT AND FOR THE YEAR ENDED DECEMBER 31,
                                                  ---------------------   ----------------------------------------------------
                                                    1998         1997       1997       1996       1995       1994       1993
                                                  --------     --------   --------   --------   --------   --------   --------
                                                     (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE FIGURES AND EMPLOYEE DATA)
EARNINGS AND RELATED DATA
Revenues........................................  $ 3,510      $ 3,353    $15,449    $12,847    $10,672    $ 8,874    $ 8,148
Research and development expense................      575          474      2,147      1,813      1,579      1,156      1,040*
Depreciation on plant and equipment.............      100          109        439        439        430        390        426
Income tax provision (recovery).................       82           62        438        321        233        161       (192)*
Net earnings (loss)(3)
  -- Canadian GAAP..............................      (55)         112        829        623        473        408       (878)
  -- U.S. GAAP..................................     (253)          99        712        564        399        362       (904)
Net earnings (loss) applicable to common
  shares(3)
  -- Canadian GAAP..............................      (63)         108        812        619        469        404       (884)
  -- U.S. GAAP..................................     (261)          95        695        560        395        358       (910)
Earnings (loss) per revenue dollar, in cents(1)
  -- Canadian GAAP..............................       (2)           3          5          5          4          5        (11)
  -- U.S. GAAP..................................       (7)           3          4          4          4          4        (11)
Earnings (loss) per common share, in dollars**
  -- Canadian GAAP, basic.......................    (0.12)        0.21       1.56       1.20       0.92       0.80      (1.77)
  -- U.S. GAAP, basic...........................    (0.50)        0.18       1.33       1.08       0.78       0.71      (1.82)
  -- U.S. GAAP, diluted.........................    (0.50)        0.18       1.30       1.07       0.77       0.71      (1.82)
Dividends per common share, in dollars**........     0.075        0.065      0.29       0.25       0.21       0.18       0.18
FINANCIAL POSITION
Working capital.................................    3,547        2,924      3,664      3,099      2,051*     2,160        665
Plant and equipment (at cost)...................    4,800        4,543      4,706      4,680      4,533      3,910      4,026
Accumulated depreciation........................    2,745        2,589      2,666      2,645      2,610      2,205      2,127
Total assets
  -- Canadian GAAP..............................   12,064       10,823     12,554     10,903      9,480*     8,797*     9,543*
  -- U.S. GAAP***...............................   11,830       10,912     12,967     11,391      9,945*     9,218*     9,972*
Long-term debt..................................    1,566        1,514      1,565      1,663      1,221*     1,495*     1,553*
Redeemable preferred shares.....................      609          367        609        367         73         73         73
Common shareholders' equity
  -- Canadian GAAP..............................    4,906        4,585      4,801      4,509      3,798      3,355      3,014
  -- U.S. GAAP***...............................    4,428        4,367      4,517      4,304      3,652      3,283      2,988
Capital expenditures(1).........................      102           70        577        601        577        389        471
Employees(1)....................................   73,000       68,000     68,341+    62,284+    59,904++   57,054     60,293
OTHER DATA
EBITDA(1)(2)....................................      402          342      1,982      1,644      1,369      1,218        188
Cash inflow (outflow) from:
  Operating activities..........................     (221)          51        789        938       (223)       876        132
  Investing activities..........................     (293)        (122)      (155)      (779)      (630)     1,183       (641)
  Financing activities..........................     (319)          50          7        369         (4)    (1,138)       557

---------------

* Certain prior period amounts have been reclassified to conform with the current period's presentation.

** All per share numbers have been calculated to reflect the 1998 Nortel Stock Split.

*** For Canadian GAAP purposes, joint ventures are proportionately consolidated whereas U.S. GAAP requires equity accounting for such investments. The effect of this difference has not been reflected in these balances.

+ In addition, Nortel's proportionate share of the employees of all joint ventures was 4,555 in 1997 and 5,300 in 1996.

++ In addition, Nortel's proportionate share of the employees of the Matra Communication S.A.S. joint venture was 3,811.

(1) Unaudited.

(2) EBITDA is the sum of earnings before interest, taxes, depreciation and amortization expense. EBITDA should not be considered as an alternative to net earnings (loss) from operations, net earnings (loss) or to cash flows from operating activities (all as determined in accordance with generally accepted accounting principles). EBITDA is presented because it is a widely used financial indicator of a company's ability to service indebtedness and other factors.

(3) Includes charges of $204 (Canadian GAAP) and $386 (U.S. GAAP) for the three months ended March 31, 1998, for IPR&D charges resulting from acquisitions.

               SELECTED HISTORICAL FINANCIAL DATA OF BAY NETWORKS

     Set forth below is a summary of certain consolidated financial information with respect to Bay Networks and its subsidiaries as at and for the nine months ended March 31, 1998 and 1997, and as at and for the years ended June 30, 1997, 1996, 1995, 1994 and 1993, excerpted from documents filed with the Commission except for EBITDA. More comprehensive financial information is included in such statements and reports and other documents filed by Bay Networks with the Commission, and the financial information summary set forth below is qualified in its entirety by reference to, and should be read in conjunction with, such reports and other documents, and all the financial statements, including the notes thereto.

                                          AS AT AND FOR THE
                                          NINE MONTHS ENDED
                                          -----------------
                                           MARCH 31,(1)(4)      AS AT AND FOR THE YEAR ENDED JUNE 30,
                                          -----------------   ------------------------------------------
                                           1998      1997      1997     1996     1995     1994     1993
                                          -------   -------   ------   ------   ------   ------   ------
                                               (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE FIGURES)
EARNINGS AND RELATED DATA
Revenue.................................  $1,793    $1,550    $2,093   $2,057   $1,404   $1,136   $  926
Income (loss) before provision income
  taxes(3)..............................      17      (143)     (248)     352      221      208      174
Provision for income taxes..............      60        24        37      146       92       84       71
Income (loss) before cumulative effect
  of change in accounting principle.....     (43)     (167)     (285)     206      129      124      103
Cumulative effect of change in
  accounting principle, net of tax......     (12)       --        --       --       --       --       --
Net income (loss).......................     (55)     (167)     (285)     206      129      124      103
Income (loss) per share before
  cumulative net effect of change in
  accounting principle,(2)
  -- basic..............................   (0.20)    (0.87)    (1.46)    1.11     0.73     0.74     0.62
  -- diluted............................   (0.20)    (0.87)    (1.46)    1.04     0.69     0.69     0.58
Cumulative loss per share effect of
  change in accounting principle, net of
  tax, basic and diluted(2).............   (0.06)       --        --       --       --       --       --
Net income (loss) per common share,(2)
  -- basic..............................   (0.26)    (0.87)    (1.46)    1.11     0.73     0.74     0.62
  -- diluted............................   (0.26)    (0.87)    (1.46)    1.04     0.69     0.69     0.58
FINANCIAL POSITION
Total assets............................   2,028     1,617     1,766    1,507    1,155      848      700
Working capital.........................     957       786       828      816      696      586      480
Long-term debt..........................      99       110       110      110      113      110      110
Stockholders' equity....................   1,512     1,147     1,235    1,095      770      584      458
OTHER DATA
EBITDA(4)(5)............................     140       (51)     (107)     441      286      258      213
Cash inflow (outflow) from:
  Operating activities..................     228       277       410      106      258      169*     100*
  Investing activities..................    (607)     (198)     (244)    (120)    (299)    (222)*   (191)*
  Financing activities..................     107        14        49       45       34       24*     132*

---------------

* Cash inflow (outflow) amounts have not been restated to reflect various pooling transactions entered into by Bay Networks.

(1) Effective fiscal 1998, Bay Networks fiscal periods end the Saturday closest to the calendar period end. For presentation purposes, all financial data is presented as of the calendar period end.

(2) Restated to reflect the Financial Accounting Standards Board Statement No. 128, "Earnings Per Share".

(3) Includes charges of $161.4 and $208.2 for the nine months ended March 31, 1998 and 1997, respectively, and $356.7, $39.7, $6.7, $17.9 and $17.9 for the years ended June 30, 1997, 1996, 1995, 1994 and 1993, respectively, for IPR&D charges resulting from acquisitions, and restructuring and severance charges of $32.2 for the year ended June 30, 1997. For the years ended June 30, 1996 and 1995, merger related expenses of $10.2 and $63.4, respectively, were included.

(4) Unaudited.

(5) See "SELECTED HISTORICAL FINANCIAL DATA OF NORTEL" note (2).

                    SUMMARY UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION

     Included herein are the unaudited pro forma consolidated financial statements ("pro forma statements") of Nortel, together with the relevant notes, assumptions and adjustments thereto, which reflect the completion of the Merger as if it had occurred on January 1, 1997 for the purposes of the unaudited pro forma consolidated statements of operations and as at March 31, 1998 for purposes of the pro forma consolidated balance sheet. The pro forma statements have been prepared using the purchase method of accounting to account for the Merger.

     The following summary unaudited pro forma consolidated financial information for Nortel is derived from, and should be read in conjunction with the detailed information contained in the audited consolidated financial statements of Nortel and the audited consolidated financial statements of Bay Networks, and the accompanying notes to such statements, incorporated by reference and the pro forma statements of Nortel as at and for the three months ended March 31, 1998 and for the year ended December 31, 1997 and the accompanying notes to such statements which are included herein.

     The pro forma statements should not be construed as representative of such amounts for any future dates or periods. See "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF NORTHERN TELECOM LIMITED" included elsewhere in this Proxy Statement/Prospectus.

                                               PRO FORMA AS AT AND      PRO FORMA AS AT AND
                                              FOR THE THREE MONTHS      FOR THE YEAR ENDED
                                              ENDED MARCH 31, 1998       DECEMBER 31, 1997
                                              ---------------------    ---------------------
                                              CDN GAAP    U.S. GAAP    CDN GAAP    U.S. GAAP
                                              --------    ---------    --------    ---------
                                                               (UNAUDITED)
                                               (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE
                                                                 FIGURES)
OPERATING RESULTS
Revenue...................................    $ 4,057      $ 4,057     $17,751      $17,751
Net loss applicable to common shares......       (416)        (710)     (4,059)      (4,215)
CAPITAL EXPENDITURES......................        135          135         660          660
FINANCIAL POSITION
Cash and short-term investments...........      1,165        1,165         n/a          n/a
Working capital...........................      4,416        4,416         n/a          n/a
Total assets..............................     21,003       17,773         n/a          n/a
Long-term debt............................      1,665        1,665         n/a          n/a
Redeemable preferred shares...............        609          609         n/a          n/a
Common shareholders' equity...............     13,345       12,778         n/a          n/a
Total debt to total capitalization........       12.1%        12.5%        n/a          n/a
PER SHARE DATA
Net loss per common share, basic and
  diluted.................................      (0.63)       (1.08)      (6.19)       (6.42)
Net loss per Bay Networks equivalent
  share, basic and diluted................      (0.38)       (0.65)      (3.71)       (3.85)
OTHER DATA
EBITDA(1).................................        455          (94)      2,309         (975)
Cash flow from:
  Operating activities....................        n/a          n/a         n/a          n/a
  Investing activities....................        n/a          n/a         n/a          n/a
  Financing activities....................        n/a          n/a         n/a          n/a

---------------

(1) See "SELECTED HISTORICAL FINANCIAL DATA OF NORTEL" note (2).

     All amounts referred to herein are in millions of U.S. dollars unless otherwise stated. The unaudited pro forma consolidated financial information for Nortel has been prepared in accordance with Canadian GAAP. The accounting policies used are consistent in all material aspects with U.S. GAAP except as disclosed in Note 6 in "NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS".

                                SPECIAL MEETING

TIME, PLACE AND DATE

     The Special Meeting will be held at           .m. on           ,      ,
1998 at      .

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, Bay Networks stockholders will be asked to consider and vote upon the Merger Proposal. Pursuant to the Merger Agreement, among other things, (i) Sub will be merged with and into Bay Networks (with Bay Networks being the Surviving Corporation and wholly-owned subsidiary of Nortel) and (ii) each share of Bay Networks Common Stock (other than shares held by Bay Networks or any wholly-owned subsidiary of Bay Networks or owned by Nortel or any subsidiary of Nortel) will be converted into the right to receive 0.60 of a share of Nortel Common Stock. Bay Networks stockholders may also consider and vote upon matters incident to the conduct of the Special Meeting or any adjournments or postponements thereof.

     THE BAY NETWORKS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT BAY NETWORKS STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL. SEE "THE MERGER -- RECOMMENDATION OF BAY NETWORKS BOARD; REASONS OF BAY NETWORKS FOR THE MERGER".

VOTE REQUIRED

     The Bay Networks Board has fixed the close of business on      , 1998 as
the Record Date for determining the Bay Networks stockholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were
outstanding and entitled to vote           shares of Bay Networks Common Stock
held of record by approximately           persons. The Bay Networks Common Stock
is the only outstanding class of voting securities of Bay Networks on the Record Date, and each Bay Networks stockholder will be entitled to one vote for each share held of record by such stockholder on the Record Date on each matter that is properly submitted to a vote at the Special Meeting.

     Adoption of the Merger Agreement by the Bay Networks stockholders requires the affirmative vote of a majority of the outstanding shares of Bay Networks Common Stock. A majority of the outstanding shares of Bay Networks Common Stock entitled to vote must be present, either in person or by duly executed proxy, at the Special Meeting in order to constitute a quorum for the transaction of business. Votes for and against, abstentions and broker non-votes will each be counted for purposes of determining the presence or absence of a quorum at the Special Meeting. Abstentions and broker non-votes will have the same effect as a negative vote on the Merger Proposal.

     As of the Record Date, directors and executive officers of Bay Networks and their affiliates as a group had the right to vote an aggregate of shares of Bay Networks Common Stock at the Special Meeting, representing approximately % of the shares of Bay Networks Common Stock outstanding on such date. All such directors, executive officers and affiliates have indicated that they intend to vote all such shares held by them in favor of the adoption of the Merger Agreement.

PROXIES

     Each share of Bay Networks Common Stock represented by a duly executed proxy solicited by the Bay Networks Board will be, unless such proxy previously has been revoked, voted at the Special Meeting in accordance with the stockholder instructions specified thereon. If no instructions are specified, such shares of Bay Networks Common Stock will be voted FOR the Merger Proposal.

     If a quorum is not present at the time the Special Meeting is convened, or if for any other reason the Bay Networks Board believes that the Special Meeting should be adjourned or postponed, the Special Meeting may be adjourned or postponed with or without a vote of the stockholders. If the Bay Networks Board proposes to adjourn or postpone the Special Meeting by a vote of the stockholders, the persons named as proxies on the enclosed proxy card will vote all shares of Bay Networks Common Stock for which those persons have voting authority in favor of such adjournment or postponement.

     A Bay Networks stockholder may revoke a proxy at any time prior to exercise of such proxy by (i) giving the Secretary of Bay Networks a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Bay Networks Common Stock and delivering such proxy to the Secretary of Bay Networks, (iii) subsequently transmitting a proxy electronically or by telephone in accordance with the voting instructions included with the stockholder proxy materials or (iv) attending the Special Meeting and voting in person, although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to: Bay Networks, Inc., 4401 Great America Parkway, MS SC4-03 Santa Clara, California, 95054, Attention: Corporate Secretary.

SOLICITATION OF PROXIES

     Bay Networks will bear its own cost of solicitation of proxies. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Bay Networks Common Stock held in their names.

     THE MERGER PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING IS OF GREAT IMPORTANCE TO THE BAY NETWORKS STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. BAY NETWORKS STOCKHOLDERS OF RECORD MAY ALSO VOTE ELECTRONICALLY OR BY TELEPHONE AS DESCRIBED ON THE PROXY CARD.

                                   THE MERGER

     The following summary of certain terms and provisions of the Merger and Merger Agreement is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement/Prospectus including the Appendices and the documents incorporated by reference. A copy of the Merger Agreement (excluding the Exhibits and Schedules thereto) is set forth in Appendix A to this Proxy Statement/Prospectus and is incorporated by reference. Please refer to Appendix A for a complete description of the terms of the Merger. Bay Networks stockholders are urged to read the Merger Agreement and each of the other Appendices carefully.

DESCRIPTION OF THE MERGER

     At the Effective Time, (i) Sub will merge with and into Bay Networks and the separate corporate existence of Sub will cease and (ii) Bay Networks will survive and continue to exist as a Delaware corporation and as a wholly-owned subsidiary of Nortel. Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement and described more fully in "THE MERGER -- Conditions to the Merger", the Merger will become effective upon the filing of a certificate of merger in the office of the Secretary of State of Delaware, or at such later date and time as may be set forth in the certificate of merger, in accordance with Section 251 of the DGCL. The Merger will have the effects prescribed in Section 259 of the DGCL and the certificate of incorporation and by-laws of the Surviving Corporation will be those of Bay Networks, as in effect immediately prior to the Effective Time.

     At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder, each share of Bay Networks Common Stock (excluding shares of Bay Networks Common Stock held by Bay Networks or any wholly-owned subsidiary of Bay Networks ("Treasury Shares") or owned by Nortel or any subsidiary of Nortel), issued and outstanding immediately prior to the Effective Time will become and be converted into the right to receive 0.60 of a share of Nortel Common Stock. Each Bay Networks stockholder who would otherwise be entitled to a fractional share of Nortel Common Stock (after taking into account all Bay Networks Common Stock delivered by such holder) shall instead be entitled to receive from Nortel cash in lieu of such fractional share. In the event Nortel changes (or establishes a record date for changing) the number of shares of Nortel Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Nortel Common Stock and the record date of such transaction is prior to the Effective Date, the Exchange Ratio will be proportionately adjusted. Also at the Effective Time, each Bay Networks Stock Option outstanding will be assumed by Nortel and deemed to constitute an option to acquire shares of Nortel Common Stock as described under "THE MERGER -- Treatment of Bay Networks Stock Options".

     In addition, at the Effective Time (1) the Surviving Corporation shall issue to Nortel a number of shares of newly issued, fully-paid and non-assessable common stock, $0.01 par value per share, of the Surviving Corporation, which number shall be equal to the number of shares of Bay Networks Common Stock outstanding as of immediately prior to the Effective Time; (2) each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully-paid and non-assessable share of preferred stock, $0.01 par value per share, of the Surviving Corporation; and (3) each of the shares of Bay Networks Common Stock held as Treasury Shares or owned by Nortel or its subsidiaries immediately prior to the Effective Time will be canceled and retired at the Effective Time and no consideration will be issued in exchange therefor.

BACKGROUND OF THE MERGER

     Bay Networks has been able to grow and compete in the data networking market, in part, by its emphasis on IP-optimized networks. The rapid changes in computing, networking and telecommunications technologies, coupled with the explosive use of the Internet, the World Wide Web, browser technologies and enterprise networks, are redefining the networking industry and are driving the growth of IP-optimized next generation networks. These will be integrated networks, capable of carrying voice, data and video from desktop to desktop across a variety of environments including local-area, wide-area and carrier backbones offering customers cost effective and complete network solutions.

     Bay Networks believes that a variety of factors are driving the convergence of the historically separate industries of voice and data networking. Enterprise customers increasingly view their networks as business-critical systems consisting of a variety of disparate communications and technology environments that must support a wide range of network services and applications on a global basis. The business-critical nature of these customers' networks requires networking products that offer increasing reliability, manageability, security and bandwidth at more effective costs. Concurrently, service providers and telecommunication carriers are aggressively seeking to incorporate IP-optimized technologies in their products to meet the needs of their customers. As a result, companies from the telecommunications industry, with significantly larger scale and resources than Bay Networks, have begun to enter the data networking market. These recent entrants are attracted by the higher gross margins and growth rates of the data networking industry relative to the voice networking industry. Global telecommunications manufacturers with proven capability to develop and market highly reliable products are attracted to a data networking customer base that extends beyond their traditional base while enhancing their product offering to existing customers.

     While previously enterprise customers typically considered their networking needs for local-area and wide-area environments to be distinct and relied on different suppliers, more and more frequently customers consider such distinctions to be diminishing. As a result, enterprise customers are increasingly sourcing their network equipment needs from companies which can offer a broad, integrated product portfolio, supplemented with global support and network management services.

     It has been a regular practice of the senior management of Bay Networks to meet periodically to review Bay Networks' corporate strategies, technology vision, internal product development and acquisition plans, as well as to assess the impact on Bay Networks of trends in the marketplace including the increasing proportion of data traffic over voice traffic. At the meeting of the Bay Networks Board on January 27, 1998, senior management of Bay Networks reviewed with the Bay Networks Board the trends and issues discussed at the recent series of strategic review meetings. This review included an assessment of various alternatives to strengthen the company's position relative to both its traditional peers and new entrants in the data-networking industry. The Bay Networks Board encouraged senior management to continue to explore a variety of alternatives to remain competitive in response to the ongoing rapid and significant changes in the data-networking industry. Beginning in February 1998, Bay Networks management initiated a series of meetings to review Bay Networks' vision, strategies and goals for fiscal year 1999, commencing July 1998.

     Beginning in March 1998, David L. House, Chairman, Chief Executive Officer and President of Bay Networks, held a variety of meetings and telephone conversations with his counterparts at various global data and voice networking companies who had expressed interest in exploring potential joint strategic arrangements, including a meeting on March 12, 1998 with John A. Roth, President and Chief Executive Officer of Nortel. Subsequent to the meeting between Messrs. House and Roth, senior technical teams from both Bay Networks and Nortel met to discuss their respective operations.

     At the meeting of the Bay Networks Board on April 29, 1998, Mr. House reviewed with the Bay Networks Board the discussions that had taken place with potential strategic partners since the previous Bay Networks Board meeting on January 27, 1998. The Bay Networks Board encouraged Mr. House and the senior executive management to continue to pursue potential acquisitions of specific products and technologies that were intended to broaden the company's product portfolio, while at the same time continuing to discuss with each interested party potential strategic arrangements. Following that meeting, Bay Networks engaged Morgan Stanley to advise and assist Bay Networks in the exploration and evaluation of a possible strategic combination involving Bay Networks (including a merger, sale or other similar transaction).

     During the first three weeks of May, Messrs. House and Roth and the senior executive management teams of both companies continued the discussion of a potential strategic transaction between the two companies. Representatives of Nortel indicated that a close strategic relationship in data networking, considered a core competency by both companies, would necessarily imply a business combination. Messrs. House and Roth also discussed the role of Bay Networks' executive management in such a strategic transaction. During this period, Mr. House and the senior executive management team, with the assistance of Morgan Stanley, also continued to discuss with senior executive management at each of five other global data and voice networking companies the interests expressed by those companies in considering potential strategic arrangements with Bay Networks. In the case of one of those companies, Bay Networks senior management conducted a day-long meeting with their counterparts at such company during which there was a comprehensive discussion of how the two companies could work together in a potential strategic combination.

     On May 11, 1998, Nortel delivered to Bay Networks a draft confidentiality agreement pursuant to which each company would agree to share certain confidential information with the other for the purpose of evaluating a potential strategic combination. The draft agreement contained a provision that would have required Bay Networks to pursue discussions exclusively with Nortel for a specified period. Bay Networks informed Nortel that Bay Networks would not agree to the proposed exclusivity, was not prepared to enter into a confidentiality agreement with Nortel at that time and was continuing to discuss with interested companies potential strategic transactions.

     On May 19, 1998, the Bay Networks Board held a meeting in which Mr. House reviewed with the Bay Networks Board the outcome of the various telephone conversations and meetings with the potential strategic partners. The Bay Networks Board encouraged Mr. House and the senior executive management to continue the discussions concerning potential strategic arrangements. On the next day, May 20, 1998, Bay Networks and Nortel executed a confidentiality agreement (without the exclusivity provision) to facilitate the sharing of certain confidential information for the purpose evaluating a potential strategic combination. The two companies and their respective financial advisors held due diligence meetings to discuss their respective businesses and strategies on May 20, May 27 and May 28, 1998. On May 22, 1998, Nortel's legal advisor, Cleary Gottlieb, delivered a draft merger agreement to Bay Networks and its legal advisor, Simpson Thacher.

     From May 20 to June 11, 1998 further discussions of the respective businesses of the companies and the potential for a strategic combination were discussed by telephone and in meetings among directors and executive management teams of Bay Networks and Nortel, as well as their respective financial and legal advisors. In addition, valuations of the two companies were discussed by the respective financial advisors to the companies. During this period, four of the five other parties who had previously expressed an interest in pursuing a strategic arrangement with Bay Networks indicated they were not prepared to engage in further substantive discussions. Bay Networks executed a confidentiality agreement with the remaining prospective combination partner, and senior executives of Bay Networks, that company and both entities' respective financial advisors held meetings on June 3 and June 4, 1998 to discuss their respective businesses and outlooks and the potential for a strategic combination. During this period, Simpson Thacher delivered a draft merger agreement for a potential combination with Bay Networks to each of Nortel and the other company. On June 11, 1998, the other company indicated to Bay Networks' financial advisors that it was not planning to present a proposal for a strategic combination with Bay Networks.

     The Bay Networks Board met again on June 11, 1998. At the beginning of the meeting, Simpson Thacher advised the Bay Networks Board regarding its fiduciary duties with respect to any potential transaction involving Bay Networks. Mr. House then reviewed all of the discussions with potential strategic partners that had taken place since the prior Bay Networks Board meeting. Mr. House reported that Bay Networks' financial advisors expected to receive a formal offer from Nortel in the very near term. The Bay Networks Board discussed and considered the strategies and goals of Bay Networks and the risks and benefits of pursuing a strategic combination with Nortel. The Bay Networks Board also discussed and considered governance of a combined company and the roles that Bay Networks senior management would assume in a combined company. The Bay Networks Board determined to have a subsequent meeting if a formal offer from Nortel were received.

     On June 12, 1998, several telephone conversations were held among senior executive management of Nortel and Bay Networks and their respective financial advisors to discuss proposed pricing terms of a strategic combination of Bay Networks and Nortel. At the end of the day, after a series of discussions, Nortel ultimately made a final offer to acquire Bay Networks in a stock for stock acquisition in which each outstanding share of Bay Networks Common Stock would be exchanged, on a fixed basis, for 0.60 of a share of

Nortel Common Stock, subject to the finalization of the terms and conditions of the transaction, the negotiation and execution of definitive merger documentation and the approval of the boards of directors of both companies and the Bay Networks stockholders. The indicated value of such a proposal was approximately $38.21 per share of Bay Networks Common Stock based on the closing price of Nortel Common Stock on June 12, 1998.

     On June 13, 1998, the Bay Networks Board held a meeting during which the Nortel offer was reviewed and discussed. Morgan Stanley presented to the Bay Networks Board, among other analyses, a comparison of the implied merger premia to various statistics from a group of selected merger transactions in the data networking and related industries. During the meeting, Simpson Thacher also discussed with the Bay Networks Board various issues relating to certain terms and conditions of the draft merger agreement and the draft option agreement proposed by Nortel. The Bay Networks Board authorized senior management and Bay Networks' financial and legal advisors to pursue negotiation of a definitive merger agreement and option agreement with Nortel.

     On June 13 and 14, 1998, senior executives of Nortel and Bay Networks, and their respective financial and legal advisors, negotiated the terms of a merger agreement and option agreement.

     On June 14, 1998, the Bay Networks Board met to review the terms of the Nortel proposal. Senior executive management of Bay Networks and representatives of Simpson Thacher updated the Bay Networks Board on the negotiations that had taken place during the last two days. Representatives of Simpson Thacher reviewed the terms of the proposed merger agreement, the option agreement and related agreements. Representatives of Morgan Stanley reviewed in detail with the Bay Networks Board their financial and valuation analyses of the Nortel proposal. Morgan Stanley then delivered its oral opinion (subsequently confirmed in writing) that as of that date the Exchange Ratio was fair, from a financial point of view, to the Bay Networks stockholders. After further discussion, the Bay Networks Board recessed the meeting until the following day without any vote on the proposed transaction.

     On the evening of June 14, 1998, the Nortel Board convened and approved the Merger Agreement and the Option Agreement and the transactions contemplated thereby and authorized the execution and delivery of such agreements on behalf of Nortel.

     Early on June 15, 1998, the Bay Networks Board reconvened to continue their consideration of the Nortel proposal. The Bay Networks Board was informed of the resolution of the outstanding points on the proposed merger agreement, the option agreement and related agreements. Mr. House advised that pursuant to the terms of the proposed merger agreement he would become both the President of Nortel and a member of the Nortel Board after the close of the Merger. The Bay Networks Board also discussed the proposed agreements between Nortel and certain senior executive officers of Bay Networks pursuant to which such executives would defer receipt of, and agree to additional restrictions on their rights to receive, benefits under the Bay Networks' Executive Retention and Severance Plan. Following discussion and consideration, the Bay Networks Board unanimously approved the Merger Agreement and the Option Agreement and the transactions contemplated thereby and authorized the execution and delivery of such agreements on behalf of Bay Networks.

     The Merger Agreement and the Option Agreement were executed and a joint press release was issued by Nortel and Bay Networks on June 15, 1998 prior to the opening of financial markets in New York and Toronto.

RECOMMENDATION OF THE BAY NETWORKS BOARD; REASONS OF BAY NETWORKS FOR THE MERGER

     The Bay Networks Board has determined that the terms of the Merger Agreement are fair to and in the best interests of Bay Networks and the Bay Networks stockholders, and, by a vote of all of the directors, has unanimously approved the Merger Agreement and directed that the Merger Agreement be submitted to the Bay Networks stockholders for adoption. THE BAY NETWORKS BOARD UNANIMOUSLY RECOMMENDS THAT THE BAY NETWORKS STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

     In reaching its determination to approve the transaction, and to recommend that Bay Networks stockholders vote to adopt the Merger Agreement, the Bay Networks Board considered a number of factors, including the following:

     - Bay Networks and Nortel share substantially similar visions of the implications of the convergence of voice and data traffic, and the role of IP-optimized networks in the converged networking industry.

     - The products and technologies of Bay Networks and Nortel are highly complementary. Bay Networks is a leader in the enterprise local-area network and internetworking markets due to its router, IP/gigabit routing switch, network management and virtual private networking technologies, while Nortel is a leader in advanced wide-area wireline and wireless network systems for carriers and service providers. The Combined Company will be able to offer customers a broader line of best-in-class, IP-optimized, integrated, end-to-end networking solutions.

     - The expanded, integrated products and services portfolio of the Combined Company is expected to create and enhance cross-selling opportunities to the existing customer bases of each of Bay Networks and Nortel, resulting in increased revenue opportunities.

     - The Merger is expected to result in a Combined Company having greater engineering, sales, distribution, marketing, support and general management resources and increased global presence.

     - As the voice and data-networking industries converge, the Combined Company's substantial experience and significant depth of knowledge of both industries are expected to enable it to bring to market in a timely fashion industry-leading products that feature superior functionality, reliability and cost effectiveness.

     - The broader product portfolio, greater financial resources and industry experience of the Combined Company are expected to enable it to compete more effectively in the converging voice and data networking industries than either Bay Networks or Nortel could independently.

     - The Merger provides an opportunity for Bay Networks stockholders to participate, as shareholders of the Combined Company, in the value that may be generated from a combination of the two companies, particularly in light of the convergence of the data and voice networking industries and the increasing amount of resources needed to compete effectively in the converged industry.

     - The range of strategic alternatives available to Bay Networks in a rapidly changing industry environment.

     - Information and presentations by management of Bay Networks and the legal and financial advisors to Bay Networks concerning the terms of the Merger and the business, technology, products, operations, financial condition, organizational structure and industry position of Bay Networks and Nortel, on both a historical and prospective basis.

     - The Exchange Ratio negotiated with Nortel and the implied premium over recent market prices of Bay Networks Common Stock, as well as how such premium compared to offer price premia in several recent transactions involving communications equipment companies.

     - The potential benefits of the Merger to customers, suppliers and employees of both Bay Networks and Nortel.

     - The opinion of Morgan Stanley that, based on and subject to certain matters stated therein, as of June 14, 1998, the Exchange Ratio was fair, from a financial point of view, to the Bay Networks stockholders. A copy of Morgan Stanley's written opinion is attached as Appendix C to this Proxy Statement/Prospectus.

     -  The terms and conditions of the Merger Agreement and the Option
       Agreement.

     - The Merger will be tax-free to Bay Networks stockholders (other than to the extent of any cash received in lieu of fractional shares).

     The Bay Networks Board also took into account potential risks associated with the Merger and the Combined Company, and concluded that the potential benefits of the Merger outweighed the potential risks.

     The Bay Networks Board did not quantify or otherwise assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Bay Networks Board made its recommendation based on the totality of the information presented and considered by it.

     There can be no assurance that any of the expected results, efficiencies, opportunities or other benefits described in this section will be achieved as a result of the Merger. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION; RISK FACTORS".

OPINION OF FINANCIAL ADVISOR TO BAY NETWORKS

     Pursuant to a letter agreement dated as of May 18, 1998 (the "Engagement Letter"), Morgan Stanley provided a financial fairness opinion in connection with the Merger. Morgan Stanley was selected by the Bay Networks Board to act as Bay Networks' financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Bay Networks. At the meeting of the Bay Networks Board on June 14, 1998, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of the date of such opinion, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the Bay Networks stockholders.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED JUNE 14, 1998, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS. THE WRITTEN OPINION SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. BAY NETWORKS STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BAY NETWORKS BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY BAY NETWORKS STOCKHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Bay Networks and Nortel, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Bay Networks prepared by the management of Bay Networks; (iii) analyzed certain financial projections prepared by the management of Bay Networks; (iv) discussed the past and current operations and financial condition and the prospects of Bay Networks, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Bay Networks; (v) discussed the past and current operations and financial condition and the prospects of Nortel, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Nortel; (vi) reviewed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of Nortel; (vii) reviewed the reported prices and trading activity for the Bay Networks Common Stock and Nortel Common Stock; (viii) compared the financial performance of Bay Networks and Nortel and the prices and trading activity of the Bay Networks Common Stock and Nortel Common Stock with that of certain other publicly-traded companies and their securities; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (x) reviewed and discussed with the senior managements of Bay Networks and Nortel their strategic rationales for the Merger and certain alternatives to the Merger; (xi) participated in discussions and negotiations among representatives of Bay Networks and Nortel and their financial and legal advisors; (xii) reviewed the draft Merger Agreement and certain related agreements; and (xiii) performed such other analyses as it deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to strategic, financial and operational benefits anticipated from the Merger provided by Bay Networks and Nortel, Morgan

Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Bay Networks and Nortel, respectively. Morgan Stanley relied upon the assessment by the management of Bay Networks and Nortel of their ability to retain key employees of Bay Networks and Nortel. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Bay Networks and Nortel of Bay Networks' and Nortel's technologies and products, the timing and risks associated with the integration of Bay Networks with Nortel and the validity of, and risks associated with, Bay Networks' and Nortel's existing and future products and technologies. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities or technology of Bay Networks or Nortel, nor was Morgan Stanley furnished with any such appraisals. In addition, Morgan Stanley assumed that the Merger will be accounted for using the purchase method in accordance with Canadian GAAP and the Merger with be treated as a tax-free reorganization and/or exchange pursuant to the Code and will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

     The following is a brief summary of the analysis performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated June 14, 1998.

     Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of Bay Networks and Nortel and compared such performance with that of Lucent and two groups of companies. The first group included ADC Telecommunications, Inc. ("ADC"), Adtran, Inc. ("Adtran"), Advanced Fibre Communications, Inc. ("AFC"), Ciena Corporation ("Ciena"), DSC Communications Corporation ("DSC"), Excel Switching Corporation ("Excel Switching"), Newbridge, PairGain Technologies, Inc. ("PairGain") and Tellabs, Inc. ("Tellabs") (collectively, the "Telecommunications Equipment Index"). The second group included 3Com, Ascend, Cabletron, Cisco, FORE, Shiva Corporation ("Shiva") and Xylan Corporation ("Xylan") (collectively, the "Data Networking Index"). Morgan Stanley observed that over the period from June 1, 1996 to June 12, 1998, the market price of Bay Networks Common Stock decreased 1%, compared with an increase of 135% for Nortel Common Stock, an increase of 285% for Lucent, an increase of 44% for the Telecommunications Equipment Index and an increase of 80% for the Data Networking Index.

     Peer Group Comparison. Morgan Stanley compared certain financial information of Bay Networks with publicly available information of a group of data networking companies including 3Com, Ascend, Cabletron, Cisco, Fore, Shiva and Xylan (collectively, the "Data Networking Companies"). Such analysis showed that as of June 12, 1998, the Bay Networks Common Stock price to calendar year 1998 earnings, based on median estimates from securities research analysts, was
49.6 times, compared to a median of 41.2 times for Data Networking Companies. The Bay Networks Common Stock price to calendar year 1999 earnings, based on median estimates from securities research analysts, was 26.8 times, compared to a median of 25.9 times for Data Networking Companies. In addition, Bay Networks' aggregate value was 2.5 times last twelve months of revenue, compared to a median of 4.3 times for Data Networking Companies. The analysis also showed that as of June 12, 1998, the Bay Networks Common Stock price to calendar year 1999 earnings ratio, based on median estimates of securities research analysts, divided by the estimated long-term growth rate, based on median estimates of securities research analysts, was 1.2, compared to a median of 1.0 for Data Networking Companies.

     Morgan Stanley also compared certain financial information of Nortel with publicly available information of a group of companies including ADC, Adtran, AFC, Ciena, Digital Link Corporation, DSC, Excel Switching, General DataComm Industries, Inc., Lucent, Newbridge, Network Equipment Technologies, Inc., Reltec Corporation, PairGain, Premisys Communications, Inc., Teledata Communications, Ltd., Tellabs, Westell Technologies, Inc. and Yurie Systems, Inc. ("Yurie") (collectively, the "Telecommunications Equipment Companies"). In particular, such analysis showed that as of June 12, 1998, the Nortel Common Stock price traded at a multiple of 33.0 times calendar year 1998 earnings based on median estimates of securities research analysts, compared to a median of
33.8 times for Telecommunications Equipment Companies. The Nortel Common Stock price traded at a multiple of 27.3 times calendar year 1999 estimated earnings based on median estimates of securities research analysts, compared to a median of 22.4 times for

Telecommunications Equipment Companies. The analysis also showed that as of June 12, 1998, the Nortel Common Stock price to calendar year 1999 earnings ratio, based on median estimates of securities research analysts, divided by the estimated long term growth rate, based on median estimates of securities research analysts, was 1.4, compared to a median of 0.8 for Telecommunications Equipment Companies.

     No company utilized in the peer group comparison analysis as a comparison is identical to Bay Networks or Nortel. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bay Networks or Nortel, such as the impact of competition on the business of Bay Networks or Nortel and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Bay Networks or Nortel or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

     Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed 13 communications equipment transactions: DSC/Alcatel Alsthom, Ciena/Tellabs, Yurie/Lucent, Aptis Communications, Inc./Nortel, Coherent Communications Systems Corporation/Tellabs, Broadband Networks Inc./Nortel, Livingston Enterprises, Inc./Lucent, Octel Communications Corporation/Lucent, Cascade Communications Corp./Ascend, U.S. Robotics Corporation/3Com, StrataCom, Inc./Cisco, Alantec Corp./Fore and Chipcom Corp./3Com (collectively, the "Communications Equipment Transactions"). Morgan Stanley compared certain statistics for the Communications Equipment Transactions to the relevant financial statistics for Bay Networks based on the value of Bay Networks implied by the Exchange Ratio and the closing price for Bay Networks Common Stock as of June 12, 1998. The analysis showed in Communications Equipment Transactions implied offer price median premia of 24% compared to the price one day prior to transaction announcement, 51% to one month prior to transaction announcement, exchange ratio median premia of 39% to the 30 day average exchange ratio prior to transaction announcement, 33% to the 60 day average exchange ratio prior to transaction announcement and 28% to the 90 day average exchange ratio prior to transaction announcement. These compared in the case of the consideration to be received by holders of the shares of Bay Networks Common Stock to an implied offer price premia of 35%, 57%, 43%, 46% and 27%, respectively. In addition, the implied offer price reflected a 59% premium to the closing price of Bay Networks Common Stock on May 12, 1998 (the "Bay Networks Unaffected Share Price"), the day prior to published rumors of a potential sale of Bay Networks.

     No company utilized in the precedent transactions analysis as a comparison is identical to Nortel or Bay Networks. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Nortel and Bay Networks, such as the impact of competition on the business of Nortel and Bay Networks and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Nortel and Bay Networks or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using precedent transactions data.

     Exchange Ratio Analysis. Morgan Stanley reviewed the ratios of the closing prices of Bay Networks Common Stock divided by the corresponding prices of Nortel Common Stock over various periods during the twelve month period ending June 12, 1998 and computed the premia represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these ratios of the closing prices of Nortel Common Stock and Bay Networks Common Stock were 0.462 for the previous 10 calendar days, 0.433 for the previous 20 calendar days, 0.421 for the previous 30 calendar days, 0.412 for the previous 60 calendar days and 0.471 for the previous 90 calendar days. The Exchange Ratio represented premia of 30%, 39%, 43%, 46% and 27%, respectively, over the aforementioned average exchange ratios of the Nortel and Bay Networks Common Stock prices. The Exchange Ratio represented a 35% premium over the exchange ratio based on closing prices of Nortel Common Stock and Bay Networks Common Stock on June 12, 1998, and a 59% premium over the exchange ratio based on the closing price of Nortel on June 12, 1998 and the Bay Networks Unaffected Share Price.

     Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of the implied value of Bay Networks on a standalone basis based on Bay Networks' future trading price. Morgan Stanley observed that, based on a range of earnings per share estimates for the calendar years 1999 and 2000, illustrative multiples of earnings per share ranging from 22.0 times to
30.0 times and illustrative discount rates ranging from 16.1% to 20.0%, the present value per share of Bay Networks Common Stock on a standalone basis ranged from $19.28 to $28.80. Morgan Stanley compared the results of the standalone analysis to an analysis of the present value per share of the implied value of Bay Networks based on Nortel's future trading price assuming consummation of the Merger and based on a range of earnings per share estimates for both companies for calendar years 2000 and 2001 prior to any synergies resulting from the Merger, multiples of earnings per share ranging from 24.0 times to 30.0 times and discount rates of 15.0% and 20.0%. Based on this analysis, Morgan Stanley estimated a present value per equivalent share of Bay Networks Common Stock ranging from $25.96 to $36.98.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Bay Networks or Nortel.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Bay Networks or Nortel. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio pursuant to the Merger Agreement from a financial point of view to the Bay Networks stockholders and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Bay Networks or Nortel might actually be sold. The Exchange Ratio pursuant to the Merger Agreement was determined through arm's-length negotiations between Bay Networks and Nortel and was approved by the Bay Networks Board.

     The Bay Networks Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Nortel or Bay Networks.

     Pursuant to the Engagement Letter, Morgan Stanley provided financial advisory services and a financial opinion in connection with the Merger, and Bay Networks agreed to pay Morgan Stanley a customary fee in connection therewith. In addition, Bay Networks has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, related to Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory services for Bay Networks and have received fees for the rendering of these services. In addition, Morgan Stanley and its affiliates have provided financial advisory and financing services for Nortel and have received fees for the rendering of these services.

REASONS OF NORTEL FOR THE MERGER

     Over the next three to six year period, Nortel anticipates significant changes to occur in the telecommunications and data networking industries. These changes are described in the following paragraphs and form the strategic basis for the Merger.

     Nortel believes that the nature of communication traffic flows in public and private networks is evolving rapidly. In terms of bandwidth (capacity) consumed, Nortel believes that data traffic has already surpassed voice traffic in segments of North American public networks and this trend is global in nature. Overall, Nortel also estimates that data traffic is growing at an order of magnitude faster than voice traffic, which Nortel expects to grow at no more than the general population growth. Consequently, Nortel expects data networks will carry voice as just one among many applications.

     The strong growth of the Internet and other data traffic, as well as the emergence of IP as the de facto standard for data and multimedia applications, has established IP technology as one of the key network platforms of the future. In addition, enterprises and consumers are demanding higher speeds and lower costs. Carriers are demanding cost-effective, rugged, expandable and integrated network solutions that will differentiate their business proposition and help them to serve their customers more effectively. Nortel believes that the rapid emergence of IP and the evolving expectations of consumers, enterprises and carriers will result in significant discontinuities in both the telecommunications and data-networking industries. This dynamic will drive the convergence of telecommunications and data networking.

     The primary characteristics of a traditional public network today are high consistency, high reliability, instant and ubiquitous access to a global network that is secure and universal. For example, these attributes are easily seen in the current public telephone network in North America. Nortel expects that the future public networks will be mission critical, industrial strength networks, optimized for IP, that are expandable, secure, reliable and have universal and flexible access via a wide variety of technologies including copper, fiber, coaxial cable, powerline and wireless. These networks will inter-work with the current voice-based networks to provide multimedia functionality -- sound, text, graphics and video. Nortel refers to this next generation network as "Webtone".

     In this context, Nortel expects the Merger will enable it to deliver this network vision to its customers faster than would be possible for Nortel acting alone. Some of the expected attributes of the Combined Company are stated below.

     - The Combined Company will be a leader in the telecommunications and networking industries with combined 1997 pro forma revenues of $17.8 billion, over 80,000 employees currently (of whom 20,000 are engaged in research and development activities) and a global presence in over 150 countries and territories.

     - The Combined Company will be based on Nortel's and Bay Networks' shared vision of the future of networking and of the key areas of value creation for customers.

     - The Combined Company will be the first to offer end-to-end network solutions across enterprise, wireline and wireless markets. In addition, Nortel will be able to combine its expertise in building high-capacity, expandable, rugged, public and private networks with the IP technology and expertise acquired from Bay Networks to deliver a new category of integrated network solutions optimized for IP. Nortel expects the global market for IP-optimized networks related equipment to grow from approximately $10 billion in 1997 to approximately $100 billion by 2002.

     - Emerging new carriers are investing today in flexible, high capacity, high speed, "next generation" networks. They are using the unique selling proposition of IP and focusing on capabilities such as high capacity networks using IP over fiber to provide differentiation to their end customers. In addition, some of the new wireless networks providers are also focusing on emerging data standards for wireless and are likely to follow the lead of the wireline service providers in marketing high capacity IP-based services. Nortel believes the Merger may enable the Combined Company to compete more effectively for the business of these emerging wireline and wireless carriers than Nortel could do alone.

     - The growth in data traffic, emergence of new carriers with IP-centric networks and end customer requirements for service, access and bandwidth are also causing Nortel's traditional carrier customers to evolve rapidly. These customers are looking to their vendors to provide them with:

       (i) adaptive, expandable, IP-optimized networks that enable them to offer a differentiated selling proposition to their own customers;

       (ii) a seamless evolution to these new networks that protects their current infrastructure investments;

       (iii) a one-stop comprehensive service offering that eliminates the need for multiple vendors and hybrid networks which forces vendor accountability and provides cost advantages to the carrier; and

       (iv) demonstrable viability as an end-to-end solution supplier.

       Nortel believes that the Merger will enable the Combined Company to deliver these customer requirements to Nortel's traditional customer segments more quickly and effectively than Nortel could do alone.

     - The combined product portfolio will contain leading products in numerous categories across the telecommunications and data networking market spaces with minimal overlap. Some areas of complementary product fit are:

       (i) integration of Bay Networks' routers and routing technology into traditional Nortel product lines such as optical networks, WAN switches and access products;

       (ii) enhanced time to market with Gigabit/Terabit routing capability provided by Bay Networks, Nortel and Nortel partners such as Avici Systems, Inc.; and

       (iii) combination of the Bay Networks portfolio with the Nortel Passport WAN switch plus voice and fax-over-data technologies.

       Nortel believes the breadth and complementary nature of the product portfolio is a competitive advantage for the Combined Company.

     - Nortel expects that the complementary distribution channels will give the Combined Company a market reach that provides strong coverage of the combined portfolio in both the carrier and enterprise spaces. This is expected to accelerate deployment of the Combined Company's products into each other's core customer accounts. Some areas of complementary fit are as follows:

       (i) Nortel's strong presence in large enterprise global accounts and carriers (including Incumbent Local Exchange Carriers (ILECs), Competitive Local Exchange Carriers (CLECs), Inter-Exchange Carriers
          (IXCs), Internet Service Providers (ISPs) and utilities), and Bay Networks' extensive direct and indirect enterprise channels and presence in ISPs as well as in the cable companies through its cable modem business;

       (ii) distribution of Nortel WAN switching products (such as Passport) through the combined direct sales force (Bay Networks' direct sales force of approximately 1000 is approximately four times the size of Nortel's data sales force);

       (iii) distribution of Nortel WAN switching products (such as Passport) and low end access devices for branch offices and voice/fax over IP products offered by Micom Communications Corp., a subsidiary of Nortel through Bay Networks' indirect distribution channels; and

       (iv) distribution of Bay Networks' products (such as routers, LAN switches and extranet gateways) through Nortel carrier channels to address service provider applications of these products and technologies.

     - Nortel believes that the combination of Nortel's direct and indirect sales channels as well as account and customer relationships gives the Combined Company one of the strongest and most diverse sales channels in the telecommunications and data networking industries.

     - In the future, Nortel expects the factors described above to enable the Combined Company to achieve the following:

       (i) a higher rate of revenue growth over the combined base businesses (approximately 2-3% higher, on a comparative basis, for 1999); and

       (ii) higher rates and levels of gross margins and earnings that enable the Combined Company to be slightly accretive to earnings per share for 1999 (prior to the amortization of intangibles related to the Merger) -- the first full year of operation for the Combined Company.

     There can be no assurance, however, that any of the results, efficiencies or opportunities described in this section will be achieved as a result of consummating the Merger. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION; RISK FACTORS".

THE EFFECTIVE TIME

     Subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, the parties will cause the Effective Time to occur on (i) the third business day to occur after the satisfaction or waiver of the last of
(a) the adoption of the Merger Agreement by the requisite vote of the Bay Networks stockholders at the Special Meeting, (b) the receipt of all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement (provided that all such approvals shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (x) following the Effective Time, have a Material Adverse Effect (as defined in the Merger Agreement) on Nortel and its subsidiaries taken as a whole or (y) require Nortel or any of its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Bay Networks or their respective subsidiaries), (c) the condition that no Governmental Authority (as defined in the Merger Agreement) of competent jurisdiction shall (x) have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger or (y) have brought an action or proceeding seeking to enjoin or prohibit consummation of the Merger, which action or proceeding is reasonably likely to succeed, (d) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the Commission and not concluded or withdrawn, and (e) the approval for listing on the NYSE and the Canadian Stock Exchanges of the Nortel Common Stock to be issued in the Merger and, if required, upon exercise of Bay Networks Stock Options to be assumed by Nortel by reason of the Merger, or (ii) such other date to which the parties may agree in writing.

     At the Effective Time, Bay Networks stockholders will cease to be Bay Network stockholders and have rights, other than the right to receive (i) any dividend or other distribution with respect to such Bay Networks Common Stock with a record date occurring prior to the Effective Time and (ii) the Merger Consideration (as defined in the Merger Agreement). After the Effective Time, there will be no transfers on the stock transfer books of Bay Networks or the Surviving Corporation of shares of Bay Networks Common Stock.

EXCHANGE OF CERTIFICATES FOR NORTEL COMMON STOCK

     At or prior to the Effective Time, Nortel shall deposit, or shall cause to be deposited, with a bank or trust company having net capital of not less than $100,000,000 (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Bay Networks Common Stock ("Old Certificates"), certificates representing the shares of Nortel Common Stock ("New Certificates") and an estimated amount of cash with respect to fractional shares of Nortel Common Stock to be paid in exchange for outstanding shares of Bay Networks Common Stock in the Merger.

     As promptly as practicable after the Effective Date, Nortel shall send or cause the Exchange Agent to send to each former holder of record of shares (other than Treasury Shares) of Bay Networks Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old

Certificates for the Merger Consideration due in respect thereof. Nortel shall cause the New Certificates and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates (or indemnity reasonably satisfactory to Nortel and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive upon such delivery.

     BAY NETWORKS STOCKHOLDERS SHOULD NOT SEND IN THEIR OLD CERTIFICATES UNTIL THEY RECEIVE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

     No fractional shares of Nortel Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Nortel shall pay to each holder of Bay Networks Common Stock who would otherwise be entitled to a fractional share of Nortel Common Stock (after taking into account all Old Certificates delivered by such holder) an amount (in U.S. dollars) in cash (without interest) determined by multiplying such fraction by the average of the last reported sale prices of Nortel Common Stock, as reported by the NYSE Composite Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

     Notwithstanding the foregoing, neither the Exchange Agent nor Nortel, Sub or Bay Networks shall be liable to any former Bay Networks stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     No dividends or other distributions with respect to Nortel Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof surrenders such Old Certificate in accordance with the terms of the Merger Agreement (or delivers indemnity reasonably satisfactory to Nortel and the Exchange Agent, if any such certificate is lost, stolen or destroyed). After the proper surrender of an Old Certificate (or delivery of such indemnity), the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Nortel Common Stock represented by such Old Certificate.

REPRESENTATIONS AND WARRANTIES

     In the Merger Agreement, Bay Networks has made certain representations and warranties to Nortel and Sub with respect to, among other things, (a) its corporate organization and existence; (b) its capitalization; (c) disclosure of its subsidiaries and their corporate organization and existence; (d) its corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Option Agreement; (e) the Merger Agreement and the Option Agreement and related transactions not violating its charter and by-laws, applicable law and certain material agreements; (f) its financial statements and filings with the Commission; (g) the absence of undisclosed litigation, claims or other proceedings; (h) its compliance with applicable law;
(i) the absence of undisclosed material contracts and the absence of defaults under its contracts; (j) its investment banking arrangements; (k) its employee benefit plans and related matters; (l) its labor matters and practices; (m) the inapplicability of state anti-takeover statutes and anti-takeover provisions of its certificate of incorporation and by-laws to the transactions contemplated by the Merger Agreement and the Option Agreement and the adoption of an amendment to its Rights Agreement (as hereinafter defined); (n) environmental liabilities;
(o) intellectual property; (p) the filing and accuracy of its tax returns; (q) required governmental and regulatory approvals; (r) the receipt of a fairness opinion; (s) Year 2000 status; and (t) the absence of certain materially adverse changes in its business since June 30, 1997.

     In the Merger Agreement, each of Nortel and Sub has made certain representations and warranties to Bay Networks, with respect to, among other things, (a) its corporate organization and existence; (b) its capitalization;
(c) disclosure of its significant subsidiaries and their corporate organization and existence; (d) its corporate power and authority to execute, deliver and perform its obligations under the Merger

Agreement and the Option Agreement; (e) the Merger Agreement and the Option Agreement and related transactions not violating its charter and by-laws, applicable law and certain material agreements; (f) its financial statements and filings with the Commission; (g) its compliance with applicable law; (h) its investment banking arrangements; (i) required governmental and regulatory approvals; and (j) the absence of certain materially adverse changes in its business since December 31, 1997.

CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

     BAY NETWORKS. Bay Networks has agreed in the Merger Agreement that, unless the prior written consent of Nortel is obtained and except as expressly contemplated by the Merger Agreement, as required by a Governmental Authority of competent jurisdiction or as disclosed to Nortel prior to execution of the Merger Agreement, Bay Networks will not, and Bay Networks will cause each of its subsidiaries not to:

     (a) conduct the business of Bay Networks and its subsidiaries other than in the ordinary and usual course in all material respects and in compliance with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its material obligations under the Merger Agreement;

     (b) (i) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or any options, warrants or similar rights to acquire any such shares (the "Rights"), (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee or director Bay Networks Stock Options, other Rights or similar stock-based employee rights, other than (A) the issuance of Bay Networks Common Stock (and the associated Bay Networks Rights (as defined in the Merger Agreement) upon the exercise of Bay Networks Stock Options outstanding as of the date of the Merger Agreement issued in the ordinary course of business in accordance with the terms of the Plans (as defined in the Merger Agreement) as in effect on the date of the Merger Agreement, (B) issuances by a wholly-owned subsidiary of Bay Networks of capital stock to such subsidiary's parent, (C) issuances to comply with Bay Networks' obligations to holders of notes under the Indenture (as defined in the Merger Agreement) who convert such notes, (D) issuances to comply with Bay Networks' obligations under its 1994 Employee Stock Purchase Plan and 1998 Employee Stock Purchase Plan and (E) issuances of Rights or other awards, in numbers no greater in the aggregate than those set forth in paragraph (d) below;

     (c) (i) make, declare, pay or set aside for payment any dividend (other than dividends from Bay Networks' subsidiaries to Bay Networks or another subsidiary of Bay Networks) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly-owned subsidiary of Bay Networks which remains a wholly-owned subsidiary after consummation of such transaction and except for the purchase from time to time by Bay Networks of Bay Networks Common Stock (and associated Bay Networks Rights) in the ordinary course of business in connection with its existing Plans, directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

     (d) enter into or amend any employment, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees or former directors, officers or employees, or grant any salary or wage increase, make any award or grant under any Plan or increase any employee benefit (including incentive or bonus payments), except (i) in the ordinary course of business, (ii) for changes required by law, (iii) to satisfy contractual obligations existing as of the date of the Merger Agreement, (iv) on or prior to October 31, 1998, for grants of Bay Networks Stock Options for up to an aggregate of 2 million shares of Bay Networks Common Stock for newly hired employees and the retention or promotion of current employees and (v) on or after November 1, 1998, for grants of Bay Networks Stock Options for up to an aggregate number of shares equal to the excess of (A) 10 million shares of Bay Networks Common Stock over
        (B) the number of shares of Bay Networks Common Stock subject to employee Bay Networks Stock Options granted on or after the date of the Merger Agreement, such grants to be made in connection with newly hired employees, the retention or promotion of current employees, and the regular annual grant of Bay Networks Stock Options in accordance with past practice; provided that no grant may be made pursuant to clauses
        (iv) and (v) above to Messrs. House, Shrigley, Rynne, Carney, Pearse, Russo or Hawe without the consent of the Chief Executive Officer of Nortel;

     (e) enter into or amend in any material respect (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof or (iii) as expressly provided for in the Merger Agreement) any pension, retirement, Bay Networks Stock Option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive or welfare plan;

     (f) (i) acquire all or any portion of the assets, business or properties of any other entity other than (A) acquisitions in existing or related lines of business of Bay Networks, the fair market value of the total consideration (including the value of indebtedness or other liability assumed) for which does not exceed $12.5 million individually or $50 million in the aggregate and (B) the acquisition of assets used in the operations of the business of Bay Networks and its subsidiaries in the ordinary course; provided that the foregoing does not prohibit (x) internal reorganizations or consolidations involving existing subsidiaries of Bay Networks or (y) the creation of new subsidiaries of Bay Networks organized to conduct or continue activities otherwise permitted by the Merger Agreement, and (ii) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties other than (A) internal reorganizations or consolidations involving existing subsidiaries of Bay Networks, (B) dispositions referred to in the documents filed by Bay Networks with the Commission prior to the date of the Merger Agreement, (C) as may be required by law in order to permit the consummation of the transactions contemplated hereby or (D) in the ordinary course of business;

     (g)  amend the Bay Networks Certificate or the Bay Networks By-laws;

     (h) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by U.S. GAAP and as concurred in by Bay Networks' independent auditors;

     (i) except in the ordinary course of business, enter into or terminate any material contract, agreement or lease, or amend or modify in a material respect any of its existing material contracts, agreements or leases (including, without limitation, any material licensing agreement);

     (j) except in the ordinary course of business, settle any claim, action or proceeding involving money damages in excess of $500,000 in the aggregate;

     (k) (i) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respects at any time at or prior to the Effective Time, (B) except as otherwise permitted under "THE MERGER -- Acquisition Proposals", any of the conditions to the Merger set forth in "THE MERGER -- Conditions to the Merger" not being satisfied or not being satisfied as quickly as would otherwise be the case or (C) a violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law;

     (l) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than (i) short-term indebtedness incurred in the ordinary course of business consistent with past practice but in no event to exceed an aggregate of $10 million of short-term debt and (ii) indebtedness of Bay Networks or any of its subsidiaries to Bay Networks or any of its subsidiaries;

     (m) make any capital expenditures in excess of $35 million in the aggregate in any quarter of the year;

     (n) subject to the provisions described under "THE MERGER -- Acquisition Proposals", waive any confidentiality or "standstill" provisions entered into with any third party in connection with its consideration of an Acquisition Proposal; or

     (o)  agree or commit to do anything prohibited by the foregoing.

     NORTEL. Nortel has agreed in the Merger Agreement that, unless the prior written consent of Bay Networks is obtained and except as expressly contemplated by the Merger Agreement, as required by a Governmental Authority of competent jurisdiction or as disclosed to Bay Networks prior to the execution of the Merger Agreement, Nortel will not, and Nortel will cause each of its subsidiaries not to:

     (a) (i) make, declare, pay or set aside for payment any extraordinary dividend on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except to the extent required to do so under its existing employee benefit plans or pursuant to the rights, privileges, restrictions and conditions attaching to any series of the Class A Preferred Shares of Nortel, directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

     (b) (i) acquire assets, businesses or properties (collectively, the "Acquisitions") for consideration that is in aggregate in excess of $3.5 billion or (ii) make any sale, transfer or other disposition (collectively, the "Dispositions") of Nortel's direct or indirect assets, businesses or properties for consideration that is in the aggregate with all other such Dispositions in excess of $3.5 billion. Notwithstanding the foregoing, any Acquisition or Disposition that involves the contribution of operating assets (excluding, for the sake of clarity, cash, marketable securities and Nortel Common Stock) by Nortel or its subsidiaries to a new entity with respect to which Nortel or its subsidiaries has at least a 50% ownership interest, shall expressly be permitted and the amount of such contribution shall not be taken into account for purposes of calculating the dollar limitation on Dispositions and Acquisitions described above;

     (c) (i) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth under "THE MERGER -- Conditions to the Merger" not being satisfied or not being satisfied as quickly as would otherwise be the case or (C) a violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law; or

     (d)  agree or commit to do any of the foregoing.

     OTHER COVENANTS. The Merger Agreement also contains various covenants by the parties, including those requiring Nortel, Sub and Bay Networks (1) to use their best efforts in good faith to take all necessary actions to effect the Merger; (2) in the case of Bay Networks, to take all action necessary to convene a Special Meeting to vote on the adoption of the Merger Agreement and for the Bay Networks Board to recommend such adoption (subject to the Bay Networks Board's right, if it determines it is legally advisable to do so to act in a manner that is consistent with its fiduciary duties, to withdraw such recommendation after giving Nortel two business days' written notice that the Bay Networks Board has received a proposal which may be a Superior Proposal (as defined under "THE MERGER -- Acquisition Proposals")); (3) to cooperate in the preparation of this Registration Statement, this Proxy Statement/Prospectus and a joint communications plan with respect to the transactions contemplated by the Merger Agreement; (4) to provide the other party with reasonable access to information regarding such party under the condition that non-public information be subject to the terms of the confidentiality agreement between Nortel and Bay Networks; (5) in the case of Bay Networks, to refrain from soliciting or encouraging any Acquisition Proposal (as defined in the Merger Agreement) subject to certain exceptions (see "THE MERGER -- Acquisition Proposals"); (6) in the case of Bay Networks, to use its reasonable best efforts to cause persons who may be deemed "affiliates" (as defined by Rule 145 under the Securities Act) of Bay Networks to execute and deliver an agreement limiting such person's ability to sell, transfer or dispose of his or her shares of Nortel capital stock; (7) to take all steps within their control to exempt the transactions contemplated by the Merger Agreement and the Option Agreement from any state anti-takeover law that purports to apply to such agreement; (8) in the case of Bay Networks, to take all further action necessary in order to render the rights of Bay Networks stockholders under the Rights Agreement inapplicable to the Merger and the other transactions contemplated by the Merger Agreement; (9) in the case of Nortel, to use its best efforts to list on the NYSE and the Canadian Stock Exchanges, prior to the Effective Date, the shares of the Nortel Common Stock to be issued to the Bay Networks stockholders in the Merger and upon exercise of the Bay Networks Stock Options assumed by Nortel by reason of the Merger; (10) to cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary to consummate the transactions contemplated by the Merger Agreement (subject to certain limitations described under "THE MERGER -- Regulatory Approvals") and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable;
(11) to use their reasonable best efforts to cause their respective independent public accountants to deliver to the other party customary accountant's "comfort" letters; (12) in the case of Nortel, to cause the appointment of David
L. House by the Nortel Board to the Nortel Board and as President of Nortel; and
(13) in the case of Nortel, to take appropriate steps to ensure that shares of Nortel Common Stock shall be issued, in accordance with the terms of the Indenture (the "Indenture") dated as of April 28, 1993 between SynOptics Communications, Inc. ("SynOptics") and The First National Bank of Boston, as supplemented by the First Supplemental Indenture dated as of October 20, 1994, between SynOptics and Wellfleet Communications, Inc. and The First National Bank of Boston, upon the conversion after the Effective Time, of convertible debt securities issued under the Indenture. In addition, the Surviving Corporation will enter into the Second Supplemental Indenture to the Indenture. See "THE MERGER -- Interests of Certain Persons in the Merger".

     In addition, Nortel has agreed to indemnify the present and former officers and directors of Bay Networks and its subsidiaries to the fullest extent permitted by the DGCL, the Bay Networks Certificate and the Bay Networks By-laws with respect to any claim, action, suit, proceeding or investigation arising out of actions or omissions occurring at or prior to the Effective Time and, for six years following the Effective Time, to use its best efforts to cover that portion of directors' and officers' liability insurance that serves to cover the present and former directors and officers of Bay Networks or any of its subsidiaries with respect to claims arising from facts or events which occurred at or before the Effective Time. See "THE MERGER -- Interests of Certain Persons in the Merger".

BENEFIT PLANS

     Each Plan with respect to which any current or former employee of Bay Network or any of its subsidiaries (each, a "Bay Networks Employee") participates immediately prior to the Effective Time will become the obligation of Nortel and the Surviving Corporation at the Effective Time and, for at least one year thereafter, Nortel has agreed with Bay Networks that it will, or will cause the Surviving Corporation to: (i) maintain base salaries and (ii) either maintain the Plans (including incentive compensation arrangements) or provide benefits that are comparable, in the aggregate, to the benefits provided to the Bay Networks Employees, considered as a group, under such Plans as in effect immediately prior to the Effective Time. Without limiting the generality of the foregoing, from the Effective Time and for at least one year thereafter, Nortel will, or will cause the Surviving Corporation to continue the Bay Networks Executive Retention and Severance Plan (effective January 26, 1998) ("Severance Plan") as in effect for Bay Networks Employees immediately prior to the Effective Time and assume and honor any obligations of Bay Networks under the Severance Plan and any individual severance or employment agreements by and between Bay Networks or any of its subsidiaries and any Bay Networks Employees, as such Severance Plan and agreements exist and are in effect as of the Effective Time. Contemporaneous with the execution of the Merger Agreement, certain executive officers of Bay Networks agreed to modifications to their existing severance agreements. (See "THE MERGER--Interests of Certain Persons in the Merger".)

     With respect to any Plan of Nortel (a "Nortel Plan"), to the extent that Nortel determines to provide for participation of any Bay Networks Employee in such Nortel Plan, Nortel has agreed with Bay Networks that it will, or will cause the Surviving Corporation to: (A) with respect to any medical or health plan, waive any pre-existing condition or exclusion in any Nortel Plan in which any Bay Networks Employee may be entitled to participate that would result in a lack of coverage for any condition for which a Bay Networks Employee would have been entitled to coverage under the corresponding Plan; (B) with respect to any medical or health plan, waive any waiting period in any Nortel Plan in which any Bay Networks Employee may be entitled to participate that exceeds the corresponding waiting period under the corresponding Plan (after taking into account the service credit provided for purposes of satisfying such waiting period); (C) provide each Bay Networks Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Nortel Plan in which such Bay Networks Employee may be eligible to participate after the Effective Time, and
(D) recognize all service of the Bay Networks Employees with Bay Networks or any of its subsidiaries for purposes of eligibility to participate, vesting credit, entitlement to benefits, and, solely with respect to vacation and severance benefits, benefit accrual in any Nortel Plan in which the Bay Networks Employees may be eligible to participate after the Effective Time; provided that the foregoing shall not apply to the extent it would result in duplication of benefits.

ACQUISITION PROPOSALS

     Bay Networks has agreed in the Merger Agreement that it shall not, and shall cause its subsidiaries and its subsidiaries' officers, directors, agents and advisors not to, initiate, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, (i) a merger or consolidation, or any similar transaction, involving Bay Networks or any subsidiary of Bay Networks (other than mergers, consolidations or similar transactions involving solely Bay Networks and/or one or more wholly-owned subsidiaries of Bay Networks), (ii) a purchase or other acquisition of greater than 15% of the consolidated assets of Bay Networks and its subsidiaries, (iii) a purchase or other acquisition of beneficial ownership of securities representing more than 15% of the voting power of Bay Networks or any subsidiary of Bay Networks, (iv) any substantially similar transaction, or (v) any inquiry or indication of interest with respect to any of the foregoing; in each case other than the transactions contemplated by the Merger Agreement and the Option Agreement (each and any of the above, an "Acquisition Proposal").

     Notwithstanding the foregoing, Bay Networks is permitted to engage in any discussions or negotiations with, or provide any information to, any person in response to a bona fide written Acquisition Proposal by any such person, if and only to the extent that in each such case such proposal was not solicited in violation of the Merger Agreement and (i) the Special Meeting shall not have occurred or the Special Meeting shall have occurred and the stockholders of Bay Networks shall have failed to approve the Merger; (ii) the Bay Networks Board determines in good faith that such Acquisition Proposal would, if consummated, constitute a Superior Proposal (as defined below) and is reasonably capable of being consummated; (iii) the Bay Networks Board determines, in good faith after consultation with outside counsel, that such action is legally advisable for it to act in a manner consistent with its fiduciary duties under applicable law; and (iv) prior to providing any information or data to any person or entering into discussions or negotiations with any person, Bay Networks receives from such person an executed confidentiality agreement containing terms no less restrictive with respect to such person than the terms of a Confidentiality Agreement, dated as of May 19, 1998, between Nortel and Bay Networks (the "Confidentiality Agreement") with respect to Nortel. Bay Networks has agreed to promptly notify Nortel (within 24 hours), of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers. Bay Networks has also agreed to endeavor to advise Nortel of any material developments with respect to any such proposal as to which Bay Networks is exercising the aforementioned rights upon the occurrence thereof.

     "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Bay Networks Common Stock then outstanding or more than 50% of the consolidated assets of Bay Networks and otherwise on terms which the Bay Networks Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of Bay Networks than the transactions contemplated by this Agreement.

CONDITIONS TO THE MERGER

     The obligation of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following: (1) adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement and the Merger by the requisite vote of the holders of Bay Networks Common Stock; (2) all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (i) following the Effective Time, have a material adverse effect (as defined in the Merger Agreement) on Nortel and its subsidiaries taken as a whole or (ii) require Nortel or any of its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Nortel, Bay Networks or their respective subsidiaries; (3) no Governmental Authority (as defined in the Merger Agreement) has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and enjoins or prohibits consummation of the Merger, and no such Governmental Authority shall have brought an action or proceeding seeking to enjoin or prohibit consummation of the Merger, which action or proceeding is reasonably likely to succeed; (4) with respect to the obligations of each party, (i) the representations and warranties of the other party contained in the Merger Agreement will be true and correct as of the date of the Merger Agreement and the Effective Date (except for any representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be true and correct as of such date), in each case subject to the materiality standard set forth in the Merger Agreement and (ii) each of the agreements and covenants to be performed by the other party pursuant to the Merger Agreement at or prior to the Effective Time shall have been duly performed in all material respects; (5) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission and not concluded or withdrawn; (6) Nortel shall have received an opinion of Cleary, Gottlieb, special counsel to Nortel, as to certain tax matters; (7) Bay Networks shall have received an opinion of Simpson, Thacher, counsel to Bay Networks, as to certain tax matters (See "THE MERGER -- Certain U.S. Federal Income Tax Consequences of the Merger"); and (8) the shares of Nortel Common Stock issuable pursuant to the Merger Agreement having been approved for listing on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance.

     The conditions to consummation of the Merger may generally be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the Bay Networks stockholders. See "THE MERGER -- Amendment and Waiver".

     No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement/Prospectus, Nortel and Bay Networks have no reason to believe that any of the conditions set forth above will not be satisfied.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated, and the Merger may be abandoned (1) at any time prior to the Effective Time, by the mutual consent of Nortel and Bay Networks, by action taken by the Board of Directors of each party; (2) at any time prior to the Effective Time, by either Nortel or Bay Networks, in the event of either (i) a breach by the other party of any of its representations or warranties contained in the Merger Agreement (subject to a standard of materiality set forth in the Merger Agreement), which breach has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of its covenants or agreements contained in the Merger Agreement, which breach has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach and (other than a breach of Bay Networks' obligations described under "THE

MERGER -- Acquisition Proposals") which breach would be reasonably likely, individually or in the aggregate, to result in a material adverse effect with respect to the breaching party; (3) at any time prior to the Effective Time, by either Nortel or Bay Networks, if its Board of Director so determines, in the event that the Merger is not consummated by December 31, 1998 (or, in the event that an approval of a Governmental Authority (as defined in the Merger Agreement) required to be obtained for the consummation of the Merger has not been obtained, by March 31, 1999), except to the extent that the failure of the Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement; (4) by either Nortel or Bay Networks, if its Board of Directors so determines, in the event
(i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement will have been denied by final nonappealable action; (ii) any required approval of a Governmental Authority contains any conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel and its subsidiaries taken as a whole or (B) require Nortel or any of its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Nortel, Bay Networks or their respective subsidiaries; or (iii) any required shareholder approval is not obtained at the Special Meeting; (5) by Nortel, if the Board of Directors of Bay Networks withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement at any time prior to the Special Meeting or (6) by Bay Networks at any time prior to the Special Meeting, upon three business days' prior notice to Nortel, if the Bay Networks Board approves a Superior Proposal, so long as Bay Networks has complied with its obligations described under "THE MERGER -- Acquisition Proposals" and Bay Networks has given Nortel the opportunity to renegotiate the terms of the Merger Agreement and the Bay Networks Board has considered the effects of any concessions offered by Nortel.

     In the event of termination of the Merger Agreement pursuant to its terms and the abandonment of the Merger, no party to the Merger Agreement will have any liability or further obligation to any other party except (i) for the Termination Fee Provisions (as defined in "THE MERGER -- Expenses and Termination Fee") and the provisions of the Merger Agreement and the Confidentiality Agreement providing for the continued confidentiality of confidential information and expense allocation, and (ii) that termination will not relieve a breaching party from liability for any willful breach of the Merger Agreement giving rise to such termination. Termination of the Merger Agreement will not affect the Option Agreement.

WAIVER AND AMENDMENT

     Any provision of the Merger Agreement may be amended or modified at any time by an agreement in writing between Nortel and Bay Networks and approved by their respective Boards of Directors and executed in the same manner as the Merger Agreement, provided that after stockholder adoption of the Merger Agreement, the Merger Agreement may not be amended if such amendment requires the approval of the Bay Networks stockholders under U.S. law or the rules of the NYSE without such stockholder approval. Prior to the Effective Time, Nortel or Bay Networks may, by a signed writing and approval by their respective Boards of Directors, (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Bay Networks and Nortel expect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code and that for U.S. federal income tax purposes no gain or loss will be recognized by stockholders of Bay Networks upon the receipt of Nortel Common Stock for Bay Networks Common Stock pursuant to the Merger (except with respect to the receipt of cash in lieu of a fractional share interest in Nortel Common Stock). The Internal Revenue Service (the "Service") has not been and will not be asked to rule on the tax consequences of the Merger. Instead, Bay Networks will rely on the opinion of Simpson Thacher, its counsel, and Nortel will rely on the opinion of Cleary, Gottlieb, its counsel, as to certain U.S. federal income tax consequences of the Merger. Such opinions will be based upon facts described therein and upon certain assumptions and representations that will be made by Bay Networks and Nortel. The opinions of Simpson Thacher and Cleary, Gottlieb will be based on the Code, the Regulations promulgated thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change. Neither of the opinions will apply to Bay Networks stockholders who will own 5% or more of Nortel Common Stock, measured by vote or value, (either directly or indirectly through attribution rules) immediately after the Merger. An opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected in such opinions or that such opinions will be upheld by the courts if challenged by the Service. Each Bay Networks stockholder is urged to consult his or her own tax and financial advisors as to the effect of such U.S. federal income tax consequences on his or her own particular facts and circumstances and also as to any state, local, foreign or other tax consequences (including the tax consequences of proposed changes in applicable tax laws) arising out of the Merger.

     The obligation of each of Bay Networks, Nortel and Sub to consummate the Merger is conditioned on, among other things, the receipt by Bay Networks of the opinion of Simpson Thacher and the receipt by Nortel of the opinion of Cleary, Gottlieb, each of which will be based upon facts and representations to be provided to such firms, and subject to various assumptions and qualifications, substantially to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that the following material U.S. federal income tax consequences will result from the Merger:

     (a) No gain or loss will be recognized by Bay Networks, Sub or Nortel as a result of the Merger;

     (b) No gain or loss will be recognized by the Bay Networks stockholders who exchange their Bay Networks Common Stock for Nortel Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Nortel Common Stock); and

     (c) The tax basis of the Nortel Common Stock received by Bay Networks stockholders who exchange all of their Bay Networks Common Stock for Nortel Common Stock in the Merger will be the same as the tax basis of the Bay Networks Common Stock surrendered in exchange therefor reduced by the tax basis allocable to fractional shares for which cash is received.

     The receipt by a Bay Networks stockholder of cash in lieu of a fractional share interest in Nortel Common Stock will be treated as though the fractional shares of Nortel Common Stock were distributed as a part of the exchange and then redeemed by Nortel, and, assuming that the redemption of the fractional share of Nortel Common Stock is characterized as a sale or exchange of such stock and not as a dividend, a Bay Networks stockholder will recognize gain or loss in an amount equal to the difference between the amount of cash received and the basis of the fractional share of Nortel Common Stock deemed to be surrendered, which gain or loss will be capital gain or loss if the Nortel Common Stock was a capital asset in the hands of the Bay Networks stockholder at the Effective Date. Long-term capital gain realized by a U.S. individual generally is subject to a maximum rate of 28% in respect of property held for more than one year and to a maximum rate of 20% in respect of property held in excess of 18 months. Legislation currently pending in the United States Congress generally would, if enacted in its current form, subject long-term capital gain recognized by an individual holder to a maximum rate of 20% in respect of property held for more than one year effective for amounts properly taken into account on or after January 1, 1998. The holding period for shares of Nortel Common Stock received in exchange for shares of Bay Networks Common Stock pursuant to the Merger will include the holding period of the shares of Bay Networks Common Stock exchanged therefor, provided such shares of Bay Networks Common Stock were held as capital assets by the Bay Networks stockholder at the Effective Date.

     Bay Networks stockholders will be required to retain records and file with their U.S. federal income tax returns a statement setting forth certain facts relating to the Merger.

     The foregoing is only a summary description of certain anticipated U.S. federal income tax consequences of the Merger, without regard to the particular facts and circumstances of each Bay Networks stockholder. It does not discuss all of the consequences that may be relevant to Bay Networks stockholders entitled to special treatment under the Code (such as insurance companies, dealers in securities, traders in securities electing to mark to market, exempt organizations or foreign persons), to Bay Networks stockholders who acquired their

Bay Networks Common Stock pursuant to the exercise of Bay Networks Stock Options or otherwise as compensation or to Bay Networks stockholders who will own 5% or more of Nortel Common Stock measured by vote or value (either directly or indirectly through the application of attribution rules) immediately after the Merger. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger or the exchange of shares pursuant thereto under state, local, foreign or other tax laws or under proposed changes in applicable tax laws.

U.S. AND CANADIAN TAX CONSIDERATIONS RELATING TO HOLDING NORTEL COMMON STOCK

U.S. Federal Income Tax Considerations. The following summary describes the principal U.S. federal income tax consequences of the ownership and disposition of Nortel Common Stock by a holder that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income tax on a net basis in respect of Nortel Common Stock (a "U.S. Holder"). This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to hold or dispose of Nortel Common Stock. In particular, this summary deals only with beneficial owners who will hold Nortel Common Stock as a capital asset and does not address the tax treatment of a beneficial owner that owns 10% or more of the voting stock of Nortel or that may be subject to special tax rules, such as banks, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt entities, insurance companies, persons that will hold Nortel Common Stock as a position in a "straddle" or a "conversion transaction" and persons that have a "functional currency" other than the U.S. dollar. This summary is based upon tax laws and practice of the United States as in effect on the date hereof, which are subject to change. Prospective investors should consult their own tax advisors as to the U.S. tax consequences of the beneficial ownership and disposition of Nortel Common Stock, as well as, the effect of any foreign, state or local tax laws.

     The gross amount of any cash dividends paid by Nortel with respect to Nortel Common Stock, including the amount of any Canadian taxes withheld therefrom, generally will be includible in the gross income of a U.S. Holder to the extent paid out of Nortel's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to stock of other U.S. corporations. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax which U.S. Holders may elect to deduct in computing their taxable income or, subject to the limitations on foreign tax credits generally, credit against their U.S. federal income tax liability. Dividends on Nortel Common Stock generally will constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for U.S. foreign tax credit purposes. Under new rules enacted by the United States Congress in 1997 and other guidance recently released by the U.S. Treasury, foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in securities or in respect of arrangements in which a U.S. Holder's expected economic profit, after non-U.S. taxes, is insubstantial. U.S. Holders should consult their own advisers concerning the implications of these rules in light of their particular circumstances.

     Distributions of Nortel Common Stock to U.S. Holders that are made by Nortel as part of a pro rata distribution to all shareholders of Nortel generally will not be subject to U.S. federal income tax.

     Gain or loss realized by a U.S. Holder on the sale or other disposition of Nortel Common Stock will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between such U.S. Holder's tax basis in the Nortel Common Stock and the amount realized on the disposition. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Nortel Common Stock was held for more than one year. Dividends paid on, and proceeds from the sale or other disposition of Nortel Common Stock (including gain attributable to cash received in lieu of fractional shares of Nortel Common Stock) to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding at the rate of 31% unless the holder (i) establishes that it is a corporation or other exempt holder or (ii) provides an accurate taxpayer identification number on a properly completed Internal Revenue Service Form W-9 and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the Service.

     Certain Canadian Federal Income Tax Considerations. Ogilvy Renault, Canadian counsel to Nortel, has advised that the following is a general summary of principal Canadian income tax considerations generally applicable to holders of Nortel Common Stock who acquire their Nortel Common Stock pursuant to the Merger as contemplated by this Proxy Statement/Prospectus and who, for purposes of the Income Tax Act (Canada) (the "Tax Act") and at all relevant times, are neither resident nor deemed to be resident in Canada, deal at arm's length with Nortel, hold their Nortel Common Stock as capital and do not use or hold and are not deemed or otherwise considered to use or hold their Nortel Common Stock in the course of carrying on business in Canada and are not "financial institutions" as defined in the Tax Act for purposes of certain special provisions of the Tax Act (the "mark-to-market" rules) relating to securities held by such "financial institutions", and whose shares are not "designated insurance property" as defined in the Tax Act. This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and the regulations thereunder announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsel's understanding of the current published administrative practices of Revenue Canada. This summary does not take into account or anticipate any other changes in law or practice, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation or considerations of any province, territory or jurisdiction, other than Canada.

     This summary is of a general nature only, is not intended nor should it be construed to be, legal or tax advice to any particular holder of Nortel Common Stock and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Tax Act. Accordingly, prospective holders of Nortel Common Stock should consult their own tax advisors with respect to their particular circumstances.

     Dividends paid or credited, or deemed to be paid or credited, on Nortel Common Stock to a non-resident of Canada will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of such dividends, or such lesser rate as may be provided under the provisions of any applicable tax treaty. Under the terms of the Canada-United States Income Tax Convention (1980) (the "Convention"), the rate of withholding tax is generally reduced to 15% in the case of dividends paid or credited to a resident of the United States, within the meaning of the Convention, who is the beneficial owner of such dividends, but in some cases contemplated by the Convention may be further reduced or eliminated.

     Gains realized on the disposition or deemed disposition (including the death of a holder) of Nortel Common Stock by a non-resident of Canada will not generally be subject to tax under the Tax Act unless such Nortel Common Stock is or is deemed to be taxable Canadian property to the non-resident within the meaning of the Tax Act and the non-resident is not entitled to relief under the provisions of an applicable tax treaty. Nortel Common Stock will generally not be taxable Canadian property of a holder who is a non-resident of Canada, provided that such Nortel Common Stock is listed on a prescribed stock exchange (which includes the NYSE and the Canadian Stock Exchange). unless, at any time during the five year period that ends at the time of their disposition, the holder, persons with whom the holder did not deal at arm's length or the holder and persons with whom the holder did not deal at arm's length owned 25% or more of the issued shares (and, in the view of Revenue Canada, taking into account any interests in or rights to acquire shares) of any class or series of shares of Nortel. Even if the Nortel Common Stock is taxable Canadian property to a holder, a gain realized on the disposition or deemed disposition of such Stock may be exempt from tax by reason of an applicable tax treaty. Under the Convention, a gain realized by a holder of Nortel Common Stock who is a resident of the United States, within the meaning of the Convention, on the disposition or deemed disposition of Nortel Common Stock that is taxable Canadian property will generally be exempt from tax under the Tax Act unless the value of such Nortel Common Stock is derived principally from real property situated in Canada within the meaning of the Convention.

TREATMENT OF BAY NETWORKS STOCK OPTIONS

     Each Bay Networks Stock Option outstanding at the Effective Time will be assumed by Nortel and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Bay Networks Stock Option prior to the Effective Time, the number of shares of Nortel Common Stock as the holder of such Bay Networks Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Bay Networks Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable) at a price per share equal to (i) the aggregate exercise price for Bay Networks Common Stock otherwise purchasable pursuant to such Bay Networks Stock Option divided by (ii) the number of shares of Nortel Common Stock deemed purchasable pursuant to such assumed Bay Networks Stock Option; provided, however, that the number of shares of Nortel Common Stock that may be purchased upon exercise of any such Bay Networks Stock Option will not include any fractional share and, upon exercise of such Bay Networks Stock Option, a cash payment will be made for any fractional share based upon the last sale price per share of Nortel Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Nortel and the Surviving Corporation will comply with the terms of each Bay Networks Stock Option Plan pursuant to which Bay Networks Stock Options were granted; provided, that the Nortel Board of Directors or an appropriate committee thereof will succeed to the authorities and responsibilities of the Bay Networks Board or any committee thereof under such plan. The conversion of Bay Networks Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) will be effected in a manner consistent with Section 424(a) of the Code.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Bay Networks Board, stockholders of Bay Networks should be aware that certain members of Bay Networks' management and the Bay Networks Board may have interests in the Merger that are different from, or in addition to, the interests of Bay Networks stockholders generally, and that may create potential conflicts of interest. Directors, officers and employees of Bay Networks have certain rights with respect to stock options, severance provisions under existing employment contracts, indemnification and liability insurance in connection with the Merger.

     Employment and Severance Arrangements. Bay Networks is a party to severance agreements under the Severance Plan with the following executives who are executive officers of Bay Networks: David L. House, Lloyd A. Carney, David
J. Rynne, David A. Shrigley, Stephen G. Pearse and Ralph Russo (collectively, the "Executives"). If any Executive is involuntarily terminated other than for "Cause" or terminates his employment for "Good Reason" (as such terms are defined in the Severance Plan) within one year following a Change of Control (as defined in the Severance Plan, which will include the Merger), such Executive will be entitled to (i) payment of his annual incentive target, prorated for the year in which termination occurs, (ii) a lump sum cash payment equal to two times the Executive's "Target Annual Earnings," consisting of the sum of (x) his then effective annual base salary plus (y) 100% of the annual incentive target for the year in which termination occurs, (iii) a six-month consulting contract for a consulting fee in the amount of 50% of Target Annual Earnings, (iv) accelerated vesting of all options to purchase shares of Bay Networks Common Stock or any unvested shares subject to restricted stock purchase agreements ("restricted stock"), (v) the continuation of welfare benefits for two years following the termination date, and (vi) reimbursement of any excise tax payable in respect of Code Section 280G, other than any such excise tax payable with respect to the reimbursement. Under the Severance Plan, no Executive can receive duplicate payments and other benefits in connection with a Change of Control under both the Severance Plan and an Executive's employment agreement, and an Executive must offset any payments and benefits received under the Severance Plan with payments and benefits provided under any other agreement.

     Bay Networks is a party to employment agreements with Mr. House, Chairman of the Board, Chief Executive Officer and President of Bay Networks and with Mr. Shrigley, the Executive Vice President for Sales, Services, and Marketing of Bay Networks. Under these two agreements, which are substantially identical, if Mr. House or Mr. Shrigley is involuntarily terminated other than for "Cause" or if he terminates his employment for "Good Reason" (as such terms are defined in the agreements) within one year following a change of control (which includes the Merger), he will receive (i) a lump sum equal to 12 months of his then effective base salary, plus 100% of his target bonus for the year in which termination occurs, plus an additional bonus equal to a percentage (which may exceed 100%) of the bonus target amount for the year in which termination occurs, (ii) one year's additional vesting as of the date of termination for any outstanding stock options and restricted stock, (iii) one year's additional vesting under any deferred compensation plans or other pension arrangements, and (iv) the continuation of paid benefits for up to one year. In the event of a change of control of Bay Networks the vesting of any outstanding stock options or restricted stock will be accelerated by one additional year.

     Bay Networks is a party to a letter agreement with Mr. Rynne, Bay Networks' Executive Vice President and Chief Financial Officer. In the event of a change of control of Bay Networks that results in a significant reduction of Mr. Rynne's duties or responsibilities, he is entitled to receive one year's base salary and bonus and one year's acceleration of vesting of any outstanding stock options and restricted stock. In addition, in the event of termination other than for cause (such term is not defined in the agreement) or upon a change of control of Bay Networks, Mr. Rynne is entitled to receive a special cash bonus in an amount equal to $2 million less the value of the appreciation of all of his shares of Bay Networks' Common Stock vested as of the Effective Time. If Mr. Rynne is terminated by Bay Networks other than for due cause (such term is not defined in the agreement), he is entitled to receive 12 months base salary plus his annual bonus and one year's additional vesting after his termination date.

     Pursuant to letter agreements entered into by Nortel and each of the Executives, each Executive has agreed to modify his right to receive cash severance payments and option acceleration under any agreement or under the Severance Plan upon a termination of employment (with certain exceptions) during the one-year period following the closing of the Merger. In consideration for the foregoing, Nortel has agreed that each Executive will receive a retention package comprised of the cash severance payments and the accelerated vesting of Bay Stock Options that an Executive could have otherwise received under the Severance Plan, as follows: (i) immediately following the Effective Time, 50% of the cash severance payment amount will be paid to each Executive and 50% of each Executive's outstanding unexercisable Bay Stock Options at that time (the "Outstanding Bay Stock Options") will become exercisable; (ii) six months after the Effective Time, an additional 25% of the cash severance payment amount will be paid to each Executive and such additional number of shares subject to each Executive's Outstanding Bay Stock Options will become exercisable as are necessary to cause 75% of the shares then subject to the Outstanding Bay Stock Options to be exercisable; (iii) and on the first anniversary of the Effective Time, the remaining cash severance payment amount will be paid to the Executive and remaining Outstanding Bay Stock Options then outstanding will become exercisable. Such cash payments and option acceleration rights will be forfeited if, following the Effective Time, Executive terminates his employment without Good Reason, as modified under the agreement with Nortel or by Bay Networks for Cause. Such cash payments will be paid in a lump sum and option acceleration will occur within five business days following the occurrence of such certain events as are specified in the letter agreement following the Effective Time.

     The aggregate amount of the cash benefits payable to each Executive, respectively, is: Mr. House $4,450,000; Mr. Rynne $1,750,000; Mr. Shrigley $1,625,000; Mr. Carney $1,736,007; Mr. Pearse $1,125,000; and Mr. Russo
$1,400,000.

     In addition, contemporaneous with the signing of the Merger Agreement, Nortel and Mr. House confirmed their understanding that following the Effective Time, Mr. House would be paid an annual base salary of $550,000 and a bonus opportunity equal to 100% of his base salary, and that he would be granted options to purchase 600,000 shares of Nortel Common Stock at the Effective Time, such options to become exercisable over a period of three years following the Effective Time and, subject to the attainment of certain "milestone" events options to purchase 200,000 shares of Nortel Common Stock annually thereafter during his employment, such options to become exercisable at the end of three years following their date of grant. Nortel and Mr. House also confirmed their understanding that guideline awards of options to be made at the Effective Time to Messrs. Carney, Pearse, Russo, Rynne and Shrigley at the Effective Time would be 240,000 options per person, and guideline awards for subsequent annual option grants would total no more than 1,440,000 options in the aggregate (consisting of up to 60,000 options per person), all such options to become exercisable over a period of four years following the date of grant; with the actual amount of any option grant determined at the time of such grant.

     Stock Options Granted to Directors. The provisions of the Bay Networks 1994 Outside Directors Stock Option Plan and the forms of agreements entered into with the outside directors of Bay Networks under the plan provide that, upon a Transfer of Control (as defined in the Plan and which includes the Merger), the vesting schedule of any outstanding options granted under the plan will be accelerated by twelve months as of 30 days prior to the Transfer of Control. This will result in the additional vesting of an aggregate of 101,246 options held by outside directors with a weighted average exercise price of $24.23.

     Directors' and Officers' Insurance; Indemnification of Bay Networks Directors and Officers. The Merger Agreement provides that, for a period of six years after the Effective Time, Nortel shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former directors and officers of Bay Networks or any of its subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, than the coverage currently provided by Bay Networks; provided, however, that in no event shall Nortel be required to expend more than 300% of the current amount expended by Bay Networks (the "Insurance Amount") to maintain or procure such directors' and officers' insurance coverage; provided, further, that if Nortel is unable to maintain or obtain the insurance called for by the Merger Agreement, Nortel shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that the officers and directors of Bay Networks or any subsidiary may be required to make application and provide customary representations and warranties to Nortel's insurance carrier for the purpose of obtaining such insurance.

     The Merger Agreement also requires Nortel to indemnify, defend and hold harmless each present and former director and officer of Bay Networks and its subsidiaries (each, an "Indemnified Party"), following the Effective Date and for a period of six years thereafter, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "Claim"), arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement and the Option Agreement), to the fullest extent that Bay Networks is permitted to indemnify its directors and officers under Delaware law, the Bay Networks Certificate and Bay Networks By-laws as in effect on the date of the Merger Agreement. The Merger Agreement also provides that Nortel will advance expenses incurred by such persons in connection with Claims to the fullest extent permitted under applicable law.

OPTION AGREEMENT

     As a condition to Nortel's execution of the Merger Agreement, Bay Networks entered into the Option Agreement. The following description of the Option Agreement is qualified in its entirety by reference to the text of such Agreement, a copy of which is attached hereto as Appendix B, and which is incorporated herein by reference.

     Pursuant to the Option Agreement, Bay Networks granted Nortel an Option, which permits Nortel to purchase a number of shares of Bay Networks Common Stock not to exceed 14.9% of the number of shares of Bay Networks Common Stock issued and outstanding at the time of exercise of the Option. The exercise price of the Option is $33.29 per share, subject to adjustment under specified circumstances (such exercise price, as so adjusted, being referred to herein as the "Option Price").

     The Option will become exercisable in whole or in part if a "Triggering Event", defined as any event that gives rise to a Termination Fee as described under "THE MERGER -- Expenses and Termination Fee", occurs prior to the occurrence of an "Exercise Termination Event," as such terms are defined below. If Nortel were to exercise its right to acquire the full 14.9% of the outstanding shares of Bay Networks Common Stock subject to the Option, Nortel would hold approximately 12.97% of the outstanding shares of Bay Networks Common Stock immediately after such exercise.

     The Option Agreement defines the term "Exercise Termination Event" to mean any of (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with its terms, if such termination occurs prior to the occurrence of a Triggering Event and at the time of such termination the conditions prerequisite to a Triggering Event occurring in the future are incapable of being fulfilled; (iii) the passage of 13 months, subject to extension in order to obtain required regulatory approvals, to comply with applicable regulatory waiting periods or to avoid liability under Section 16(b) of the Exchange Act, after termination of the Merger Agreement; or (iv) receipt by Nortel of the Termination Fee. Notwithstanding anything to the contrary contained in the Option Agreement, the Option may not be exercised at any time when Nortel is in breach of any of its covenants or agreements contained in the Merger Agreement such that Bay Networks shall be entitled to terminate the Merger Agreement pursuant to the terms thereof, and the Option Agreement shall automatically terminate upon the termination of the Merger Agreement by Bay Networks pursuant to the terms thereof as a result of a breach by Nortel of its covenants or agreements contained therein.

     If the Option becomes exercisable, it may be exercised in whole or in part prior to the occurrence of an Exercise Termination Event following the applicable Triggering Event. Nortel's right to exercise the Option and certain other rights under the Option Agreement are subject to an extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the Option are subject to adjustment in the event of specified changes in the capital stock of Bay Networks.

     Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, Nortel will have the right for 12 months (subject to extension as described in the Option Agreement) to require Bay Networks to register the shares of Bay Networks Common Stock issued or issuable pursuant to the Option under the Securities Act, subject to specified conditions and limitations.

     The Option Agreement also provides that at any time after the occurrence of a "Triggering Event", upon request, Bay Networks shall be obligated to repurchase the Option and all or any part of the shares ("Option Shares") received upon the full or partial exercise of the Option from Nortel. Such repurchase of the Option shall be at a price equal to the amount by which the "Market/Offer Price" (as defined below) exceeds the Option Price (as adjusted), multiplied by the number of Option Shares for which the Option may then be exercised. A repurchase of Option Shares shall be at a price equal to the Market/Offer Price multiplied by the number of Option Shares to be repurchased. The term Market/Offer Price means the highest of (i) the price per share at which a tender or exchange offer has been made for Bay Networks Common Stock,
(ii) the price per share of Bay Networks Common Stock that any third party is to pay pursuant to an agreement with Bay Networks, (iii) the highest closing price per share of Bay Networks Common Stock within the six-month period immediately preceding the date that notice to repurchase is given or (iv) in the event of a sale of all or substantially all of Bay Networks' assets or deposits, the sum of the price paid for such assets or deposits and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm), divided by the number of shares of Bay Networks Common Stock outstanding at the time of such sale.

     The "Total Profit" (as defined below) that Nortel may realize with regard to the Option may not exceed $275 million less the amount of any Termination Fee paid under the Merger Agreement. If Nortel's Total Profit would exceed such amount, Nortel would be required, at its sole election, to (a) reduce the number of Option Shares subject to the Option, (b) deliver Option Shares to Bay Networks for cancellation, (c) pay cash to Bay Networks or (d) do any combination of the foregoing so that Nortel's actual realized Total Profit shall not exceed $275 million. "Total Profit" is defined to mean the aggregate (before taxes) of (i) any amount received pursuant to Bay Networks' repurchase of the Option (or any portion thereof), (ii) any amount received pursuant to Bay Networks' repurchase of the Option Shares (less the purchase price for such Option Shares), (iii) any net cash received pursuant to the sale of Option Shares to any third party (less the purchase price of such Option Shares), (iv) any amounts received on transfer of the Option or any portion thereof to a third party and (v) any equivalent amounts received with respect to the Substitute Option (as defined below). In addition, Nortel may not exercise the Option for a number of Option Shares as would, as of the date of such exercise, result in Nortel (if it were immediately to sell such Option Shares, together with all other Option Shares held by Nortel and its affiliates as of such date, at the closing market price on the previous trading day) realizing a net gain in excess of $275 million.

     Pursuant to the terms of the Option Agreement, in the event that, prior to an Exercise Termination Event, Bay Networks enters into certain transactions in which Bay Networks is not the surviving corporation, certain fundamental changes in the capital stock of Bay Networks occur or Bay Networks sells all or substantially all of its or certain of its subsidiaries' assets, the Option shall be converted into a substitute option (the "Substitute Option"), with terms similar to those of the Option, to purchase capital stock of the entity that is the effective successor to Bay Networks.

     The Option Agreement provides that neither Nortel nor Bay Networks may assign any of its rights or obligations thereunder without the express written consent of the other party, except that if a Triggering Event occurs prior to an Exercise Termination Event, Nortel may, subject to limitations contained in the Option Agreement, assign its rights and obligations thereunder in whole or in part within 12 months following such Triggering Event (subject to extension as described in the Option Agreement).

     Arrangements such as the Option Agreement and the Termination Fee are entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee of the option or the recipient of the Termination Fee (in this case, Nortel) for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer of the option or the payor of the Termination Fee (in this case, Bay Networks) by a third party. The Option Agreement was entered into to accomplish these objectives. The Option Agreement may have the effect of discouraging offers by third parties to acquire Bay Networks prior to the Merger, even if such persons were prepared to offer to pay consideration to Bay Networks' shareholders which has a higher current market price than the shares of Nortel Common Stock to be received by such holders pursuant to the Merger Agreement.

     To the best knowledge of Nortel and Bay Networks, no Triggering Event has occurred as of the date of this Proxy Statement/Prospectus.

EXPENSES AND TERMINATION FEE

     Bay Networks would be required to pay Nortel the Termination Fee of $275 million if (a) Bay Networks terminates the Merger Agreement because the Bay Networks Board approves a Superior Proposal pursuant to Section 8.01(f) of the Merger Agreement; (b) either Bay Networks or Nortel terminates the Merger Agreement in the event the approval of Bay Networks' stockholders of the Merger Agreement is not obtained by reason of the failure to obtain the requisite vote required at the Special Meeting or an adjournment thereof, if (i) at any time after the date of the Merger Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal, and
(ii) within 12 months of any such termination of the Merger Agreement, Bay Networks enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated; (c) Nortel terminates the Merger Agreement in the event the Bay Networks Board, prior to the Special Meeting, (i) withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement, (ii) approves or recommends any Acquisition Proposal or Superior Proposal, or (iii) resolves to take any of the actions specified in clauses (i) or (ii) above; and (d) if (i) Nortel terminates the Merger Agreement in the event that the Merger is not consummated by December 31, 1998 or either Bay Networks or Nortel terminates the Merger Agreement in the event that an approval of Governmental Authority required to be obtained for the consummation of the transactions contemplated by the Merger Agreement has not been obtained by March 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate (which action or inaction is in violation of its obligations under the Merger Agreement), (ii) at any time after the date of the Merger Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal,
(iii) following the existence of such Acquisition Proposal and prior to any such termination, Bay Networks shall have intentionally breached (and not cured after notice thereof) any of its material covenants or agreements set forth in the

Merger Agreement in any material respect, and (iv) within 12 months of any such termination of the Merger Agreement, Bay Networks enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (collectively, the "Termination Fee Provisions").

     Except as provided in the Termination Fee Provisions described above, each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby, except that printing and mailing expenses and Commission registration and filing fees will be shared equally between Bay Networks and Nortel.

ACCOUNTING TREATMENT

     Nortel's financial statements are prepared in accordance with Canadian GAAP and reconciled with U.S. GAAP. The Merger will be accounted for under the purchase method of accounting in accordance with Canadian GAAP, whereby the consideration to be paid in the Merger will be allocated based on the estimated fair values of the assets acquired and the liabilities assumed at the Effective Date. Under the purchase method of accounting for acquisitions, the excess of the purchase price over the fair value of Bay Networks' net assets is allocated to various intangibles such as IPR&D, acquired technology and goodwill, which are then written-off over a certain period, appropriate to that intangible asset class. As indicated in Note 2.14 to the unaudited pro forma consolidated financial information set forth under "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF NORTHERN TELECOM LIMITED", the impact on the pro forma net loss per common share, basic and diluted, of the amortization of purchased intangible assets resulting from the Merger was a charge of $0.47 for the three months ended March 31, 1998 and a charge of $7.47 for the year ended December 31, 1997. The actual amortization of the intangibles, which includes $3,126 million of IPR&D arising from the transaction, will take place subsequent to the Effective Date.

     The pro forma consolidated earnings (loss) per common share for the three months ended March 31, 1998 and for the year ended December 31, 1997, would be $(0.16) and $1.28 respectively, prior to the amortization of the intangibles related to the Merger ($0.47 and $7.47 per common share respectively).

REGULATORY APPROVALS

     Set forth below is a summary of the regulatory approvals required to consummate the Merger. While Nortel, Sub and Bay Networks believe that they will receive the requisite regulatory approvals for the Merger which have not already been obtained, there can be no assurance as to the timing of such approvals or the ability of the parties to obtain such approvals on satisfactory terms or otherwise.

     United States. The Merger is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission and the requisite waiting period has expired or is terminated.

     Canada. The Merger is subject to the requirements of the Competition Act (Canada), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Competition Bureau and the requisite waiting period has expired or is terminated.

     European Community. The Merger is subject to Council Regulation No. 4064/89, which provides that transactions meeting certain turnover thresholds must be notified to the EC Commission with the information and materials specified in Council Regulation No. 4064/89, and may not be consummated until the requisite waiting period has expired or is terminated.

     Canadian Securities Laws. The distribution by Nortel of Nortel Common Stock pursuant to the Merger and the assumption by Nortel of the Bay Networks Stock Options outstanding at the Effective Time, the issuance of Nortel Common Stock upon the exercise of the Bay Networks Stock Options assumed by Nortel by reason of the Merger and the issuance of Nortel Common Stock upon conversion of Bay Networks' convertible debt securities by the holders thereof must either comply with the registration and prospectus requirements of applicable Canadian provincial securities laws or be carried out in reliance upon an available statutory or discretionary exemption from such requirements. A prospectus in respect of such distribution, assumption and issuance has not been filed with any securities commission or similar regulatory authority in any province or territory of Canada. Where appropriate statutory exemptions are not available, Nortel plans to apply to the relevant securities regulatory authority of each such province for an appropriate order or ruling exempting such distribution, assumption and/or issuance from the prospectus and registration requirements of the securities laws of such province and providing for the resale rights in respect of the Nortel Common Stock so received.

     Bay Networks and Nortel are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, Bay Networks and Nortel currently contemplate that such approval or action would be sought.

     The Merger Agreement provides that the obligation of each of Nortel, Sub and Bay Networks to consummate the Merger is conditioned upon (i) the receipt of all requisite regulatory approvals, (ii) the termination or expiration of all statutory or regulatory waiting periods in respect thereof and (iii) no such approvals containing conditions or restrictions which would reasonably be expected to (a) following the Effective Time, have a Material Adverse Effect on Nortel, and its subsidiaries taken as a whole or (b) require Nortel or any of its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Nortel, Bay Networks or their respective subsidiaries.

     The required filings with respect to such regulatory approvals will be made shortly after the date on which the Registration Statement is filed and prior to the mailing of the definitive Proxy Statement/Prospectus to Bay Networks stockholders.

CERTAIN LITIGATION

     Four purported class actions were filed in the Delaware Court of Chancery, New Castle County, by shareholders of Bay Networks allegedly on behalf of all common stockholders of Bay Networks, entitled Gitty Rosenberg v. Kathleen A. Cote, et al., C.A. No. 98-16449 NC (filed June 16, 1998), Franny Cohen v. David
L. House, et al., C.A. No. 98-16454 (filed June 16, 1998), David Finkelstein and Moses Mayer v. Kathleen A. Cote, et al., C.A. No. 98-16457 NC (filed June 18,
1998) and Joseph Unger v. Kathleen A. Cote, et al., C.A. No. 16459 (filed June 18, 1998). The complaints name as defendants directors and officers of Bay Networks individually, as well as Bay Networks and Nortel. The complaints essentially allege that the Bay Networks directors breached fiduciary duties owed to the Bay Networks stockholders by, among other things, failing to undertake an appropriate evaluation of Bay Networks' net worth as a merger candidate and by failing in the Merger to obtain for Bay Networks Stockholders adequate value for their Bay Network Common Stock. The complaints further allege that Nortel aided and abetted these alleged breaches of fiduciary duty.

     The complaints seek relief including (i) a preliminary and permanent injunction enjoining the Merger under the terms presently proposed and requiring the defendants to place Bay Networks up for auction and/or to conduct a market check, and to make full disclosure of all material facts to Bay Networks stockholders prior to completion of the Merger; (ii) rescission of the Merger to the extent that it has been consummated prior to entry of final judgment, or rescissory damages; (iii) other damages in an amount not specified; and (iv) costs and attorneys' fees. Management of Bay Networks and Nortel believe that the complaints are without merit and intend vigorously to defend the actions.

STOCK EXCHANGE LISTING OF NORTEL COMMON STOCK

     Nortel expects to apply for the listing of the shares of Nortel Common Stock on the NYSE, the Canadian Stock Exchanges and the London Stock Exchange. It is a condition to the obligations of Bay Networks, Nortel and Sub to consummate the Merger that the shares of Nortel Common Stock to be issued in the Merger and, if required, upon exercise of the Bay Networks Stock Options to be assumed by Nortel by reason of the Merger, shall be approved for listing on the NYSE and the Canadian Stock Exchanges, subject only to official notice of issuance.

RESALE OF NORTEL COMMON STOCK

     United States. The shares of Nortel Common Stock issuable to Bay Networks stockholders upon consummation of the Merger and, if required, upon exercise of the Bay Networks Stock Options to be assumed by Nortel by reason of the Merger, have been registered under the Securities Act. Such securities may be traded freely in the United States without restriction by those shareholders who are not deemed to be "affiliates" of Nortel or Bay Networks as that term is defined in rules promulgated under the Securities Act.

     Shares of Nortel Common Stock received by those Bay Networks stockholders who are deemed to be "affiliates" of Bay Networks at the time of the Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act.

     Bay Networks has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of Bay Networks to execute and deliver to Nortel an agreement pursuant to which such person agrees, among other things, not to offer to sell, transfer, or otherwise dispose of any of the shares of Nortel Common Stock distributed to them in connection with the Merger (including upon exercise of the Bay Networks Stock Options to be assumed by Nortel by reason of the Merger) except in compliance with Rule 145 under the Securities Act, or in a transaction that, in the opinion of counsel reasonably satisfactory to Nortel, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act. This Proxy Statement/Prospectus does not cover resales of shares of Nortel Common Stock received by any person who may be deemed to be an affiliate of Nortel or Bay Networks.

     Canada. By virtue of available statutory prospectus exemptions under applicable Canadian provincial securities laws or, where such prospectus exemptions are not available, discretionary exemptions from the prospectus requirements of such securities laws to be obtained by Nortel, the shares of Nortel Common Stock issuable to holders of Bay Networks Common Stock upon consummation of the Merger and upon the exercise of the Bay Networks Stock Options assumed by Nortel by reason of the Merger will be freely resalable in or into Canada provided the following conditions (among others) are met at the time of such transaction: (i) the selling shareholder does not hold (alone or in combination with others) more than 20% of the outstanding voting securities of Nortel and does not otherwise hold a sufficient number of any securities of Nortel to affect materially the control of Nortel; (ii) if the selling shareholder is in a "special relationship" (as defined below) with Nortel, the selling shareholder has reasonable grounds to believe that Nortel is not in default of any requirement under applicable Canadian securities laws; (iii) certain disclosures are made to the applicable Canadian securities regulatory authorities (which Nortel will either make promptly following the closing of the Merger or at such other times as such disclosures are required to be made); (iv) no unusual effort is made to prepare the market or to create a demand for the shares; and (v) no extraordinary commission or consideration is paid in respect of the trade in the shares.

     For the above purposes, a selling shareholder is in a "special relationship" with Nortel if, among other things, the selling shareholder is:

     (i)   a director, officer or employee of Nortel;

     (ii) a director or senior officer of a subsidiary of Nortel, including the Surviving Corporation;

     (iii) a person or company who beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the voting rights attached to all voting securities of Nortel; or

     (iv) a director or senior officer of a company referred to in (iii) above.

NO APPRAISAL RIGHTS

     Under the DGCL, Bay Networks stockholders will have no appraisal rights in connection with the Merger. See "COMPARATIVE RIGHTS OF HOLDERS OF BAY NETWORKS COMMON STOCK AND NORTEL COMMON STOCK".

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Bay Networks will be the Surviving Corporation resulting from the Merger and will operate as a wholly-owned subsidiary of Nortel. Pursuant to the Merger Agreement, the officers of Bay Networks will remain the officers of the Surviving Corporation after the Merger until they resign or are removed or otherwise cease to be officers. Mr. C. Wesley M. Scott, Executive Vice-President, Corporate and Chief Financial Officer of Nortel, Mr. William R. Kerr, Senior Vice-President, Finance and Treasurer of Nortel, and Nicholas J. DeRoma Esq., Senior Vice-President and General Counsel of Nortel, the directors of Sub immediately prior to the Effective Time, will be the directors of the Surviving Corporation following the Effective Time. Under the Merger Agreement, Nortel has agreed to cause David L. House, Chairman of the Board, Chief Executive Officer and President of Bay Networks, to be appointed a director of Nortel and President of Nortel as of the Effective Time. The directors and officers of Nortel in office immediately prior to the Effective Time, together with such additional directors and officers and such additional persons as may thereafter be elected, will serve as the directors and officers of Nortel from and after the Effective Time in accordance with the Nortel Articles and the Nortel By-laws and until they resign or are removed or otherwise cease to serve as directors or officers of Nortel.

     As President of Nortel, Mr. House will report to John A. Roth, the Chief Executive Officer of Nortel. The Presidents of the Nortel Public Carrier Networks, Enterprise Networks, Wireless Networks, and Broadband Networks lines of business will continue to report to Mr. Roth. Mr. House will be responsible for Bay Networks and for Enterprise Data Networks, Nortel's current enterprise data network line of business. In addition, Mr. Roth and Mr. House will comprise the Office of the Chief Executive of Nortel. As a member of the Office of the Chief Executive, Mr. House will (i) assist Mr. Roth and the Nortel lines of business Presidents in the implementation of the IP networking strategy for Nortel and the incorporation of IP technology into Nortel's traditional telecommunications product portfolio, and (ii) have oversight responsibility for certain corporate staff functions, from time to time, as deemed appropriate by Messrs. Roth and House.

                          MARKET PRICES AND DIVIDENDS

BAY NETWORKS

     The Bay Networks Common Stock is listed on the NYSE under the symbol "BAY". The following table presents the high and low closing prices of the Bay Networks Common Stock as reported by the NYSE and The Nasdaq Stock Market. (Bay Networks began trading on the NYSE on February 29, 1996.) The prices shown for the period that Bay Networks Common Stock was traded on The Nasdaq Stock Market represent quotations among dealers without adjustments for retail markups, markdowns, or commissions and may not represent actual transactions. Bay Networks has not declared any dividends on its Bay Networks Common Stock for the periods indicated below.

                                                                  PRICE RANGE
                                                                ----------------
CALENDAR QUARTER                                                 HIGH      LOW
----------------                                                ------    ------
1996:
  First.....................................................    $47.88    $28.38
  Second....................................................     36.75     25.00
  Third.....................................................     30.00     21.63
  Fourth....................................................     27.50     18.38
1997:
  First.....................................................    $24.50    $15.50
  Second....................................................     26.69     15.75
  Third.....................................................     39.44     26.50
  Fourth....................................................     40.75     22.88
1998:
  First.....................................................    $33.90    $24.00
  Second....................................................     32.25     22.69
  Third (through           , 1998)..........................

     On June 12, 1998, the last trading day before Bay Networks and Nortel publicly announced the proposed Merger, the closing price per share of Bay
Networks Common Stock on the NYSE Composite Tape was $28.31. On           ,
1998, the last trading day prior to the date of this Proxy Statement/Prospectus,
such price was $          . Past price performance is not necessarily indicative
of future price performance. Bay Networks stockholders are urged to obtain current market quotations for shares of Bay Networks Common Stock.

NORTEL

     The Nortel Common Stock is traded on the NYSE under the symbol "NT", on the Canadian Stock Exchanges under the symbol "NTL" and on the London Stock Exchange. The following table sets forth the range of high and low sales prices as reported on the NYSE Composite Tape, together with the per share dividends declared by Nortel, during the periods indicated.

                                                                   PRICE RANGE
                                                                ------------------    PER SHARE
CALENDAR QUARTER                                                 HIGH        LOW      DIVIDENDS
----------------                                                -------    -------    ---------
1996:
  First.....................................................    $25.438    $20.375     $0.055
  Second....................................................     27.688     23.438      0.065
  Third.....................................................     29.438     22.500      0.065
  Fourth....................................................     33.813     28.313      0.065
1997:
  First.....................................................    $38.500    $30.250     $0.065
  Second....................................................     45.500     31.063      0.075
  Third.....................................................     53.875     45.125      0.075
  Fourth....................................................     56.938     40.533      0.075
1998:
  First.....................................................    $69.250    $39.688     $0.075
  Second....................................................    $65.438    $51.375     $0.075
  Third (through           , 1998)..........................    $          $           $

---------------

(1) All per share numbers have been calculated to reflect the 1998 Nortel Stock Split.

     On June 12, 1998, the last trading day before Bay Networks and Nortel publicly announced the proposed Merger, the closing price per share of Nortel
Common Stock was $63.69. On           1998, the last trading day prior to the
date of this Proxy Statement/Prospectus, such price was $       . Past price
performance is not necessarily indicative of future price performance. Bay Networks stockholders are urged to obtain current market quotations for shares of Nortel Common Stock.

     Holders of shares of Nortel Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Nortel Board. Although Nortel currently intends to continue paying quarterly cash dividends on the Nortel Common Stock, there can be no assurance that Nortel's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Nortel Board's consideration of other relevant factors.

           UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF
                            NORTHERN TELECOM LIMITED

     The following unaudited pro forma consolidated financial information of Nortel was prepared to illustrate the estimated effects of the Merger for balance sheet purposes as at March 31, 1998 and for purposes of the results of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997.

     Based upon the terms of the Merger Agreement, and the resulting attributes of the merger of Sub with and into Bay Networks, the pro forma statements have been prepared in accordance with Canadian GAAP using the purchase method of accounting for the Merger which is consistent in all material respects with the method expected to be used under U.S. GAAP, except as indicated in Note 1. The unaudited pro forma consolidated financial information of Nortel presented is derived from a combination of Bay Networks financial information, which is prepared in accordance with U.S. GAAP, and Nortel financial information, which is prepared in accordance with Canadian GAAP. With respect to Bay Networks financial information, the material differences between U.S. GAAP and Canadian GAAP have been adjusted in the preparation of the unaudited pro forma consolidated financial information of Nortel.

     The balance sheets and statements of operations of Nortel and Bay Networks have been summarized and reclassified so that they may be presented on a consistent basis for purposes of the unaudited pro forma consolidated financial information of Nortel. The pro forma consolidated balance sheet as at March 31, 1998 gives effect to the transactions set out in the Merger Agreement, more fully described in Note 2, as though they had occurred on March 31, 1998. The pro forma consolidated statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 give effect to these transactions as if they had occurred on January 1, 1997.

     The allocation of the aggregate purchase price reflected in the unaudited pro forma consolidated financial information of Nortel is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities following the Effective Time and, accordingly, the adjustments that have been included will change based upon the final allocation of the total purchase price (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included herein.

                            NORTHERN TELECOM LIMITED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                   PRO FORMA ADJUSTMENTS
                                                                            -----------------------------------
                                                        BAY                 PURCHASE                   GAAP        PRO FORMA
                                    NOTES   NORTEL    NETWORKS   SUBTOTAL    PRICE     CONFORMING   DIFFERENCES   CONSOLIDATED
                                    -----   -------   --------   --------   --------   ----------   -----------   ------------
                                                           (MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE FIGURES)
Revenues..........................          $ 3,510    $  547    $ 4,057    $    --       $ --         $ --         $ 4,057
Cost of revenues..................            2,046       291      2,337                                              2,337
                                            -------    ------    -------    -------       ----         ----         -------
Gross profit......................            1,464       256      1,720         --         --           --           1,720
Selling, general and
  administrative expense..........   2.5        613       161        774                     2                          776
Research and development
  expense.........................   2.6        575        91        666                    (7)                         659
Amortization of intangible assets
  including purchased in-process
  research and
  development expense(1)..........   2.6        217       154        371         (5)         7                          595
                                     2.9                                                                (88)
                                    2.14                                        197
                                    2.14                                        113
                                            -------    ------    -------    -------       ----         ----         -------
Operating earnings (loss).........               59      (150)       (91)      (305)        (2)          88            (310)
Equity in net earnings of
  associated
  companies.......................               (6)       --         (6)                                                (6)
Investment and other income,
  net.............................               (8)      (11)       (19)                                               (19)
Interest expense
  Long-term debt..................               31        --         31                                                 31
  Other...........................               15        --         15                                                 15
                                            -------    ------    -------    -------       ----         ----         -------
Earnings (loss) before income
  taxes...........................               27      (139)      (112)      (305)        (2)          88            (331)
Income tax provision (recovery)...               82         5         87                                                 77
                                     2.5                                                    (1)
                                    2.11                                                                 (9)
                                            -------    ------    -------    -------       ----         ----         -------
Net (loss) earnings...............              (55)     (144)      (199)      (305)        (1)          97            (408)
Dividends on preferred shares.....                8        --          8                                                  8
                                            -------    ------    -------    -------       ----         ----         -------
Net (loss) earnings applicable to
  common shares...................          $   (63)   $ (144)   $  (207)   $  (305)      $ (1)        $ 97         $  (416)
                                            =======    ======    =======    =======       ====         ====         =======
Loss per common share, basic and
  diluted.........................          $ (0.12)             $ (0.31)                                           $ (0.63)
Dividends declared per common
  share...........................          $ 0.075
Weighted average common shares
  outstanding (millions)..........              524                  658                                                658

---------------

(1) Pro forma net (loss) earnings per common share have been calculated assuming completion of the Merger as if it had occurred on January 1, 1997. The actual amortization of intangibles, which includes $3,126 of IPR&D arising from the transaction, will take place subsequent to the Effective Date.

                            NORTHERN TELECOM LIMITED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                   PRO FORMA ADJUSTMENTS
                                                                            -----------------------------------
                                                        BAY                 PURCHASE                   GAAP        PRO FORMA
                                    NOTES   NORTEL    NETWORKS   SUBTOTAL    PRICE     CONFORMING   DIFFERENCES   CONSOLIDATED
                                    -----   -------   --------   --------   --------   ----------   -----------   ------------
                                                           (MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE FIGURES)
Revenues..........................          $15,449    $2,302    $17,751    $    --       $ --         $ --         $17,751
Cost of revenues..................            9,111     1,148     10,259                                             10,259
                                            -------    ------    -------    -------       ----         ----         -------
Gross profit......................            6,338     1,154      7,492         --         --           --           7,492
Selling, general and
  administrative expense..........   2.7      2,714       622      3,336                    18                        3,382
                                     2.5                                                    28
Research and development
  expense.........................   2.6      2,147       316      2,463                   (20)                       2,443
Restructuring and other special
  charges.........................               95        32        127                                                127
Amortization of intangible assets
  including purchased in-process
  research and development
  expense(1)......................   2.6         48       156        204        (17)        20                        5,092
                                     2.9                                                                (13)
                                    2.14                                      3,126
                                    2.14                                      1,322
                                    2.14                                        450
                                            -------    ------    -------    -------       ----         ----         -------
Operating earnings (loss).........            1,334        28      1,362     (4,881)       (46)          13          (3,552)
Equity in net earnings of
  associated companies............              (14)       --        (14)                                               (14)
Investment and other expense
  (income), net...................               14       (24)       (10)                                               (10)
Gain on sale of business..........             (102)       --       (102)                                              (102)
Interest expense
  Long-term debt..................              131        --        131                                                131
  Other...........................               38        --         38                                                 38
                                            -------    ------    -------    -------       ----         ----         -------
Earnings (loss) before income
  taxes...........................            1,267        52      1,319     (4,881)       (46)          13          (3,595)
Income tax provision (recovery)...   2.5        438        69        507                    (9)                         447
                                     2.7                                                    (6)
                                    2.11                                                                (45)
                                            -------    ------    -------    -------       ----         ----         -------
Net earnings (loss) before change
  in accounting principle.........              829       (17)       812     (4,881)       (31)          58          (4,042)
Cumulative impact of accounting
  principle change................   2.7         --        12         12                   (12)                          --
                                            -------    ------    -------    -------       ----         ----         -------
Net earnings (loss)...............              829       (29)       800     (4,881)       (19)          58          (4,042)
                                            -------    ------    -------    -------       ----         ----         -------
Dividends on preferred shares.....               17        --         17                                                 17
                                            -------    ------    -------    -------       ----         ----         -------
Net earnings (loss) applicable to
  common shares...................          $   812    $  (29)   $   783    $(4,881)      $(19)        $ 58         $(4,059)
                                            =======    ======    =======    =======       ====         ====         =======
Earnings (loss) per common share,
  basic...........................          $  1.56              $  1.19                                            $ (6.19)
Dividends declared per common
  share...........................          $ 0.290
Weighted average common shares
  outstanding (millions)..........              522                  656                                                656

---------------

(1) Pro forma net (loss) earnings per common share have been calculated assuming completion of the Merger as if it had occurred on January 1, 1997. The actual amortization of intangibles, which includes $3,126 of IPR&D arising from the transaction, will take place subsequent to the Effective Date.

                            NORTHERN TELECOM LIMITED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                              AS AT MARCH 31, 1998

                                                                                      PRO FORMA ADJUSTMENTS
                                                                               -----------------------------------
                                                           BAY                 PURCHASE                   GAAP        PRO FORMA
                                       NOTES   NORTEL    NETWORKS   SUBTOTAL    PRICE     CONFORMING   DIFFERENCES   CONSOLIDATED
                                       -----   -------   --------   --------   --------   ----------   -----------   ------------
                                                                           (MILLIONS OF U.S. DOLLARS)
ASSETS
Current assets
  Cash and short-term
    investments...................     2.3     $   538    $  707    $ 1,245    $   (80)      $ --         $  --        $ 1,165
  Accounts receivable, net........               4,722       329      5,051                                              5,051
  Inventories.....................     2.3       2,022       165      2,187        (10)                                  2,177
  Deferred income taxes...........                 395       125        520                                                520
  Other current assets............                 204        50        254                                                254
                                               -------    ------    -------    -------       ----         -----        -------
  Total current assets............               7,881     1,376      9,257        (90)        --            --          9,167
Long-term receivables.............                 347                  347                                                347
Investments.......................                 320       228        548                                                548
Property and equipment -- net.....     2.5       2,055       232      2,287                   (30)                       2,257
Intangible assets
  Purchased in-process research
    and development...............     2.8         182        --        182       (101)                     101          3,308
                                       2.13                                      3,126
  Acquired technology.............     2.13         --        --         --      1,787                                   1,787
  Goodwill........................     2.4         851       117        968       (117)                                  3,104
                                       2.3                                          80
                                       2.13                                      2,173
Other assets......................     2.10        428        75        503         --                      (18)           485
                                               -------    ------    -------    -------       ----         -----        -------
Total assets......................             $12,064    $2,028    $14,092    $ 6,858       $(30)        $  83        $21,003
                                               =======    ======    =======    =======       ====         =====        =======
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities
  Notes payable...................             $   182    $   --    $   182    $    --       $ --         $  --        $   182
  Accounts payable................               1,296       125      1,421                                              1,421
  Accrued liabilities.............               2,675       224      2,899                                              2,899
  Income taxes payable............                 167        --        167                                                167
  Deferred income.................                  --        68         68                                                 68
  Long-term debt due within
    one year......................                  14        --         14                                                 14
                                               -------    ------    -------    -------       ----         -----        -------
  Total current liabilities.......               4,334       417      4,751         --         --            --          4,751
Long-term liabilities
  Deferred income.................                  35        --         35                                                 35
  Long-term debt..................               1,566        99      1,665                                              1,665
  Deferred income taxes...........                 101        --        101                                                 85
                                       2.5                                                    (10)
                                       2.10                                                                  (6)
  Other liabilities...............                 376        --        376                                  --            376
                                               -------    ------    -------    -------       ----         -----        -------
                                                 6,412       516      6,928         --        (10)           (6)         6,912
Minority interest in subsidiary
  companies.......................                 137        --        137                                                137
Shareholders' equity..............     2.3       5,515     1,512      7,027        (10)                                 13,954
                                       2.2                                         602
                                       2.4                                        (117)
                                       2.8                                        (101)                     101
                                       2.5                                                    (20)
                                       2.12                                     (1,385)
                                       2.11                                                                 145
                                       2.11                                                                (145)
                                       2.1                                       7,869
                                       2.10                                                                 (12)
                                               -------    ------    -------    -------       ----         -----        -------
Total liabilities and
  shareholders' equity............             $12,064    $2,028    $14,092    $ 6,858       $(30)        $  83        $21,003
                                               =======    ======    =======    =======       ====         =====        =======

                            NORTHERN TELECOM LIMITED

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
(MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE FIGURES AND UNLESS OTHERWISE STATED)

1.   BASIS OF PRESENTATION

     The pro forma statements have been prepared using the purchase method of accounting for the Merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma statements is preliminary and is based upon the average Nortel share price for the three days before and after the formal announcement of the transaction. The actual purchase allocation to reflect the fair values of the assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma statements will change based upon the final allocation of the total purchase price (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included herein. In addition, a significant difference between the Canadian GAAP and the U.S. GAAP calculation of the total purchase price may result. Under Canadian GAAP, the purchase price will be determined based on Nortel's stock price on the date of the Merger (which cannot be determined at this time). Under U.S. GAAP, the purchase price is determined based on the period surrounding the announcement date (as described above).

     The accompanying pro forma statements have been prepared by management of Nortel based on the unaudited and audited consolidated financial statements of Nortel as at and for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively, and the unaudited consolidated financial statements of Bay Networks as at and for the three months ended March 31, 1998 and for the year ended December 31, 1997, adjusted to reflect classifications consistent with the presentation adopted by Nortel. Effective fiscal 1998, Bay Network's fiscal periods end the Saturday closest to the calendar period. For presentation purposes financial data is presented as of the calendar period end. The accounting policies used in the preparation of the pro forma statements are those disclosed in Nortel's audited and unaudited consolidated financial statements. The unaudited consolidated financial statements of Bay Networks have been prepared in accordance with U.S. GAAP, and any material differences between Canadian GAAP and U.S. GAAP have been adjusted. The pro forma adjustments also include those adjustments necessary to conform the Bay Networks financial statements with the accounting policies used by Nortel in the preparation of its consolidated financial statements, except as described in Note 4.

     In the opinion of the management of Nortel, these pro forma statements include all adjustments necessary for a fair presentation of pro forma financial statements.

     The pro forma statements also are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these pro forma statements, no adjustments have been made to reflect transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of Nortel and Bay Networks.

     The pro forma statements should be read in conjunction with the description of the Merger in this Proxy Statement/Prospectus, the unaudited and audited consolidated financial statements of Nortel as at and for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively, and notes thereto, incorporated by reference in this Proxy Statement/Prospectus, and the unaudited and audited consolidated financial statements for Bay Networks as at and for the nine month period ended March 31, 1998 and as at and for the year ended June 30, 1997, respectively, and notes thereto, also incorporated by reference in this Proxy Statement/Prospectus.

2.   PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

     The pro forma statements incorporate the following assumptions:

     - Completion of the transactions contemplated by the Merger Agreement, as more fully described elsewhere herein, resulting in the combination of the businesses of Nortel and Bay Networks.

     - Absence of any material transactions by, or changes in operations of Nortel and Bay Networks subsequent to March 31, 1998 other than as described elsewhere in this Proxy Statement/Prospectus.

     In respect of Bay Networks, certain adjustments described in 2.5 to 2.11 below, are required to achieve conformity with the accounting methods used by Nortel, and ultimately will be used by Nortel following completion of the Merger.

     These pro forma statements give effect to the following assumptions and adjustments (as if they had occurred on March 31, 1998 in respect of the pro forma consolidated balance sheet and statements of operations and on January 1, 1997 in respect of the pro forma consolidated statements of operations):

     TRANSACTIONS GIVING EFFECT TO THE MERGER AND AGREEMENTS RELATED THERETO

     2.1 The issuance by Nortel of 133,822,328 common shares at $58.80 per share in exchange for all 223,037,214 outstanding common shares of Bay Networks on the basis of an exchange ratio of 0.60 of a share of Nortel Common Stock for each one share of Bay Networks Common Stock.

     2.2 To record $602 as paid-in capital, to reflect the cost to Nortel of assuming Bay Networks Stock Options. A total of 20,683,590 Nortel stock options (equal to 34,472,651 Bay Networks stock options multiplied by the Exchange Ratio) were valued at $58.80 per Nortel stock option, less the average exercise price of $29.67 per Nortel stock option.

     2.3 To record the estimated costs of $90 ($80 direct costs and $10 fair value reduction of inventory) associated with the transaction which will be capitalized as goodwill.

     2.4 To eliminate Bay Networks' goodwill of $117 prior to allocation of the purchase price by Nortel.

     CONFORMING ADJUSTMENTS

     2.5 To write off Bay Networks' capitalized software costs relating to internal-use software and the related impact to the income tax provision. Under Nortel's accounting policy, these costs would have been expensed as incurred.

     2.6 To reclassify goodwill amortization from research and development expense. The amount relating to business combinations after January 1, 1997 was subsequently eliminated during the allocation of the excess purchase price over the tangible assets of Bay Networks.

     2.7 To reclassify the write-off of consulting fees originally capitalized by Bay Networks and presented as a cumulative change in accounting principle. Under Nortel's accounting policy, these costs would have been expensed as incurred.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLE ("GAAP") DIFFERENCES

     2.8 To capitalize a portion of Bay Networks' total purchased in-process research and development ("IPR&D") which was written off immediately under U.S. GAAP. Under Canadian GAAP, IPR&D would have been capitalized and amortized over its useful life which has been estimated by Nortel as nine months. This amount was subsequently eliminated during the allocation of the excess purchase price over the tangible assets of Bay Networks.

     2.9 To adjust the amortization of Bay Networks' IPR&D to reflect the capitalization and amortization of IPR&D under Canadian GAAP.

     2.10 To reverse Bay Networks' fair value adjustment related to investments available for sale. Under Canadian GAAP, investments available for sale are recorded at the lower of cost or market value.

     2.11 To reclassify the cumulative tax benefit associated with the stock option benefit from paid-in capital to retained earnings and to record the period impact as a reduction in income tax provision. Under Canadian GAAP, the transaction is treated as a reduction in the income tax provision.

     ADJUSTMENTS TO RECORD THE PURCHASE

     2.12 To eliminate on consolidation the common share capital of Bay Networks in the amount of $1,385 after taking into consideration the adjustments described in 2.3 and 2.4 above.

     2.13 To allocate the aggregate purchase price to Bay Networks' net assets, in accordance with the purchase method of accounting as follows:

         Common shareholders' equity acquired before adjustments
           described in 2.3 and 2.4..................................   $1,512
         Deduct effects of adjustments described in 2.3 and 2.4......     (127)
                                                                        ------
         Pro forma book value of net tangible assets acquired........    1,385
                                                                        ------
         Fair value of the shares to be issued as noted in 2.1.......    7,869
         Cost of Bay Networks' stock options as noted in 2.2.........      602
         Estimated acquisition costs described in 2.3................       80
                                                                        ------
         Total purchase price........................................    8,551
                                                                        ------
         Excess purchase price over fair values of net tangible
           assets acquired...........................................   $7,166
                                                                        ======

        Allocation of purchase price in excess of fair value of net tangible assets acquired:

         Purchased in-process research and development...............   $3,126
         Acquired technology.........................................    1,787
         Goodwill (includes amount described in 2.3).................    2,253
                                                                        ------
                                                                        $7,166
                                                                        ======

     2.14 To record amortization of acquired technology (March 31, 1998 -- $197, December 31, 1997 -- $1,322), IPR&D (March 31, 1998 -- $0, December 31,
        1997 -- $3,126) and goodwill (March 31, 1998 -- $113, December 31, 1997
        -- $450) as a result of the purchase price allocation as reflected in
        2.13 above. Each category of intangible will be amortized over the useful life which on a preliminary basis has been estimated by Nortel as:

Acquired technology............   --   24-months, accelerated depreciation basis
IPR&D..........................   --   9-months, accelerated depreciation basis
Goodwill.......................   --   5-years, straight-line basis

        The above amortization adjustments are preliminary and could vary significantly based upon the final allocation of the total purchase price (including any purchase price adjustment) and the final determination of the estimated useful life of each category of intangibles.

        The impact on the pro forma net loss of these amortizations was a charge of $310 ($0.47 per share) for the three months ended March 31, 1998 and $4,898 ($7.47 per share) for the years ended December 31, 1997. The actual amortization of intangibles, which includes $3,126 of IPR&D arising from the transaction will take place subsequent to the Effective Date.

3.   SHAREHOLDERS' EQUITY AND COMMON SHARES

     The components of the pro forma shareholders' equity section as at March 31, 1998 are:

                                                                  BAY       PRO FORMA     PRO FORMA
                                               NOTES   NORTEL   NETWORKS   ADJUSTMENTS   CONSOLIDATED
                                               -----   ------   --------   -----------   ------------
    Preferred shares........................           $  609    $   --      $    --       $   609
    Common shares...........................    2.1     1,912     1,234        7,869         9,485
                                               2.12                           (1,385)
                                               2.11                             (145)
    Paid-in capital, stock options..........    2.2                              602           602
    Retained earnings.......................    2.3     3,295       266          (10)        3,559
                                                2.4                             (117)
                                                2.5                              (20)
                                               2.11                              145
    Investment fair value adjustment........   2.10                  12          (12)
    Cumulative translation adjustment.......             (301)       --           --          (301)
                                                       ------    ------      -------       -------
    Total...................................           $5,515    $1,512      $ 6,927       $13,954
                                                       ======    ======      =======       =======

     The number of pro forma common shares outstanding after giving effect to the transaction are:

                                                                    (000'S)
                                                                    -------
    Nortel shares outstanding at March 31, 1998.................    524,494
    Bay Networks shares outstanding at June 1, 1998 converted to
      equivalent Nortel shares (223,037 x 0.60)                     133,822
                                                                    -------
    Pro forma common shares outstanding.........................    658,316
                                                                    =======

4.   ITEMS NOT ADJUSTED

     The pro forma statements do not reflect any operating efficiencies, cost savings and other benefits, or merger related expenses anticipated by Nortel's management as a result of the Merger. Those benefits include potential opportunities for increased revenue that arise from offering a more extensive end-to-end product portfolio through broad channels, as well as cost savings at the corporate level.

     The American Institute of Certified Public Accountants, Statement of Position 97-2 "Software Revenue Recognition" was not required to be adopted by Bay Networks for the three months ended March 31, 1998 as it is effective for fiscal years beginning after December 15, 1997. In the opinion of Bay Networks management, the adoption of this statement would not have had a material impact on the pro forma consolidated statement of operations for the three months ended March 31, 1998.

5.   PER SHARE INFORMATION

     The pro forma net loss per common share, basic and diluted, was calculated after deducting dividends on preferred shares from the net loss and was based on the weighted average number of common shares outstanding during the period as calculated below:

                                                                FOR THE THREE
                                                                 MONTHS ENDED     FOR THE YEAR ENDED
                                                                MARCH 31, 1998    DECEMBER 31, 1997
                                                                --------------    ------------------
    Nortel average shares outstanding.......................       524,494             522,236
    Bay Networks average shares outstanding converted to
      equivalent Nortel shares (0.60 exchange ratio)........       133,822             133,822
                                                                   -------             -------
    Total...................................................       658,316             656,058
                                                                   =======             =======

6.   RECONCILIATION OF PRO FORMA RESULTS REPORTED UNDER CANADIAN GAAP WITH U.S.
GAAP

     Nortel's accounting policies are consistent in all material aspects with U.S. GAAP with the following exceptions:

     Net pro forma loss reconciliation

                                                                 PRO FORMA             PRO FORMA
                                                              CONSOLIDATED FOR     CONSOLIDATED FOR
                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 31, 1998      DECEMBER 31, 1997
                                                             ------------------    -----------------
    Net loss applicable to common shares -- Canadian
      GAAP...............................................          $ (416)              $(4,059)
    Adjustments:
      Postretirement benefits other than pensions(i).....              (7)                  (29)
      Income taxes(ii)...................................              (5)                  (59)
      Income tax benefit related to stock options(iii)...             (13)                  (83)
      Postemployment benefits(iv)........................              --                     9
      Purchased in-process research and development(v)...            (270)                  (13)
      Internal-use software(vi)..........................               1                    19
                                                                   ------               -------
    Net loss applicable to common shares -- U.S. GAAP....          $ (710)              $(4,215)
                                                                   ======               =======
    Loss per common share -- U.S. GAAP, basic and
      diluted............................................          $(1.08)              $ (6.42)
                                                                   ======               =======
    Loss per Bay Networks equivalent share -- U.S. GAAP
      basic and diluted..................................          $(0.65)              $ (3.85)
                                                                   ======               =======
    Common share effect of GAAP differences in period....          $(0.45)              $ (0.23)
                                                                   ======               =======

     (i) For the purpose of reporting under U.S. GAAP, companies are required to accrue the expected cost of postretirement benefits other than pensions during the years employees provide service to the company. The adjustment represents the difference between recognizing the cost of postretirement benefits as claims are paid and using the accrual method. The postretirement benefit liability that has not been accrued under Canadian GAAP as at March 31, 1998 was $455.

     (ii) For the purpose of reporting under U.S. GAAP, companies are required to use an asset and liability approach in accounting for income taxes. The adjustment represents the difference between the deferral method and the asset and liability method. The net deferred income tax asset under U.S. GAAP as at March 31, 1998 was $343.

     (iii) For the purpose of reporting under U.S. GAAP, the tax benefit associated with deductible stock option compensation is treated as an increase in share capital. For reporting under Canadian GAAP, the transaction is treated as a reduction in the income tax provision.

     (iv) For the purpose of reporting under U.S. GAAP, companies are required to accrue the expected cost of benefits to former or inactive employees after employment, but before retirement. The adjustment represents the difference between recognizing the cost of postemployment benefits as claims are paid and using the accrual method. The postemployment benefit liability that has not been accrued under Canadian GAAP both as at March 31, 1998 was $27.

     (v)  In-process research and development

         For the purposes of reporting under U.S. GAAP, companies are required to immediately write-off IPR&D. Under Canadian GAAP, IPR&D would have been capitalized and amortized over its useful life. As at March 31, 1998, the capitalized IPR&D under Canadian GAAP was $3,308, under U.S. GAAP, the IPR&D has been written off immediately.

                                                                 PRO FORMA              PRO FORMA
                                                              CONSOLIDATED FOR      CONSOLIDATED FOR
                                                           THE THREE MONTHS ENDED    THE YEAR ENDED
                                                               MARCH 31, 1998       DECEMBER 31, 1997
                                                           ----------------------   -----------------
         STATEMENT OF OPERATIONS
         Amortization of intangibles
           -- Goodwill..................................           $  128                $   501
                                                                   ------                -------
           -- Acquired technology.......................              197                  1,322
                                                                   ------                -------
           -- IPR&D
              -- Nortel acquisitions....................              204                     --
              -- Bay Networks acquisitions..............               66                    143
              -- Nortel acquisition of Bay Networks.....               --                  3,126
                                                                   ------                -------
                                                                      270                  3,269
                                                                   ------                -------
                                                                   $  595                $ 5,092
                                                                   ======                =======
         U.S. GAAP RECONCILIATION
           Amortization per Canadian GAAP...............           $  270                $ 3,269
           Immediate write-off per U.S. GAAP............             (540)                (3,282)
                                                                   ------                -------
                                                                   $ (270)               $   (13)
                                                                   ======                =======

         The above statement of operations information has been calculated assuming completion of the Merger as if it had occurred on January 1, 1997. The actual amortization of the intangibles, which includes $3,126 of IPR&D arising from the transaction, will take place subsequent to the Effective Date.

     (vi) For the purpose of reporting under U.S. GAAP, companies are required to capitalize certain costs related to the development of internal-use software. For reporting under Canadian GAAP, these costs are expensed as incurred. The amount of such costs that were expensed as at March 31, 1998 and December 31, 1997 was $2 and $28, respectively.

     Balance sheets

     As at March 31, 1998 and December 31, 1997, there were no material differences between balance sheet item amounts calculated under U.S. GAAP and those calculated under Canadian GAAP with the exception of the "accrued postretirement benefit cost" as discussed in part (i) above, "net deferred income taxes" as discussed in part (ii) above, the "tax benefit related to stock options" as discussed in part (iii) above, the "net accrued postemployment benefit cost" as discussed in part (iv) above, the "IPR&D" as discussed in part (v) above, the "internal-use software" as discussed in part (vi) above, and the effect of proportionately consolidating the operations that are under joint control. U.S. GAAP requires equity accounting for such investments and the effect of these differences has not been disclosed in these pro forma statements.

     As well, under U.S. GAAP, investments that are identified as "Available for sale" must be marked-to-market. For Canadian GAAP, these investments are recorded at lower of cost or market value.

                            BUSINESS OF BAY NETWORKS

     The following is a brief description of the business of Bay Networks. Additional information regarding Bay Networks is contained in its filings with the Commission pursuant to the Exchange Act. See "AVAILABLE INFORMATION".

     Bay Networks is a leading worldwide provider of internetworking solutions, linking people to critical information resources at the desktop, across corporate enterprise networks and over the public Internet. Bay Networks' products and technologies provide solutions that transition today's complex network to the IP-optimized networks of tomorrow. Bay Networks' products -- including switches, routers, hubs, remote and Internet access solutions, IP services and network management applications -- meet the connectivity needs of corporate enterprises and Internet and telecommunications service providers. At the close of fiscal year 1997, Bay Networks employed more than 5,900 people and operated in 90 countries around the world.

     Bay Networks' headquarters are located at 4401 Great America Parkway, Santa Clara, California 95054, and Bay Networks' telephone number is (408) 988-2400.

                               BUSINESS OF NORTEL

     The following is a brief description of the business of Nortel. Additional information regarding Nortel is contained in its filings with the Commission pursuant to the Exchange Act. See "AVAILABLE INFORMATION".

     Nortel is a leading global supplier of telecommunications equipment products. Nortel is involved in the research and the design, development, manufacture, marketing, sale, financing, installation, servicing and support of Carrier Networks, comprised of public carrier networks, wireless networks and broadband networks, Enterprise Networks, comprised of enterprise networks and enterprise data networks, and Other Products and Services. Nortel works with customers worldwide to design, build and integrate their communications products and advanced digital networks. Customers include public and private institutions; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; Internet service providers; and utilities. Nortel has operations in Canada, the United States, Europe, the Caribbean and the Latin American region and the Asia Pacific region. As of March 31, 1998, Nortel employed approximately 73,000 people and operated in 150 countries and territories.

     At December 31, 1997, BCE owned 51.7% of the outstanding shares of Nortel Common Stock; the remaining 48.3% of the outstanding shares of Nortel Common Stock were widely held by other stockholders. After giving effect to the Merger (but not to the exercise of the converted Bay Networks Stock Options), BCE will own approximately 41% of the outstanding shares of Nortel Common Stock. BCE is a diversified Canadian telecommunications company whose subsidiaries include Bell Canada and Bell Canada International Inc. as well as other telecommunication companies. There are currently 13 members on the Nortel Board; two are senior executives and directors of BCE and a third is a director of both Nortel and BCE. Nortel has certain business relationships with affiliates of BCE. Information on these relationships and on the directors of Nortel is included in Nortel's Proxy Circular and Proxy Statement dated February 27, 1998 attached as
Exhibit 99 to the 1997 Nortel 10-K. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

     Nortel is a corporation constituted under the CBCA. The principal executive offices of Nortel are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6, and Nortel's telephone number is (905) 863-0000.

                      DESCRIPTION OF NORTEL SHARE CAPITAL

GENERAL

     The authorized capital of Nortel consists of an unlimited number of shares of Nortel Common Stock and an unlimited number of Class A Preferred Shares and Class B Preferred Shares, without nominal or par value, issuable in series (collectively, the "Preferred Shares").

COMMON SHARES

     The shares of Nortel Common Stock are listed on the NYSE in the United States, the Canadian Stock Exchanges in Canada and the London Stock Exchange in the United Kingdom. Application will be made to list the shares of Nortel Common Stock issued in the Merger and, if required, upon exercise of the Bay Networks Stock Options to be assumed by Nortel by reason of the Merger on the NYSE, the Canadian Stock Exchanges and the London Stock Exchange.

     There were           shares of Nortel Common Stock issued and outstanding
as at           , 1998.

     Holders of shares of Nortel Common Stock are entitled to one vote per share on all matters voted on at all meetings of shareholders, except meetings at which only holders of other classes or series of shares of Nortel are entitled to vote.

     Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of Nortel, holders of shares of Nortel Common Stock have the right to receive any dividends declared and payable by Nortel on shares of Nortel Common Stock and the right to receive the remaining assets of Nortel upon liquidation, dissolution or winding-up, if any, after payment of all debts and liabilities.

     Holders of shares of Nortel Common Stock have no pre-emptive, redemption or conversion rights. Outstanding shares of Nortel Common Stock are, and shares to be issued in the Merger will be, validly issued, fully paid and non-assessable.

REPURCHASES OF NORTEL COMMON STOCK

     In January 1997, Nortel commenced a program to acquire shares of Nortel Common Stock for cancellation. The Board of Directors of Nortel authorized the repurchase for cancellation of up to 16 million shares (after giving effect to the 1998 Nortel Stock Split) of Nortel Common Stock through open market purchases during the one-year period ending January 29, 1998, and an aggregate of 10,182,400 shares of Nortel Common Stock (after giving effect to the 1998 Nortel Stock Split) were acquired by Nortel for cancellation during this period. On February 2, 1998, Nortel announced the commencement of a new program to repurchase for cancellation up to 6.4 million shares of Nortel Common Stock in the period from February 4, 1998 to February 3, 1999.

PREFERRED SHARES

     The Nortel Board may from time to time issue Class A Preferred Shares and Class B Preferred Shares in one or more series and determine for any such series, by resolution before such issue, its designation, number of shares and respective rights, privileges, restrictions and conditions.

     Preferred Shares of each series of a class rank on a parity with Preferred Shares of each other series of the same class with respect to the payment of dividends and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of Nortel. Class A Preferred Shares are entitled to preference in such respects over Class B Preferred Shares, and both such classes are entitled to preference in such respects over the shares of Nortel Common Stock.

     The holders of Preferred Shares do not have the right to receive notice of, attend, or vote at, any meeting of shareholders except to the extent otherwise determined by the Nortel Board and set forth in the articles of amendment designating any series of Preferred Shares or when holders of Preferred Shares are entitled to vote as a class or as a series as provided in the CBCA. Holders of Preferred Shares have no pre-emptive rights.

     The provisions attaching to the Preferred Shares may be repealed, altered, modified or amended with such approvals as may be required by the CBCA.

     As of the date hereof, there are 200 Cumulative Redeemable Class A Preferred Shares Series 4 (the "Series 4 Preferred Shares"), 16,000,000 Cumulative Redeemable Class A Preferred Shares Series 5 (the "Series 5 Preferred Shares") and 14,000,000 Non-cumulative Redeemable Class A Preferred Shares Series 7 (the "Series 7 Preferred Shares") issued and outstanding. The Series 5 Preferred Shares are convertible at certain times, and subject to certain conditions, into an equal number of Cumulative Redeemable Class A Preferred Shares Series 6 (the "Series 6 Preferred Shares"), none of which are currently outstanding. Once issued, the Series 6 Preferred Shares are convertible at certain times, and subject to certain conditions, into Series 5 Preferred Shares. The Series 7 Preferred Shares are convertible at certain times, and subject to certain conditions, into an equal number of Non-cumulative Redeemable Class A Preferred Shares Series 8 (the "Series 8 Preferred Shares"), none of which are currently outstanding. Once issued, the Series 8 Preferred Shares are convertible at certain times, and subject to certain conditions, into Series 7 Preferred Shares. At the date hereof, there are no other Preferred Shares outstanding.

SERIES 4 PREFERRED SHARES

     As of the date hereof, there are 200 Series 4 Preferred Shares issued and outstanding. Each Series 4 Preferred Share was issued for consideration of C$500,000. The dividend rate for Series 4 Preferred Shares is determined by auctions held at intervals of approximately one month on a business day immediately preceding the commencement of each dividend period. The annual dividend rate cannot exceed the Bankers' Acceptance Rate (as defined in the share provisions for the Series 4 Preferred Shares) in effect on the auction date plus 0.40%. In the event Nortel fails to pay 24 monthly dividends on the Series 4 Preferred Shares, whether or not consecutive, and for so long as any dividends on such shares remain in arrears, the holders of the Series 4 Preferred Shares are entitled to receive notice of and attend meetings of shareholders at which directors are to be elected and shall be entitled, voting separately and as a class in conjunction with the holders of any other series of Class A Preferred Shares of Nortel then having such right, to cast 20,000 votes for each Series 4 Preferred Share held for the election of two directors. To date, Nortel has not failed to pay dividends on the Series 4 Preferred Shares. Nortel may redeem all or a part of the Series 4 Preferred Shares at a price of C$500,000 per share (together with all accrued and unpaid dividends), on the business day immediately preceding any auction date.

     Nortel cannot, subject to certain exceptions, without the approval of the holders of Series 4 Preferred Shares: (i) declare, pay or set apart for payment any dividends or call for redemption, redeem, purchase or otherwise retire for value or make a capital distribution on or in respect of common shares or other shares ranking junior to the Series 4 Preferred Shares, (ii) call for redemption, redeem, purchase or otherwise retire for value less than all of the Series 4 Preferred Shares then outstanding, or (iii) except in connection with a shareholder's right of retraction, call for redemption, redeem, purchase or otherwise retire for value any shares of any class or series ranking on a parity with the Series 4 Preferred Shares; unless, in each such case, all cumulative preferential dividends accrued on the Series 4 Preferred Shares up to the last dividend payment date have been declared and paid.

     Nortel has also issued an exchange right (an "Exchange Right") to each holder of a Series 4 Preferred Share which entitles the holder thereof to exchange, in certain circumstances, such Exchange Right, together with one Series 4 Preferred Share, for that number of common shares of Nortel determined by dividing C$500,000 by the greater of C$2.50 and 95% of the weighted average trading price of the common shares on The Toronto Stock Exchange for the ten trading days ending immediately preceding the date of the exchange. The Exchange Rights will be of no force or effect until the occurrence of two consecutive unsuccessful auctions in which there are not sufficient clearing bids to determine a dividend rate in respect of the Series 4 Preferred Shares. At the date hereof no Exchange Rights had been exercised. An Exchange Right has no value except in connection with a Series 4 Preferred Share.

SERIES 5 AND SERIES 6 PREFERRED SHARES

     As of the date hereof; there are 16,000,000 Series 5 Preferred Shares issued and outstanding. Each Series 5 Preferred Share was issued for consideration of C$25.00. Until November 30, 2001, holders of Series 5 Preferred Shares are entitled to receive an annual fixed cumulative preferential cash dividend of C$1.275 per share, payable, if declared, quarterly. From December 1, 2001, holders of Series 5 Preferred Shares will be entitled to, if declared, a monthly floating adjustable cumulative preferential cash dividend. Holders of Series 5 Preferred Shares will have the right to convert their shares into Series 6 Preferred Shares, subject to certain conditions on December 1, 2001 and on December 1 of every fifth year thereafter. Holders of Series 6 Preferred Shares will have a similar right to convert back into Series 5 Preferred Shares every five years. In certain circumstances, conversions may be automatic. Holders of Series 6 Preferred Shares will be entitled to receive annual fixed cumulative preferential cash dividends at a rate set for each five year dividend period, payable, if declared, quarterly. In the event that Nortel fails to pay in full eight quarterly or 24 monthly dividends (and for such purposes, the failure to pay a quarterly dividend shall be considered as a failure to pay three monthly dividends) on the Series 5 Preferred Shares or the Series 6 Preferred Shares, whether or not consecutive, and for so long as any such dividends remain in arrears, the holders of the Series 5 Preferred Shares or the Series 6 Preferred Shares, as the case may be, are entitled to receive notice of and to attend all shareholders' meetings, and to one vote for each share held, except meetings at which only holders of another specified class or Series are entitled to vote. To date, Nortel has not failed to pay dividends on the Series 5 Preferred Shares.

     The Series 5 Preferred Shares are not redeemable prior to December 1, 2001, at which time they will be redeemable at Nortel's option at C$25.00 per share, together with accrued and unpaid dividends. The Series 5 Preferred Shares will be redeemable after that date at Nortel's option at C$25.50 per share, together with accrued and unpaid dividends. The Series 6 Preferred Shares will also be redeemable at Nortel's option at C$25.00 per share, together with accrued and unpaid dividends, on December 1, 2006 and on December 1 of every fifth year thereafter.

     Nortel cannot, subject to certain exceptions, without the approval of the holders of Series 5 Preferred Shares or the Series 6 Preferred Shares, as the case may be: (i) declare, pay or set apart for payment any dividends or call for redemption, redeem, purchase or otherwise retire for value or make a capital distribution on or in respect of shares of Nortel Common Stock or other shares ranking junior to the Series 5 Preferred Shares or the Series 6 Preferred Shares, as the case may be, (ii) call for redemption, redeem, purchase or otherwise retire for value less than all of the Series 5 Preferred Shares or the Series 6 Preferred Shares, as the case may be, then outstanding, or (iii) except in connection with a shareholder's right of retraction, call for redemption, redeem, purchase or otherwise retire for value any shares of any class or series ranking on a parity with the Series 5 Preferred Shares or the Series 6 Preferred Shares, as the case may be; unless, in each such case, all cumulative preferential dividends accrued on the Series 5 Preferred Shares or the Series 6 Preferred Shares, as the case may be, up to the last dividend payment date have been declared and paid.

SERIES 7 AND SERIES 8 PREFERRED SHARES

     As of the date hereto there are 14,000,000 Series 7 Preferred Shares issued and outstanding. Each Series 7 Preferred Share was issued for consideration of C$25.00 per share. Until November 30, 2002, holders of Series 7 Preferred Shares are entitled to receive annual fixed non-cumulative preferential cash dividends of C$1.225 per share, payable, if declared, quarterly. From December 1, 2002, holders of Series 7 Preferred Shares will be entitled to, if declared, a monthly floating adjustable non-cumulative preferential cash dividend. Holders of Series 7 Preferred Shares will have the right to convert their shares into Series 8 Preferred Shares, subject to certain conditions, on December 1, 2002 and on December 1 of every fifth year thereafter. Holders of the Series 8 Preferred Shares will have a similar right to convert back into Series 7 Preferred Shares every five years. In certain circumstances, conversions may be automatic. Holders of Series 8 Preferred Shares will be entitled to receive annual fixed non-cumulative preferential cash dividends at a rate set for each five year dividend period, payable, if declared, quarterly.

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

     Holders of Series 7 Preferred Shares or Series 8 Preferred Shares, as the case may be, are not entitled (except as otherwise provided by law) to receive notice of, attend, or vote at, any meeting of shareholders of Nortel unless and until the first time at which the rights of such holders to any undeclared dividends have been extinguished. The entitlement of holders of Series 7 Preferred Shares or Series 8 Preferred Shares to receive the whole amount of dividends, or any part thereof, on the Series 7 Preferred Shares or Series 8 Preferred Shares, as the case may be, for any fiscal year of Nortel, is extinguished if, within thirty days after the expiration of such fiscal year, the Nortel Board has not declared the whole amount of such dividends or any part thereof. In that event, the holders of the Series 7 Preferred Shares or the Series 8 Preferred Shares, as the case may be, will be entitled to receive notice of, and to attend, all meetings of shareholders at which directors are to be elected and, in respect of the election of directors, will be entitled to one vote for each Series 7 Preferred Share or Series 8 Preferred Share held. The voting rights of the holders of the Series 7 Preferred Shares or Series 8 Preferred Shares, as the case may be, shall forthwith cease upon the payment by Nortel of the whole amount of the first dividend declared on the Series 7 Preferred Shares or the Series 8 Preferred Shares, as the case may be, after the time such voting rights first arose. At such time as the entitlement of such holders to any undeclared dividends on the Series 7 Preferred Shares or Series 8 Preferred Shares has again become extinguished, such voting rights shall become effective again and so on from time to time. To date, no entitlement of the holders of the Series 7 Preferred Shares to any undeclared dividends has been extinguished.

     The Series 7 Preferred Shares are not redeemable prior to December 1, 2002, at which time they will be redeemable at Nortel's option at C$25.00 per share, together with declared and unpaid dividends. The Series 7 Preferred Shares will be redeemable after that date at Nortel's option at C$25.50 per share, together with declared and unpaid dividends. The Series 8 Preferred Shares will also be redeemable at Nortel's option at C$25.00 per share, together with declared and unpaid dividends, on December 1, 2007 and on December 1 of every fifth year thereafter.

     Nortel cannot, subject to certain exceptions, without the approval of the holders of the Series 7 Preferred Shares or the Series 8 Preferred Shares, as the case may be: (i) declare, pay or set apart for payment any dividends or call for redemption, redeem purchase or otherwise retire for value or make a capital distribution on or in respect of shares of Nortel Common Stock or other shares ranking junior to the Series 7 Preferred Shares or the Series 8 Preferred Shares, as the case may be, (ii) purchase or otherwise retire for value less than all of the Series 7 Preferred Shares or the Series 8 Preferred Shares, as the case may be, then outstanding or (iii) except in connection with a shareholder's right of retraction, call for redemption, redeem, purchase or otherwise retire for value any shares of any class or series ranking on a parity with the Series 7 Preferred Shares or the Series 8 Preferred Shares as the case may be; unless in each such case, all dividends up to and including the dividend payment date for the last completed period for which dividends shall be payable, shall have been declared and paid in respect of each series of cumulative Class A Preferred Shares issued and outstanding and on all other cumulative shares ranking prior to or on a parity with the Class A Preferred Shares and there shall have been paid all declared dividends in respect of each series of non-cumulative Class A Preferred Shares (including the Series 7 Preferred Shares or the Series 8 Preferred Shares, as the case may be) outstanding and all other non-cumulative shares ranking prior to or on parity with the Class A Preferred Shares.

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

           COMPARATIVE RIGHTS OF HOLDERS OF BAY NETWORKS COMMON STOCK
                            AND NORTEL COMMON STOCK

     The internal affairs of Bay Networks are currently governed by the laws of Delaware, particularly the DGCL, the Bay Networks Certificate and the Bay Networks By-laws. Upon consummation of the Merger, the stockholders of Bay Networks will become shareholders of Nortel, a Canadian corporation governed by the CBCA. Thereafter their rights will be as provided under the CBCA, other applicable Canadian law, the Nortel Articles and the Nortel By-laws. The following is a summary comparison of certain differences between the rights of holders of shares of Nortel Common Stock under the CBCA, the Nortel Articles and the Nortel By-laws and the rights of Bay Networks stockholders under the DGCL, the Bay Networks Certificate and the Bay Networks By-laws. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the CBCA, the respective common laws of Delaware and Canada and the full texts of the governing corporate instruments of Bay Networks and Nortel, to which shareholders are referred.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     Bay Networks. Under the DGCL, mergers or consolidations, or sales, or exchanges of all or substantially all of a corporation's assets, require the affirmative vote of the board of directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon. Stockholder consent is not required: (i) for a corporation which survives the merger where the merger requires the issuance of common stock not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor's certificate of incorporation, and stockholder approval is not specifically mandated in the survivor's certificate of incorporation; and (ii) for either corporation where one corporation owns 90% of each class of outstanding stock of the other corporation. The foregoing provisions apply to Bay Networks.

     Nortel. Under the CBCA, certain extraordinary corporate actions, such as amalgamations (other than an amalgamation between a parent corporation and one or more of its wholly-owned subsidiaries or between two or more of such subsidiaries), continuances, sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions or other arrangements, if ordered by a court, are required to be approved by a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote in person or by proxy at the annual or special meeting called for such purpose (a "Special Resolution"), whether or not the shares held by them are designated as voting shares in the corporation's articles of incorporation and, in certain cases, such action is also required to be approved by Special Resolution separately by each affected class or series, including by a class or series that does not otherwise carry the right to vote. The foregoing provisions apply to Nortel.

DIVIDENDS AND DISTRIBUTIONS

     Bay Networks. Subject to restrictions contained in a corporation's certificate of incorporation, the DGCL generally provides that a corporation may declare and pay dividends out of the excess, if any, of net assets over capital (as such term is defined in the DGCL) (the "Surplus") or, when no Surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided however, that dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Bay Networks does not have additional restrictions on the declaration or payment of dividends.

     Nortel. Under the CBCA, a corporation may not declare or pay a dividend if there are reasonable grounds for believing that (i) the corporation is, or would after the payment of the dividend be, unable to pay its liabilities as they become due, or (ii) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes. Other than the preferential rights of the holders of Nortel preferred shares with respect to dividends and liquidations (see "DESCRIPTION OF

NORTEL SHARE CAPITAL -- Preferred Shares"), the Nortel Articles contain no additional restrictions on the declaration or payment of dividends.

AMENDMENT TO CHARTER

     Bay Networks. The DGCL requires stockholder approval for any amendment to a corporation's certificate of incorporation. Moreover, if the amendment to the certificate of incorporation adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment, whether or not it is designated as voting stock. Under the Bay Networks Certificate, the affirmative vote of the holders of not less than 75% of the outstanding Bay Networks shares entitled to vote thereon, is required in order to amend, repeal or adopt any provision of the Bay Networks Certificate relating to the removal and election of directors, classification of directors, action by written consent, the calling of special meetings of stockholders and the percentage vote required for business combinations with interested shareholders.

     Nortel. Under the CBCA, amendments to the articles of incorporation of a corporation generally require approval by a Special Resolution. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. The foregoing provisions apply to Nortel.

AMENDMENT TO BY-LAWS

     Bay Networks. The DGCL states that stockholders entitled to vote shall have the power to adopt, amend, or repeal the by-laws of a corporation, although the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The Bay Networks Certificate expressly authorizes the board of directors to adopt, amend or repeal the Bay Networks By-laws. The Bay Networks By-laws authorize the stockholders to alter, amend or repeal the Bay Networks By-laws by the affirmative vote of the holders of a majority of the shares of the capital stock of Bay Networks.

     Nortel. The CBCA provides that unless the articles of incorporation or by-laws of a corporation provide otherwise, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the CBCA to submit the by-law or amendment or repeal of a by-law to the shareholders for confirmation at the next annual or special meeting of shareholders . The shareholders entitled to vote at shareholder meetings may confirm, reject or amend any by-law or amendment or repeal of a by-law by a resolution passed by a majority of the votes cast by shareholders entitled to vote at the annual or special meeting of shareholders represented in person or by proxy (an "Ordinary Resolution"). The foregoing provisions apply to Nortel.

INTERESTED SHAREHOLDER TRANSACTIONS

     Bay Networks. The DGCL prohibits a business combination between a corporation such as Bay Networks and an "interested stockholder." An interested stockholder is one who beneficially owns or has the right to acquire 15% or more of the outstanding voting stock at any time within the prior three-year period within three years of the stockholder becoming an interested stockholder. This provision does not apply where (i) a business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired its shares; (ii) the corporation's board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder prior to the date the interested stockholder acquired its shares; (iii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which the stockholder become an interested stockholder; or (iv) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the vote entitled to be cast by disinterested stockholders at an annual or special meeting.

     In addition, the Bay Networks Certificate requires the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock in connection with a "Business Combination" (as defined in the Bay Networks Certificate), involving an "Interested Stockholder" (as defined in the Bay Networks Certificate). The 75% shareholder vote is not required (i) in the event that the "Business Combination" is approved by

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

disinterested directors (as the Merger was approved), or (ii) if the "Business Combination" meets certain "fair price" and "fair procedure" criteria.

     Nortel. The CBCA does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Policy Statement 9.1 of the Ontario Securities Commission ("Policy 9.1"), contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" is defined in Policy 9.1 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

     Policy 9.1 requires more detailed disclosure in any proxy material required to be sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Policy 9.1 also requires in certain circumstances, and subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, by a simple majority or two-thirds of the votes cast, depending on the circumstances. The foregoing provisions apply to Nortel.

DISSENT AND APPRAISAL RIGHTS

     Bay Networks. Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholder's vote is required are, in certain instances, entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose share of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, are either (i) listed on a national securities exchange or designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) held of record by more than 2,000 stockholders unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, or held of record by more than 2,000 stockholders,
(c) cash in lieu of fractional shares, or (d) some combination of the above. Holders of Bay Networks Common Stock are not entitled to appraisal rights in connection with the Merger.

     Nortel. Shareholders of a CBCA corporation such as Nortel are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with: (i) an amendment to a corporation's articles of incorporation to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class held by holders by the class so affected; (ii) an amendment to a corporation's articles of incorporation to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (iii) certain other amendments to a corporation's articles of incorporation of a nature requiring a separate class or series vote;
(iv) an amalgamation (other than an amalgamation between a parent corporation and one or more of its wholly-owned subsidiaries or between two or more of such subsidiaries); (v) a continuance under the laws of another jurisdiction; (vi) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; or (vii) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; provided that a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or a court order rectifying a matter that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

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

DIRECTOR QUALIFICATIONS

     Bay Networks. The DGCL does not have any residency or other director qualification requirements.

     Nortel. A majority of the directors of a CBCA corporation generally must be resident Canadians. The CBCA also requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees to the corporation or any of its affiliates. The foregoing provisions apply to Nortel.

ELECTION OF DIRECTORS

     Bay Networks. Under the DGCL, directors are elected at each annual stockholder meeting unless their terms are staggered. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate of incorporation or a by-law provides otherwise. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, an initial by-law or a by-law adopted by a vote of the stockholders may provide for staggered terms for the directors. The Bay Networks By-laws provide for classification of the board of directors into three classes of directors with each class as nearly equal in number as possible and elected for a three year term and only one class standing for election each year. There is no cumulative voting. The affirmative vote of the holders of at least 75% of the outstanding voting stock of Bay Networks is required to amend or repeal this provision.

     Nortel. The Nortel Articles and the Nortel By-laws do not provide for a classified board of directors or for cumulative voting in the election of directors elections.

REMOVAL OF DIRECTORS

     Bay Networks. The Bay Networks Certificate provides that a director may be removed, with or without cause, by the holders of at least 75% of the shares then entitled to vote at an election of directors.

     Nortel. The shareholders of a CBCA corporation such as Nortel may, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, remove any director before the expiration of such director's term of office and may elect any qualified person in such director's stead for the remainder of such director's term.

VACANCY ON BOARD OF DIRECTORS

     Bay Networks. Under the DGCL and the Bay Networks By-laws, unless and until filled by the stockholders, any vacancy in the board of directors, however occurring, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Nortel. Generally, under the CBCA, if a vacancy should occur in the board of directors, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the vacating director's term. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. In addition, if the articles of a corporation so provide, the directors may increase the number of directors within the range provided in the articles and may fill the vacancies thereby created for a term expiring not later than the next annual meeting of shareholders provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. The Nortel Articles provide for the filling of vacancies caused by an increase in the number of directors.

DIRECTOR AND OFFICER INDEMNIFICATION

     Bay Networks. The DGCL authorizes a corporation to indemnify its present and former directors and officers against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the rights of the corporation, against all judgments, fines and amounts paid in settlement, in actions brought against them, provided that such individual (the "Indemnitee") is determined to have acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The Bay Networks Certificate requires indemnification to the full extent authorized by the DGCL.

     Under the DGCL, there is in effect a right of mandatory indemnification to the extent that an Indemnitee is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The DGCL also allows for the advance payment of an Indemnitee's expenses prior to the final disposition of an action, provided that the Indemnitee undertakes to repay any such amount advanced if it is later determined that the Indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. The Bay Networks Certificate provides for advance payments, as permitted by the DGCL.

     Nortel. The CBCA also generally provides that a corporation may indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation. However, such indemnity is limited to circumstances in which the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his or her conduct was lawful. Subject to the above mentioned limitations, a corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being of having been a director or an officer of the corporation or body corporate. The Nortel By-laws require indemnification to the full extent authorized by the CBCA. Where an officer or director is substantially successful on the merits in his or her defense of such action or proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses, which were reasonably incurred.

     The CBCA does not expressly contemplate the advance payment of an indemnitee's expenses prior to the final disposition of an action.

DIRECTOR EXCULPATION

     Bay Networks. Under the DGCL, a corporation is permitted to include a provision in its certificate of incorporation which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including intentional misconduct and breach of the duty of loyalty. The Bay Networks Certificate contains such a provision limiting the liability of its directors.

     Nortel.  The CBCA has no comparable provision.

SPECIAL MEETING OF SHAREHOLDERS

     Bay Networks. Under the DGCL, a special meeting of the stockholders can be called by the board of directors or any person so authorized in the certificate of incorporation or in the by-laws. The Bay Networks By-laws enable a special meeting to be called only by the Chairman of the Board or the President.

     Nortel. Under the CBCA, a special meeting of shareholders may be called by the directors of a corporation. Under the Nortel By-laws, in addition to the Nortel Board, the Chairman of the Board of Nortel or the Chief Executive Officer of Nortel has the power to call a special meeting of shareholders.

QUORUM REQUIREMENTS

     Bay Networks. Under the DGCL, a quorum of stockholders is a majority of the outstanding shares unless otherwise specified in the certificate of incorporation or in the by-laws, but in no event can the quorum be less than one-third of the outstanding shares. The Bay Networks By-laws state that a quorum shall be the holders, present in person or by proxy, of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting.

     Nortel. Under the CBCA, a quorum of shareholders is a majority of the outstanding shares entitled to vote at a meeting of shareholders unless otherwise specified in the by-laws. The Nortel By-laws generally state that a quorum shall be three persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 25% in number of the outstanding shares of the corporation carrying voting rights at the meeting of shareholders.

RIGHTS AGREEMENT

     Bay Networks. In 1995, the Bay Networks Board adopted a preferred stock purchase rights plan (the "Rights Agreement") which may have the effect of discouraging certain types of transactions that involve an actual or threatened change in control of Bay Networks. Under the Rights Agreement, stockholders of Bay Networks hold rights to purchase stock in Bay Networks, or in an acquirer of Bay Networks, at a discounted price, under certain circumstances and in the event of particular hostile efforts to acquire control of Bay Networks. The rights may be redeemed pursuant to the Rights Agreements by the Bay Networks Board. The Bay Networks Board has taken action to exempt the Merger and the related transactions from triggering Bay Network's stockholders' rights under the Rights Agreement.

     Nortel. Nortel has not adopted any agreement or plan similar to the Rights Agreement.

INSPECTION OF BOOKS AND RECORDS

     Bay Networks. Under the DGCL, any stockholder has the right to examine the books and records of the corporation such as Bay Networks for any proper purpose.

     Nortel. The CBCA provides that shareholders, creditors, their agents and legal representatives may examine certain of the records of a corporation such as Nortel during usual business hours and take extracts therefrom, free of charge.

                    OWNERSHIP OF BAY NETWORKS CAPITAL STOCK

     The following table sets forth, as of May 23, 1998, certain information with respect to the beneficial ownership of Bay Networks Common Stock by (i) each stockholder known by Bay Networks to be the beneficial owner of more than 5% of Bay Networks Common Stock, (ii) each director of Bay Networks, (iii) the Chief Executive Officer, the four other most highly compensated executive officers who were executive officers as of June 30, 1997, and (iv) all directors and executive officers of Bay Networks as a group.

                                                                                    PERCENT OF BAY
                                                               AMOUNT AND NATURE       NETWORKS
                                                                 OF BENEFICIAL       COMMON STOCK
                NAME OF BENEFICIAL OWNER(1)                      OWNERSHIP(2)        OUTSTANDING
                ---------------------------                    -----------------    --------------
Arthur Carr(3).............................................          109,034            *
Shelby H. Carter, Jr.(4)...................................          114,829            *
Kathleen A. Cote(5)........................................           33,540            *
David L. House(6)..........................................        2,510,000           1.1%
John S. Lewis(7)...........................................          145,554            *
Andrew K. Ludwick(8).......................................               --
Benjamin F. Robelen(9).....................................          154,412            *
Ronald V. Schmidt(10)......................................          446,509            *
Paul J. Severino(11).......................................        2,476,296           1.1%
Lloyd A. Carney(12)........................................          612,244            *
David J. Rynne(13).........................................          491,666            *
David A. Shrigley(14)......................................          751,010            *
Rob G. Seim(15)............................................           43,240            *

                                                                                    PERCENT OF BAY
                                                               AMOUNT AND NATURE       NETWORKS
                                                                 OF BENEFICIAL       COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                      OWNERSHIP(2)        OUTSTANDING
---------------------------                                    -----------------    --------------
Bruce I. Sachs(16).........................................          426,513                *
Richard D. Eyestone(17)....................................          280,031                *
Directors and executive officers as a group (16
  persons)(18).............................................        8,057,462               3.7%
5% stockholder: Capital Research & Management Co., 333
  South Hope Street, Los Angeles, California 90071(19).....       12,322,000               5.5%

---------------

* Less than 1%

(1) The persons named in the table above have sole voting and investment power with respect to all shares of Bay Networks Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) In connection with the combination of Bay Networks and SynOptics Communications, Inc. ("Synoptics") through the merger of a wholly owned subsidiary of Bay Networks into SynOptics in October 1994 (the "SynOptics Merger"), the 1991 Restated Stock Option Plan of Wellfleet Communications, Inc. ("Wellfleet," Bay Networks' name prior to the SynOptics Merger) was amended and restated and renamed the Bay Networks, Inc. 1994 Stock Option Plan (the "1994 Option Plan"). Options granted under the 1994 Option Plan after the Merger and under the SynOptics Communications, Inc. Amended and Restated 1986 Stock Option Plan (the "SynOptics 1986 Option Plan"), which options were assumed by Bay Networks in the SynOptics Merger, are immediately exercisable, subject to Bay Networks' right to repurchase unvested shares.

(3) Includes 103,843 shares subject to options that may be exercised within 60 days of May 23, 1998.

(4) Includes 30,192 shares subject to options that may be exercised within 60 days of May 23, 1998.

(5) Represents 33,540 shares subject to options that may be exercised within 60 days of May 23, 1998.

(6) Includes 2,000,000 shares subject to immediately exercisable options. 1,375,000 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(7) Includes 78,192 shares subject to options that may be exercised within 60 days of May 23, 1998. Also includes 1,304 shares held in trust for the minor children of Mr. Lewis, of which he disclaims beneficial ownership.

(8)  Mr. Ludwick has resigned from his prior roles as a director and Chief
     Executive Officer of Bay Networks. Includes         shares subject to
     immediately exercisable options.         of these shares were not vested as
     of         , the date vesting terminated pursuant to the terms of Mr.
     Ludwick's employment agreement, and were canceled. Also includes shares held by Mr. Ludwick's spouse as custodian for his minor children, of which he disclaims beneficial ownership.

(9) Includes 88,692 shares subject to options that may be exercised within 60 days of May 23, 1998.

(10) Mr. Schmidt has resigned from his prior roles as a director and officer of Bay Networks. 375,905 of these shares are held in trust.

(11) Mr. Severino has resigned from his prior role as Chairman of Bay Networks. Includes 162,000 shares held by Mr. Severino's spouse and 9,000 shares held by or for the benefit of Mr. Severino's daughter.

(12) Includes 589,744 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of May 23, 1998. 373,381 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(13) Represents 481,666 shares subject to immediately exercisable options. 341,666 of these shares would not be vested within 60 days of May 23, 1998, and thus would not be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(14) Includes 750,000 shares subject to immediately exercisable options. 385,334 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(15) Includes 42,161 shares subject to immediately exercisable options. 34,316 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(16) Mr. Sachs has resigned from his prior role as an officer of Bay Networks. Includes 407,937 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of May 23, 1998. 194,306 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(17) Includes 279,697 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of May 23, 1998. 180,910 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price. If the corresponding options were exercised before those shares had vested.

(18) Includes 4,588,572 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of May 23, 1998 beneficially owned by executive officers and directors; 3,223,413 of these shares would not be vested within 60 days of May 23, 1998, and thus would be subject to repurchase by Bay Networks at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(19) Based on a Schedule 13G filed with the Commission on May 31, 1998.

                                 LEGAL OPINIONS

     The validity of the shares of Nortel Common Stock offered hereby will be passed upon for Nortel by Nicholas J. DeRoma, Esq., Senior Vice-President and General Counsel of Nortel.

                                    EXPERTS

     The consolidated financial statements of Northern Telecom Limited appearing in the Northern Telecom Limited Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Bay Networks, Inc. appearing in the Bay Networks, Inc. Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           NORTHERN TELECOM LIMITED,

                               NORTHERN SUB INC.

                                      AND

                               BAY NETWORKS, INC.

                           DATED AS OF JUNE 15, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I CERTAIN DEFINITIONS...............................  A-4
1.01. Certain Definitions...................................  A-4

ARTICLE II THE MERGER; EFFECTS OF THE MERGER................  A-8
2.01. The Merger............................................  A-8
2.02. Effective Date and Effective Time.....................  A-8
2.03. Tax Consequences......................................  A-8

ARTICLE III CONVERSION OF SHARES; EXCHANGE PROCEDURES.......  A-8
3.01. Conversion of Shares..................................  A-8
3.02. Issuance of Shares of the Surviving Corporation.......  A-9
3.03. Rights as Stockholders; Stock Transfers...............  A-9
3.04. Fractional Shares.....................................  A-9
3.05. Exchange Procedures...................................  A-9
3.06. Anti-Dilution Provisions..............................  A-10
3.07. Stock Options and Other Stock Plans...................  A-10

ARTICLE IV ACTIONS PENDING MERGER...........................  A-11
4.01. Forbearances of Bay...................................  A-11
4.02. Forbearances of Nortel................................  A-13

ARTICLE V REPRESENTATIONS AND WARRANTIES....................  A-14
5.01. Disclosure Schedules..................................  A-14
5.02. Standard..............................................  A-14
5.03. Representations and Warranties of Bay.................  A-14
5.04. Representations and Warranties of Nortel and Sub......  A-21

ARTICLE VI COVENANTS........................................  A-24
6.01. Best Efforts..........................................  A-24
6.02. Stockholder Approvals.................................  A-25
6.03. Registration Statement................................  A-25
6.04. Press Releases........................................  A-26
6.05. Access; Information...................................  A-26
6.06. Acquisition Proposals.................................  A-26
6.07. Affiliate Agreements..................................  A-27
6.08. Takeover Laws.........................................  A-27
6.09. Bay Rights Agreement..................................  A-27
6.10. Shares Listed.........................................  A-27
6.11. Regulatory Applications...............................  A-28
6.12. Indemnification.......................................  A-29
6.13. Severance and Benefit Plans...........................  A-29
6.14. Accountants' Letters..................................  A-30
6.15. Notification of Certain Matters.......................  A-30
6.16. Supplemental Indenture................................  A-30
6.17. Board Representation..................................  A-30

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........  A-30
7.01. Conditions to Each Party's Obligation to Effect the
     Merger.................................................  A-30
7.02. Conditions to Obligation of Bay.......................  A-31
7.03. Conditions to Obligation of Nortel and Sub............  A-31

                                                              PAGE
                                                              ----
ARTICLE VIII TERMINATION....................................  A-32
8.01. Termination...........................................  A-32
8.02. Effect of Termination and Abandonment.................  A-33

ARTICLE IX MISCELLANEOUS....................................  A-34
9.01. Survival..............................................  A-34
9.02. Amendment; Extension; Waiver..........................  A-34
9.03. Counterparts..........................................  A-34
9.04. Governing Law.........................................  A-34
9.05. Expenses..............................................  A-34
9.06. Notices...............................................  A-35
9.07. Entire Understanding..................................  A-35
9.08. Assignment; No Third Party Beneficiaries..............  A-35
9.09. Interpretation........................................  A-36
9.10. Severability..........................................  A-36

     AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1998 (this "Agreement"), by and among NORTHERN TELECOM LIMITED, a corporation organized under the laws of Canada ("Nortel"), NORTHERN SUB INC., a corporation organized under the laws of Delaware ("Sub"), and BAY NETWORKS, INC., a corporation organized under the laws of Delaware ("Bay").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of each of Nortel, Sub and Bay have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which Sub will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Bay, so that Bay is the surviving corporation in the Merger;

     WHEREAS, the parties intend that for U.S. federal income tax purposes, the Merger qualify as a "reorganization";

     WHEREAS, as a condition and an inducement to Nortel's willingness to enter into this Agreement, Nortel and Bay are simultaneously entering into a Stock Option Agreement (the "Option Agreement"), pursuant to which Bay is granting Nortel an option exercisable upon the occurrence of certain events; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Proposal" shall mean (a) a merger or consolidation, or any similar transaction, involving Bay or any Significant Subsidiary of Bay (other than mergers, consolidations or similar transactions involving solely Bay and/or one or more wholly-owned Subsidiaries of Bay), (b) a purchase or other acquisition of greater than 15% of the consolidated assets of Bay and its Subsidiaries, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer or otherwise) of beneficial ownership of securities representing more than 15% of the voting power of Bay or any Significant Subsidiary of Bay, (d) any substantially similar transaction, or (e) any inquiry or indication of interest with respect to any of the foregoing; in each case other than the transactions contemplated by this Agreement and the Option Agreement.

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     "Bay" shall have the meaning set forth in the first paragraph of this Agreement.

     "Bay Affiliate" shall have the meaning set forth in Section 6.07(a).

     "Bay Board" shall mean the Board of Directors of Bay.

     "Bay Certificate" shall mean the Restated Certificate of Incorporation of Bay, as amended.

     "Bay Common Stock" shall have the meaning set forth in Section 3.01(b).

     "Bay Employee" shall have the meaning set forth in Section 6.13(a).

     "Bay Equity Interests" shall have the meaning set forth in Section 5.03(b).

     "Bay Filed SEC Documents" shall have the meaning set forth in Section 5.03(g).

     "Bay Financial Advisor" shall have the meaning set forth in Section
5.03(k).

     "Bay Intellectual Property Rights" shall have the meaning set forth in
Section 5.03(p).

     "Bay Meeting" shall have the meaning set forth in Section 6.02.

     "Bay Preferred Stock" shall have the meaning set forth in Section 5.03(b).

     "Bay Proxy Statement" shall have the meaning set forth in Section 6.03(a).

     "Bay Rights" shall have the meaning set forth in Section 5.03(b).

     "Bay Rights Agreement" shall have the meaning set forth in Section 5.03(b).

     "Bay SEC Documents" shall have the meaning set forth in Section 5.03(g).

     "Bay Series A Preferred Stock" shall have the meaning set forth in Section 5.03(g).

     "Bay Stock Option" shall have the meaning set forth in Section 3.07(a).

     "Business Day" shall mean each day on which banking institutions in either or both of Toronto, Canada and New York, New York are not authorized or required to close.

     "Canadian GAAP" shall mean Canadian generally accepted accounting principles.

     "Canadian Stock Exchanges" shall mean the Toronto, Montreal and Vancouver stock exchanges.

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated May 19, 1998, by and between Nortel and Bay.

     "Costs" shall have the meaning set forth in Section 6.12(a).

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "DOJ" shall have the meaning set forth in Section 6.11(c).

     "Disclosure Schedule" shall have the meaning set forth in Section 5.01.

     "Effective Date" shall have the meaning set forth in Section 2.02.

     "Effective Time" shall have the meaning set forth in Section 2.02.

     "Environmental Laws" shall have the meaning set forth in Section 5.03(o).

     "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall have the meaning set forth in Section 3.05(a).

     "Exchange Fund" shall have the meaning set forth in Section 3.05(a).

     "Exchange Ratio" shall mean 0.60, subject to Section 3.06 hereof.

     "Exon-Florio" shall have the meaning set forth in Section 5.03(r).

     "FTC" shall have the meaning set forth in Section 6.11(c).

     "Governmental Authority" means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

     "HSR Act" shall have the meaning set forth in Section 5.03(r).

     "Indemnified Party" shall have the meaning set forth in Section 6.12(a).

     "Indenture" shall have the meaning set forth in Section 6.16.

     "Insurance Amount" shall have the meaning set forth in Section 6.12(b).

     "Intellectual Property Rights" shall mean all proprietary rights in and to:
(A) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin; (B) patents and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information (whether patentable or not); drawings, specifications, designs, plans, proposals and technical data; business and marketing plans and customer and supplier lists and information; (D) writings and other copyrightable works of authorship, including computer programs, data bases and documentation therefor, and all copyrights to any of the foregoing;
(E) mask works; (F) moral rights; (G) any similar intellectual property or proprietary rights; (H) registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof; and (I) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

     "IP License" shall have the meaning set forth in Section 5.03(p).

     "Knowledge" with respect to a party shall mean to the knowledge of its senior executive officers after reasonable inquiry.

     "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" shall mean with respect to any party, any change, circumstance or effect that (i) is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole, other than any change, circumstance or effect relating to (1) the economy in general or (2) the industries in which such party operates, which change, circumstance or effect (in the case of clause (2)), does not affect Nortel or Bay, as the case may be, disproportionately relative to other entities operating in such industry; provided that none of the following shall by itself be deemed to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of Nortel Common Stock or Bay Common Stock or (b) any change, circumstance or effect that the party asserting that a Material Adverse Effect has not occurred can demonstrate arises directly out of or results directly from actions contemplated by the parties in connection with, or which is directly attributable to, (x) the announcement of this Agreement or (y) the transactions contemplated hereby, to the extent so attributable; or (ii) would materially impair the ability of either Nortel or Bay, respectively, to perform its obligations under this Agreement.

     "Material Systems" shall have the meaning set forth in Section 5.03(t).

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" shall have the meaning set forth in Section 2.01(a).

     "Multiemployer Plans" shall have the meaning set forth in Section 5.03(l).

     "New Certificates" shall have the meaning set forth in Section 3.05(a).

     "Nortel" shall have the meaning set forth in the first paragraph of this Agreement.

     "Nortel Board" shall mean the Board of Directors of Nortel.

     "Nortel Certificate" shall mean the Certificate and Articles of Amalgamation of Nortel dated January 4, 1982, as amended from time to time by the Certificates and Articles of Amendment of Nortel.

     "Nortel Common Stock" shall have the meaning set forth in Section 3.01(a).

     "Nortel Plan" shall have the meaning set forth in Section 6.13(b).

     "Nortel Proxy Statement" shall have the meaning set forth in Section
6.03(a).

     "Nortel SEC Documents" shall have the meaning set forth in Section 5.04(g).

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Old Certificates" shall have the meaning set forth in Section 3.05(a).

     "Option Agreement" shall have the meaning set forth in the recitals hereof.

     "Pension Plan" shall have the meaning set forth in Section 5.03(l).

     "Person" or "person" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Plans" shall have the meaning set forth in Section 5.03(l).

     "Previously Disclosed" by a party shall mean information disclosed in its SEC Documents filed prior to the date of this Agreement or set forth in its Disclosure Schedule.

     "Registration Statement" shall have the meaning set forth in Section
6.03(a).

     "Regulatory Law" shall have the meaning set forth in Section 6.11(c).

     "Rights" shall mean, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Severance Plan" shall have the meaning set forth in Section 6.13(a).

     "Sub" shall have the meaning set forth in the first paragraph of this Agreement.

     "Sub Common Stock" shall have the meaning set forth in Section 3.01(a).

     "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal" shall have the meaning set forth in Section 6.06(a).

     "Surviving Corporation" shall have the meaning set forth in Section
2.01(a).

     "Takeover Laws" shall have the meaning set forth in Section 5.03(m).

     "Tax Returns" shall have the meaning set forth in Section 5.03(q).

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Termination Fee" shall have the meaning set forth in Section 8.02(b).

     "Treasury Shares" shall mean shares of Bay Common Stock held by Bay or any of its Subsidiaries.

     "U.S. GAAP" shall mean United States generally accepted accounting principles.

     "Year 2000 Compliant" shall have the meaning set forth in Section 5.03(v).

     "$" shall mean United States Dollar.

                                   ARTICLE II

                       THE MERGER; EFFECTS OF THE MERGER

     2.01. THE MERGER. (a) The Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Sub will merge with and into Bay. Following the Effective Time, the separate corporate existence of Sub shall cease and Bay shall survive and continue to exist as a Delaware corporation (Bay, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

     (b) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 251 of the DGCL, or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Bay and Sub shall be vested in the Surviving Corporation, and all debt, liabilities and duties of Bay and Sub shall become the debt, liabilities and duties of the Surviving Corporation.

     (c) Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be those of Bay until thereafter changed or amended as provided therein or by applicable law.

     (d) Name. The name of the Surviving Corporation shall remain Bay Networks, Inc.

     (e) Officers and Directors of Surviving Corporation. The officers of Bay as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

     2.02. EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver (subject to applicable law) of the conditions as set forth in Article VII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the third Business Day to occur after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

     2.03. TAX CONSEQUENCES. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code.

                                  ARTICLE III

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

     3.01. CONVERSION OF SHARES. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

     (a) Conversion of Sub Common Stock. Each share of common stock of Sub, par value $0.01 per share (the "Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into one newly issued, fully-paid and non-assessable share of preferred stock, $0.01 par value, of the Surviving Corporation, pursuant to a Certificate of Designations proposed by Nortel and approved by Bay, such approval not to be unreasonably withheld or delayed.

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     (b)  Conversion of Bay Common Stock.  Each share of common stock, par value
        $0.01 per share, of Bay (the "Bay Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Bay Common Stock to be canceled pursuant to Section 3.01(c)) shall become and be converted into the right to receive a fraction of a common share, without par value, of Nortel ("Nortel Common Stock"), equal to the Exchange Ratio, together with any cash to be paid pursuant to Section
        3.04. All of the shares of Bay Common Stock converted into the right to receive Nortel Common Stock (or cash pursuant to Section 3.04) pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time.

     (c) Treasury Shares. Each share of Bay Common Stock held by Bay or any wholly owned Subsidiary of Bay as Treasury Shares immediately prior to the Effective Time or owned by Nortel or any Subsidiary thereof shall no longer be outstanding and shall automatically be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02. ISSUANCE OF SHARES OF THE SURVIVING CORPORATION. At the Effective Time, in consideration of the issuance by Nortel of Nortel Common Stock to the holders of Bay Common Stock in accordance with Section 3.01(b), the Surviving Corporation shall issue to Nortel a number of shares of newly issued, fully-paid and non-assessable common stock, $0.01 par value, of the Surviving Corporation, which number shall be equal to the number of shares of Bay Common Stock outstanding as of immediately prior to the Effective Time.

     3.03. RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Bay Common Stock shall cease to be, and shall have no rights as, stockholders of Bay, other than to receive any dividend or other distribution with respect to such Bay Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Bay or the Surviving Corporation of shares of Bay Common Stock.

     3.04. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Nortel Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Nortel shall pay to each holder of Bay Common Stock who would otherwise be entitled to a fractional share of Nortel Common Stock (after taking into account all Old Certificates delivered by such holder) an amount (in U.S. dollars) in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Nortel Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Nortel, and Nortel shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     3.05. EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, Nortel shall deposit, or shall cause to be deposited, with a bank or trust company having net capital of not less than $100,000,000 (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Bay Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Nortel Common Stock ("New Certificates") and an estimated amount of cash pursuant to Section 3.04 (such cash and New Certificates (without any interest on any such cash), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this
Article III in exchange for outstanding shares of Bay Common Stock.

     (b) As promptly as practicable after the Effective Date, Nortel shall send or cause the Exchange Agent to send to each former holder of record of shares (other than Treasury Shares) of Bay Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's
Old Certificates for the consideration set forth in this Article III. Nortel shall cause the New Certificates representing shares of Nortel Common Stock into which shares of a stockholder's Bay Common Stock are converted at the Effective Time and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive pursuant to this
Article III to be delivered to such
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stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Bay Common Stock (or, pursuant to Section 3.05(f), indemnity reasonably satisfactory to Nortel and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Bay Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Nortel Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Bay Common Stock converted in the Merger into the right to receive shares of such Nortel Common Stock and cash in lieu of fractional shares of Nortel Common Stock pursuant to Section 3.04, until the holder thereof shall be entitled to receive New Certificates and such amount of cash in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Nortel Common Stock such holder had the right to receive upon surrender of the Old Certificate.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Bay for six months after the Effective Time shall be paid or delivered to Nortel. Any stockholders of Bay who have not theretofore complied with this Article III shall thereafter look only to Nortel for payment of the shares of Nortel Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the Nortel Common Stock deliverable in respect of each share of Bay Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Nortel, the posting by such person of a bond in such reasonable amount as Nortel may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, Nortel shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Article III.

     3.06. ANTI-DILUTION PROVISIONS. In the event Nortel changes (or establishes a record date for changing) the number of shares of Nortel Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Nortel Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

     3.07. STOCK OPTIONS AND OTHER STOCK PLANS. (a) Each Bay Stock Option outstanding at the Effective Time shall be assumed by Nortel and deemed to constitute an option to acquire, on the same terms and conditions, mutatis mutandis (including, without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such Bay Stock Option prior to the Effective Time, the number of shares of Nortel Common Stock as the holder of such Bay Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Bay Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable) at a price per share equal to (i) the aggregate exercise price for Bay Common Stock otherwise purchasable pursuant to such Bay Stock Option divided by (ii) the number of shares of Nortel Common Stock deemed purchasable pursuant to such assumed Bay Stock Option; provided that the number of shares of Nortel Common Stock that may be purchased upon exercise of any such Bay Stock Option shall not include any fractional share and, upon exercise of such Bay Stock Option, a cash payment shall be made for any fractional share based upon the last sale price per share of Nortel Common Stock on the trading day immediately preceding the date of exercise. Within three Business Days
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after the Effective Time, Nortel or the Surviving Corporation shall cause to be delivered to each holder of an outstanding Bay Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such assumed Bay Stock Option (as adjusted with respect to exercise price and the number of shares of Nortel Common Stock purchasable) shall continue in effect on the same terms and conditions. From and after the Effective Time, Nortel and the Surviving Corporation shall comply with the terms of each Bay Stock Option Plan pursuant to which Bay Stock Options were granted; provided, that the Nortel board of directors or an appropriate committee thereof shall succeed to the authorities and responsibilities of the Bay Board or any committee thereof under such plan. The adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Nortel shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Nortel Common Stock for delivery upon exercise of Bay Stock Options in accordance with this Section
3.07. Within three Business Days after the Effective Time, Nortel shall use its best efforts to cause the Nortel Common Stock subject to Bay Stock Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and shall use its best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Bay Stock Options remain outstanding.

     (c) Bay shall take such action as is necessary to cause the ending date of the then current offering period under each Bay employee stock purchase plan to be prior to the Effective Time, subject to the terms of such plan (the "Final Purchase Date"); provided that such change in the offering period shall be conditioned upon the consummation of the Merger. On the Final Purchase Date, Bay shall apply the funds credited as of such date under such Bay employee stock purchase plan within each participant's payroll withholding account to the purchase of whole shares of Bay Common Stock in accordance with the terms of such Bay employee stock purchase plan.

                                   ARTICLE IV

                             ACTIONS PENDING MERGER

     4.01. FORBEARANCES OF BAY. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, as required by a Governmental Authority of competent jurisdiction or as set forth in Section 4.01 of Bay's Disclosure Schedule, without the prior written consent of Nortel, Bay will not, and will cause each of its Subsidiaries not to:

     (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course in all material respects and in compliance with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its material obligations under this Agreement; provided, however, that no action by Bay or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.01 shall be deemed a breach of this Section 4.01(a) unless such action would constitute a breach of one or more of such other provisions.

     (b) Capital Stock. (i) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or any Rights, (ii)
        enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, other than (i) the issuance of Bay Common Stock (and the associated Bay Rights) upon the exercise of stock options outstanding as of the date hereof issued in the ordinary course of business in accordance with the terms of the Bay Plans as in effect on the date of this Agreement, (ii) issuances by a wholly owned Subsidiary of Bay of capital stock to such
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        Subsidiary's parent, (iii) issuances to comply with Bay's obligations to holders of notes under the Indenture who convert such notes, (iv) issuances to comply with Bay's obligations under its 1994 Employee Stock Purchase Plan and 1998 Employee Stock Purchase Plan and (v) issuances of Rights or other awards, in numbers no greater in the aggregate than those set forth in Section 4.01(d) hereof.

     (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than dividends from Bay's Subsidiaries to Bay or another Subsidiary of Bay) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly owned Subsidiary of Bay which remains a wholly owned Subsidiary after consummation of such transaction and except for the purchase from time to time by Bay of Bay Common Stock (and associated Bay Rights) in the ordinary course of business in connection with its existing Plans, directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     (d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees or former directors, officers or employees, or grant any salary or wage increase, make any award or grant under any Plan or increase any employee benefit (including incentive or bonus payments), except (i) in the ordinary course of business, (ii) for changes required by law, (iii) to satisfy contractual obligations existing as of the date hereof, (iv) on or prior to October 31, 1998 for grants of stock options for up to an aggregate of 2 million shares of Bay Common Stock for newly hired employees and the retention or promotion of current employees and (v) on or after November 1, 1998, for grants of stock options for up to an aggregate number of shares equal to the excess of (A) 10 million shares of Bay Common Stock over (B) the number of shares of Bay Common Stock subject to employee stock options granted on or after the date hereof, such grants to be made in connection with newly hired employees, the retention or promotion of current employees, and the regular annual grant of options in accordance with past practice; provided that no grant may be made pursuant to clauses (iv) and (v) above to Messrs. House, Shrigley, Rynne, Carney, Pearse, Russo or Hawe without the consent of the Chief Executive Officer of Nortel.

     (e)  Benefit Plans.  Enter into or amend in any material respect (except
        (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof or (iii) as expressly provided for herein) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive or welfare plan.

     (f) Acquisitions and Dispositions. (i) Other than (A) acquisitions in existing or related lines of business of Bay the fair market value of the total consideration (including the value of indebtedness or other liability assumed) for which does not exceed $12.5 million individually or $50 million in the aggregate and (B) the acquisition of assets used in the operations of the business of Bay and its Subsidiaries in the ordinary course, acquire all of any portion of the assets, business or properties of any other entity; provided that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Bay or (y) the creation of new Subsidiaries of Bay organized to conduct or continue activities otherwise permitted by this Agreement.

        (ii) Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Bay, (ii) dispositions referred to in the Bay Filed SEC Documents, (iii) as may be required by law in order to permit the consummation of the transactions contemplated hereby or (iv) in the ordinary course of business, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties.

     (g)  Amendments.  Amend the Bay Certificate or Bay's by-laws.

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     (h)  Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by U.S. GAAP as concurred in by Bay's independent auditors.

     (i) Contracts. Except in the ordinary course of business, enter into or terminate any material contract, agreement or lease, or amend or modify in a material respect any of its existing material contracts, agreements or leases (including, without limitation, any material licensing agreement).

     (j) Claims. Except in the ordinary course of business, settle any claim, action or proceeding involving money damages in excess of $500,000 in the aggregate.

     (k) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue (subject to the standard set forth in Section 5.02) at any time at or prior to the Effective Time, (B) except as otherwise permitted by Section 6.06, any of the conditions to the Merger set forth in Article VII not being satisfied or not being satisfied as quickly as would otherwise be the case or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

     (l) Incurrence of Indebtedness. Other than (i) short-term indebtedness incurred in the ordinary course of business consistent with past practice but in no event to exceed an aggregate of $10 million of short-term debt and (ii) indebtedness of Bay or any of its Subsidiaries to Bay or any of its Subsidiaries, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance.

     (m) Capital Expenditures. Make any capital expenditures in excess of $35 million in the aggregate in any quarter of the year.

     (n) Confidentiality Agreements. Subject to Section 6.06, waive any confidentiality or "standstill" provisions entered into with any third party in connection with its consideration of an Acquisition Proposal.

     (o) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) through (n).

     4.02. FORBEARANCES OF NORTEL. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in
Section 4.02 of Nortel's Disclosure Schedule, without the prior written consent of Bay, Nortel will not, and will cause each of its Subsidiaries not to:

     (a) Dividends, Etc. (i) Make, declare, pay or set aside for payment any extraordinary dividend on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except to the extent required to do so under its existing Plans or pursuant to the rights, privileges, restrictions and conditions attaching to any series of the Class A Preferred Shares of Nortel, directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     (b) Acquisitions and Dispositions. (i) Make any sale, transfer or other disposition (collectively, the "Dispositions") of Nortel's direct or indirect assets, business or properties for consideration that is in the aggregate with all other such Dispositions in excess of $3.5 billion; or
        (ii) acquire assets, businesses or properties (collectively, the "Acquisitions") for consideration that is in aggregate in excess of $3.5 billion. Notwithstanding the foregoing, any Acquisition or Disposition that involves the contribution of operating assets (excluding, for the sake of clarity, cash, marketable securities and Nortel Common Stock) by Nortel or its Subsidiaries to a new entity with respect to which Nortel or its Subsidiaries has at least a 50% ownership interest, shall expressly be permitted and the

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        amount of such contribution shall not be taken into account for purposes of calculating the dollar limitation on Dispositions and Acquisitions described above.

     (c) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue (subject to the standard set forth in Section 5.02) at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
        Article VII not being satisfied or not being satisfied as quickly as would otherwise be the case or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

     (d) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) through (c).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01. DISCLOSURE SCHEDULES. At or prior to the execution hereof, Bay has delivered to Nortel and Nortel has delivered to Bay a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 and 5.04 or to one or more of its covenants contained in Article IV; provided, that (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence does not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

     5.02. STANDARD.  No representation or warranty (i) of Bay contained in
Section 5.03 (other than Sections 5.03(b), 5.03(f)(ii), 5.03(m) and 5.03(w)) or
(ii) of Nortel contained in Section 5.04 (other than Sections 5.04(b), 5.04(f)(ii) and 5.04(k)) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with such representation or warranty contained in Section 5.03 or Section 5.04 respectively has had or is reasonably likely to have a Material Adverse Effect; provided, that (x) Sections 5.03(b), 5.03(f)(ii), and 5.03(m) shall be deemed untrue, and Bay shall have breached such representations and warranties, if such Sections are not true in all material respects and (y) Sections 5.04(b) and 5.04(f)(ii) shall be deemed untrue, and Nortel shall have breached such representation and warranty, if such
Section is not true in all material respects.

     5.03. REPRESENTATIONS AND WARRANTIES OF BAY.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed, Bay hereby represents and warrants to Nortel and Sub as follows:

     (a) Organization, Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Bay has made available to Nortel a complete and correct copy of its certificate of incorporation and by-laws, each as amended and in full force and effect as of the date of this Agreement.

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     (b)  Shares.

        (i) The authorized capital stock of Bay consists of (A) 400,000,000 shares of Bay Common Stock, of which 223,037,214 shares were outstanding as of June 1, 1998 and (B) 1,000,000 shares of preferred stock, par value $0.001 per share ("Bay Preferred Stock"), of which no shares are outstanding and 500,000 shares of which have been designated Series A Preferred Stock ("Bay Series A Preferred Stock") and reserved for issuance upon exercise of the rights (the "Bay Rights") distributed to the holders of Bay Common Stock pursuant to a Rights Agreement dated as of February 7, 1995, between Bay and The First National Bank of Boston, as Rights Agent, as amended (the "Bay Rights Agreement"). Since June 1, 1998 to the date of this Agreement, there have been no issuances of shares of the capital stock of Bay or any other securities of Bay other than issuances of shares pursuant to Rights outstanding as of June 1, 1998 under the Bay Plans.

        (ii) All issued and outstanding shares of Bay Common Stock have been duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Bay is entitled to preemptive rights.

        (iii) There were outstanding as of June 1, 1998 no Rights to acquire capital stock from Bay other than (A) the Bay Rights, (B) Bay Stock Options representing in the aggregate the right to purchase 34,472,651 shares of Bay Common Stock, (C) Rights granted in connection with Bay's 1994 Employee Stock Purchase Plan or 1998 Employee Stock Purchase Plan and (D) Rights to acquire shares of Bay Common Stock upon conversion of notes issued under the Indenture. Other than in connection with the Option Agreement and other than the associated Bay Rights issued with the shares issued as described above, no Rights to acquire capital stock from Bay have been issued or granted since June 1, 1998 to the date of this Agreement.

     (c) Subsidiaries. (i) Section 5.03(c)(i) of the Bay Disclosure Schedule sets forth a list as of the date hereof of all of Bay's Subsidiaries, together with their jurisdiction of organization. Unless otherwise described therein, Bay owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). No equity securities of any of Bay's Significant Subsidiaries are or may become required to be issued (other than to Bay or its Subsidiaries) by reason of any Rights and there are no contracts, commitments, understandings or arrangements by which any of such Significant Subsidiaries is bound to sell or otherwise transfer any shares of capital stock of any such Significant Subsidiaries (other than to Bay or its Subsidiaries). In addition, Section 5.03(c)(i) of the Bay Disclosure Schedule lists as of the date of this Agreement each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, Bay or any Subsidiary of Bay owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on Bay's most recent financial statements (or if not held as of the date thereof, would be carried on the Bay's financial statements if prepared as of the date hereof) at a value in excess of $10,000,000 (collectively, the "Bay Equity Interests"). All of the shares of capital stock of each of the Significant Subsidiaries of Bay and all the Bay Equity Interests held by Bay and each Subsidiary of Bay are fully paid and nonassessable and are owned by Bay or such Subsidiary free and clear of any Liens. There are no material outstanding contractual obligations of Bay or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any entity in which Bay or any Subsidiary of Bay owns a Bay Equity Interest, except such obligations as would not require any investment or provision of funds or assets in an amount or having a fair market value in excess of $2,500,000 for any such investment or $10,000,000 in the aggregate for all such investments.

        (ii) Each of Bay's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of such Significant Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (d) Corporate Power. Bay and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby.

     (e) Corporate Authority. (i) Subject, in the case of the consummation of the Merger, to receipt of the requisite approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger by the holders of a majority of the outstanding shares of Bay Common Stock entitled to vote thereon, this Agreement, the Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Bay and the Bay Board (assuming that neither Nortel or Sub is an "interested stockholder" of Bay under Section 203 of the DGCL immediately before the execution and delivery of this Agreement).

        (ii) This Agreement and the Option Agreement are legal, valid and binding agreements of Bay, enforceable in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     (f) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.03(r) and required filings under federal and state securities or other laws, the execution, delivery and performance of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby by Bay do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Bay or of any of its Subsidiaries or to which Bay or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g) Financial Reports and SEC Documents. (i) Its Annual Reports on Form 10-K for the fiscal years ended June 30, 1995, 1996 and 1997, its Quarterly Reports on Form 10-Q for the periods ended September 27, 1997, December 27, 1997 and March 28, 1998, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to June 30, 1995 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Bay SEC Documents"), with the SEC, as of the date filed (or, with respect to (x) a document filed prior to the date of this Agreement and amended or superseded by a filing prior to the date of this Agreement or (y) a document filed after the date of this Agreement and amended or superseded by a filing after the date of this Agreement, then in the case of each of (x) and (y), on the date of such filing as so amended or superseded) (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Bay SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Bay SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with U.S. GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

        (ii) Except as set forth in the Bay SEC Documents filed since March 28, 1998 and prior to the date of this Agreement (the "Bay Filed SEC Documents") since March 28, 1998, Bay has not incurred any liabilities (whether absolute, accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of Bay or the footnotes related thereto prepared in conformity with U.S. GAAP, other than liabilities incurred in the ordinary course of business.

     (h) Litigation. Except as disclosed in the Bay Filed SEC Documents, as of the date of this Agreement no litigation, claim or other proceeding before any court or governmental agency is pending against Bay or any of its Subsidiaries and, to its Knowledge, no such litigation, claim or other proceeding has been threatened.

     (i)   Compliance with Laws.  Bay and each of its Subsidiaries:

        (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

        (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its Knowledge, no suspension or cancellation of any of them is threatened; and

        (iii) has received, since June 30, 1997, and prior to the date of this Agreement, no written notification or communication from any Governmental Authority (A) asserting that Bay or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Bay's Knowledge, do any grounds for any of the foregoing exist).

     (j) Material Contracts; Defaults. Except for this Agreement, the Option Agreement and those agreements and other documents filed as exhibits to the Bay Filed SEC Documents, as of the date of this Agreement, neither Bay nor any of its Subsidiaries is a party to or bound by (i) any "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business. Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (k) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Morgan Stanley & Co. Incorporated (the "Bay Financial Advisor") pursuant to Bay's agreement with such firm.

     (l) Employee Benefits; Employee Relations. (i) A complete and correct list as of the date of the Agreement of each material plan, program, arrangement, agreement or commitment, not otherwise disclosed in publicly available documents which is an employment, consulting, termination or deferred compensation agreement providing for compensation in any one year in excess of $250,000 (other than consulting agreements with dealers and sales agency agreements, in each case entered into in the ordinary course of business), or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan," within the meaning of Section 3(3) of ERISA, currently maintained, sponsored, or contributed to by Bay or any of its Subsidiaries in respect of employees in the United States or to which Bay or any such Subsidiary has any obligation to contribute, or with respect to which Bay or any of its Subsidiaries may have any material liability in respect of employees in the United States (each a "Plan" and, collectively, the "Plans") will be provided within ten Business Days following the Effective Time. Such list shall not be deemed to be a schedule to this Agreement and shall not have any effect hereunder, except that Bay's delivery of the list shall satisfy Bay's obligation under this paragraph (i).

        (ii) Neither Bay nor any Subsidiary of Bay has disseminated in writing or otherwise broadly or generally notified employees of any intent or commitment (whether or not legally binding) to create any additional Plan or to amend, modify or terminate any existing Plan which would be reasonably expected to result in material liabilities to Bay and its Subsidiaries, except as may be contemplated by Section 6.13 of this Agreement.

        (iii) With respect to the Plans of Bay, except as would not have a Material Adverse Effect on Bay, each Plan of Bay (A) has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations (including, without limitation, ERISA, the Code (including the qualification rules of Section 401 of the Code for Plans that are intended to be qualified) and any regulations thereunder) and (B) no governmental audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Bay, threatened.

        (iv) Neither Bay nor any Subsidiary, contributes to or has any liability with respect to a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or any other pension plan subject to Title IV of ERISA or is any party to any collective bargaining agreement.

        (v) Except as would not have a Material Adverse Effect on Bay: (A) there is no pending or, to the Knowledge of Bay, threatened labor dispute, strike or work stoppage against Bay or any of its Subsidiaries which may interfere with the respective business activities of Bay or any of its Subsidiaries and (B) to the Knowledge of Bay, neither Bay nor any of its Subsidiaries, nor their respective businesses of Bay or any of its Subsidiaries, has committed any unfair labor practices or violated any applicable employment laws in connection with the operation of the respective businesses of Bay or any of its Subsidiaries, and there is no pending or threatened charge or complaint against Bay or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency, or by any employee or class of employees or governmental agency relating to a purported violation of any applicable employment laws.

     (m) Takeover Laws. The approval of this Agreement and the Merger and the Option Agreement by the Bay Board (i) constitutes approval of this Agreement and the Merger and the Option Agreement and the transactions contemplated hereby and thereby for purposes of Section 203 of the DGCL and (ii) renders inapplicable Article Thirteenth of the Bay Certificate. To the Knowledge of Bay, except for Section 203 of the DGCL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") are applicable to the Merger or the other transactions contemplated by this Agreement and the Option Agreement.

     (n) Rights Agreement. The Bay Board has approved an amendment (substantially in the form provided to Nortel) to the Bay Rights Agreement to the effect that none of Nortel, Sub or any of their respective affiliates shall become an "Acquiring Person", and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Bay Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby. The Bay Rights Agreement shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding Bay Rights thereunder.

     (o) Environmental Matters. (i) As used in this Agreement, "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws (including common law) and regulations in effect on the date of this Agreement, relating to the protection of human health and safety as affected by exposure to pollutants, contaminants, or hazardous or toxic wastes, substances or materials and to the protection of the environment including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

        (ii) Neither the conduct nor operation of it nor its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or, within the applicable statute or limitations period, violated Environmental Laws and to the Knowledge of Bay no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in material liability of Bay and its Subsidiaries taken as a whole under Environmental Laws. Neither it nor any of its Subsidiaries has received any written notice from any person or entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

        (iii) To the Knowledge of Bay, none of the property currently owned, leased or operated by Bay or by its Subsidiaries is subject to, or as a result of this transaction would be subject to, (i) the New Jersey Industrial Site Recovery Act or any other state or local Environmental Laws which would impose restrictions, such as notice, disclosure or obtaining advance approval prior to this transaction, or (ii) any liens under any Environmental Laws.

     (p) Intellectual Property. (i) Bay and its Subsidiaries are licensed or otherwise possess sufficient rights to use all material Intellectual Property Rights currently used in the business of Bay or its Subsidiaries or necessary to conduct the business of Bay and its Subsidiaries as currently conducted, including material third party Intellectual Property Rights which are used in the manufacture of, incorporated in, or form a part of any product of Bay or any of its Subsidiaries (the "Bay Intellectual Property Rights").

        (ii) Section 5.03(p)(ii) of the Bay Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all licenses and agreements under which Bay and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Bay as currently conducted.

        (iii) Except as set forth in Section 5.03(p) of the Bay Disclosure Schedule, Bay and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use or exploitation of the Bay Intellectual Property Rights or the development, manufacture or commercial exploitation of any products of Bay or its Subsidiaries in each such case in excess of $1 million per annum.

        (iv) Section 5.03(p)(iv) of the Bay Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Bay Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Bay Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Bay and which are material to the conduct of Bay's business as currently conducted are valid and enforceable.

        (v) Section 5.03(p)(v) of the Bay Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Bay has granted the right to manufacture, reproduce, market or exploit any material products of Bay or its Subsidiaries or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

        (vi) Neither Bay nor its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense, assignment or other agreement to which it is a party giving it a license to material third party Intellectual Property Rights (the "IP Licenses"). Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

        (vii) Neither Bay nor any of its Subsidiaries (A) has been sued in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

        (viii) Bay and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Bay and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Bay and its Subsidiaries.

        (ix) Neither Bay nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Bay or its Subsidiaries in any of the Bay Intellectual Property Rights which are material to the business of Bay as currently conducted.

     (q) Tax Matters. (i)(A) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to it or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired; (B) all material Tax Returns filed by it are complete and accurate in all material respects; (C) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; and (D) no material (1) audit or examination or (2) refund litigation with respect to any Tax Return is pending.

        (ii) It has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (r) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or instrumentality are necessary to consummate the Merger except (i) as may be required under, and other applicable requirements of, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada) and antitrust or other competition laws of other jurisdictions, (ii) as may be required by the by-laws, rules, regulations or policies of the NYSE and the Canadian Stock Exchanges in respect of the Nortel Common Stock to be issued in the Merger and upon exercise of the Bay Stock Options to be assumed by Nortel by reason of the Merger and the listing of such Nortel Common Stock on such stock exchanges; (iii) the filing with the SEC of the Bay Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL;
        (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Common Stock in the Merger;
        (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Canada Business Corporations Act and Canadian securities laws; and (vii) as may be required under Section 721 of the U.S. Defense Production Act of 1950, as amended, and the rules promulgated thereunder ("Exon-Florio") and the rules and regulations promulgated by the U.S. Department of Defense.

     (s) Fairness Opinion. On or before the date hereof, the Bay Financial Advisor has delivered its opinion to the Bay Board that the Exchange Ratio is fair, from a financial point of view, to the holders of Bay Common Stock.

     (t) Year 2000. All internal computer systems that are material to the business, finances or operations of Bay ("Material Systems") are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century ("Year 2000 Compliant") or can be freely modified to be made Year 2000 Compliant without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Systems that are not Year 2000 Compliant as of the date of this Agreement are set forth in Section 5.03(t) of the Bay Disclosure Schedule.

     (w)  No Material Adverse Effect.  Except as permitted by Nortel pursuant to
        Section 4.01, since June 30, 1997, (i) Bay and its Subsidiaries have conducted their respective businesses in the ordinary course (excluding
        (x) the incurrence of liabilities related to this Agreement and the transactions contemplated hereby and (y) discussions with third parties with respect to any potential Acquisition Proposal) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to it.

     5.04. REPRESENTATIONS AND WARRANTIES OF NORTEL AND SUB. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Nortel and Sub hereby represent and warrant to Bay as follows:

     (a) Organization, Standing and Authority. Each of Nortel and Sub is a corporation duly organized, validly existing and, in the case of Sub, in good standing under the laws of the jurisdiction of its organization. Each of Nortel and Sub is duly qualified to do business and, as applicable, is in good standing in the provinces of Canada and in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Each of Nortel and Sub has in effect all federal, provincial, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Each of Nortel and Sub has made available to Bay a complete and correct copy of its constitutive documents, each as amended to date and in full force and effect.

     (b) Shares. (i) As of the date hereof, the authorized capital stock of Nortel consists solely of (A) an unlimited number of shares of Nortel Common Stock, of which 527,860,165 shares were outstanding as of May 31, 1998; (B) an unlimited number of Class A Preferred Shares issuable in series, without nominal or par value, of which 200 Cumulative Redeemable Class A Preferred Shares Series 4 (which are exchangeable at certain times, and subject to certain conditions, into shares of Nortel Common Stock), 16,000,000 Cumulative Redeemable Class A Preferred Shares Series 5 (which are convertible at certain times, and subject to certain conditions, into an equal number of Cumulative Redeemable Class A Preferred Shares Series 6) and 14,000,000 Non-cumulative Redeemable Class A Preferred Shares Series 7 (which are convertible at certain times, and subject to certain conditions, into an equal number of Non-cumulative Redeemable Class A Preferred Shares Series 8) were outstanding as of May 31, 1998; and (C) an unlimited number of Class B Preferred Shares, issuable in series, without nominal or par value, of which no shares were outstanding as of May 31, 1998.

        (ii) The authorized capital stock of Sub consists of one share of common stock, $0.01 per share, of which one share is outstanding. All of the Sub Common Stock is owned directly by Nortel. Sub has not conducted any business prior to the date hereof and has no Subsidiaries and no assets, liabilities or obligations of any nature other than incident to its formation and incident to this Agreement.

        (iii) The outstanding shares of Nortel's and Sub's capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of capital stock of Nortel or Sub authorized and reserved for issuance, neither Nortel nor Sub has any Rights issued or outstanding with respect to its capital stock, and neither Nortel nor Sub has any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement. From March 31, 1998 to the date of this Agreement, Nortel has issued no shares of its capital stock or Rights or reserved any shares for such purposes.

        (iv) The shares of Nortel Common Stock to be issued in exchange for shares of Bay Common Stock in the Merger or upon exercise of Bay Stock Options to be assumed by Nortel by reason of the Merger, when issued will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any subscriptive or preemptive rights.

     (c) Subsidiaries. (i) (A) Nortel has Previously Disclosed a list of all of its Significant Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Nortel owns, directly or indirectly, all of the issued and outstanding capital stock of each of its Significant Subsidiaries, (C) no equity securities of any of its Significant Subsidiaries are or may become required to be issued (other than to it or its Subsidiaries) by reason of any Rights, (D) there are no contracts, commitments, understandings or arrangements by which any of such Significant Subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such Significant Subsidiaries (other than to it or its Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or its Subsidiaries) and (F) all of the shares of capital stock of each such Significant Subsidiary held by it or its Subsidiaries are fully paid and nonassessable and are owned by it or its Subsidiaries free and clear of any Liens.

        (ii) Each of Nortel's Significant Subsidiaries has been duly organized and is validly existing in good standing, as applicable, under the laws of the jurisdiction of its organization, and is duly qualified to do business and, as applicable, is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

             Each of such Significant Subsidiaries has in effect all federal, state, provincial, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (d) Corporate Power. Nortel, Sub and each of Nortel's Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Nortel and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of Nortel, the Option Agreement and to consummate the transactions contemplated hereby and, in the case of Nortel, thereby.

     (e) Corporate Authority. (A) This Agreement and the transactions contemplated hereby, including the issuance of Nortel Common Stock in the Merger or upon the exercise of Bay Stock Options to be assumed by Nortel by reason of the Merger, and the Option Agreement and the transactions contemplated thereby, as applicable, have been authorized and approved by all necessary corporate action of Nortel (including all necessary shareholder approvals, if any), Sub, the Nortel Board and the Board of Directors of Sub prior to the date hereof (which action has not been rescinded or modified in any way) and (B) each of this Agreement and, in the case of Nortel, the Option Agreement, is a legal, valid and binding agreement of each of Nortel and Sub, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles.

     (f) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.04(j) and required filings under federal, state and provincial securities laws and the Canada Business Corporations Act, the execution, delivery and performance of this Agreement and, as applicable, the Option Agreement and the consummation of the transactions contemplated hereby and, as applicable, thereby by Nortel and Sub do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Nortel or of any of Nortel's Subsidiaries or to which it or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of either Nortel or Sub, or
        (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g) Financial Reports and SEC Documents. Nortel's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, its Quarterly Report on Form 10-Q for the period ended March 31, 1998, and all other reports or registration statements, filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Nortel SEC Documents"), with the SEC, as of the date filed (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Nortel SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Nortel SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with Canadian GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Nortel and its Subsidiaries have been, and are being, maintained in all material respects in accordance with Canadian GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     (h)  Compliance with Laws.  Nortel and each of its Subsidiaries:

        (i) is in compliance with all applicable Canadian and U.S. federal, state, provincial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses; and

        (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened.

        (i) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Deutsche Bank Securities Inc.

     (j) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary to consummate the Merger except for (i) as may be required under, and other applicable requirements of, the HSR Act and the Competition Act (Canada), (ii) as may be required by the by-laws, rules, regulations or policies of the NYSE and the Canadian Stock Exchanges in respect of the Nortel Common Stock to be issued in the Merger and upon the exercise of the Bay Stock Options to be assumed by Nortel by reason of the Merger and the listing of such Nortel Common Stock on such stock exchanges; (iii) the filing with the SEC of the Bay Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL;
        (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Common Stock in the Merger;
        (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Canada Business Corporations Act and Canadian securities laws; and (vii) as may be required under Exon-Florio and the rules and regulations promulgated by the U.S. Department of Defense.

     (k) No Material Adverse Effect. Since December 31, 1997, (i) Nortel and its Subsidiaries have conducted their respective businesses in the ordinary course (excluding the incurrence of liabilities related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to it.

                                   ARTICLE VI

                                   COVENANTS
     Bay hereby covenants to and agrees with Nortel, and each of Nortel and Sub hereby covenants to and agrees with Bay, that:

     6.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Nortel.

     6.02. STOCKHOLDER APPROVALS. Bay shall take, in accordance with this Agreement, applicable law, applicable stock exchange rules and its respective certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of stockholders of Bay to consider and vote upon the approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger and any other matters required to be approved by Bay's stockholders for consummation of the Merger (including any adjournment or postponement, the "Bay Meeting") as promptly as practicable. The Bay Board, subject to Section 6.06, shall recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

     6.03. REGISTRATION STATEMENT. (a) Each of Nortel and Bay agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Nortel with the SEC in connection with the issuance of Nortel Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Bay constituting a part thereof (the "Bay Proxy Statement") and all related documents). The Registration Statement and the Bay Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Provided the other party has cooperated as required above, Bay agrees to file the Bay Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and Nortel agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Nortel and Bay shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Bay Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement or the Bay Proxy Statement received from the SEC. Each of Nortel and Bay agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. As promptly as possible after the Registration Statement is declared effective, Bay agrees to mail the Bay Proxy Statement to its shareholders. Nortel also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Bay agrees to furnish to Nortel all information concerning Bay, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Nortel and Bay agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Bay Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Bay Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (c) Nortel agrees to advise Bay, promptly after Nortel receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Nortel Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) Nortel will use its commercially reasonable best efforts to obtain, and will provide evidence reasonably satisfactory to Bay, of all necessary rulings or orders of Canadian securities regulatory authorities exempting the distribution by Nortel of the shares of Nortel Common Stock and options to purchase Nortel Common Stock under the Merger and the resale of Nortel Common Stock issued under the Merger in Canada as contemplated by this Agreement from the registration and prospectus requirements under applicable Canadian securities laws on terms reasonably satisfactory to Nortel and Bay.

     6.04. PRESS RELEASES. Nortel and Bay shall use all reasonable efforts to develop a joint communications plan with respect to the transactions contemplated hereby. Notwithstanding the foregoing, neither Nortel, Sub nor Bay will, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except, based on the advice of counsel, as otherwise required by applicable law or regulation or NYSE rules or the by-laws, rules, regulations or policies of the Canadian Stock Exchanges and only after consulting, or using its reasonable best efforts to consult, with the other party.

     6.05. ACCESS; INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Nortel and Bay shall each afford to the officers, employees, counsel, accountants and other authorized representatives of the other party, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Bay shall promptly inform Nortel of any material litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing material litigation, claim or other proceeding. Neither Nortel nor Bay nor its respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment or decree. Nortel and Bay shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Subject to the requirements of applicable law, pending consummation of the Merger, all non-public information provided by Bay to Nortel and Nortel to Bay pursuant to this Agreement or otherwise will remain subject to the obligations of Nortel and Bay under the Confidentiality Agreement.

     (c) No investigation by a party, pursuant to this Section 6.05 or otherwise, shall affect or be deemed to modify any representation or warranty of the other party contained herein.

     6.06. ACQUISITION PROPOSALS. (a) Bay shall not, and shall cause its Subsidiaries and the officers, directors, agents and advisors of Bay and its Subsidiaries not to, initiate, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. Notwithstanding the foregoing, Bay shall be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person, if and only to the extent that in each such case such proposal was not solicited in violation of this Agreement and (A) the Bay Meeting shall not have occurred or the Bay Meeting shall have occurred and the stockholders of Bay shall have failed to approve the matters required to be approved under Section 7.01; (B) the Bay Board determines in good faith that such Acquisition Proposal would, if consummated, constitute a Superior Proposal and is reasonably capable of being consummated; (C) the Bay Board determines, in good faith after consultation with outside counsel, that such action is legally advisable for it to act in a manner consistent with its fiduciary duties under applicable law; and (D) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Bay receives from such Person an executed confidentiality agreement containing terms no less restrictive with respect to such Person than the terms of the Confidentiality Agreement with respect to Nortel. Bay shall notify Nortel promptly, but in any event within 24 hours, of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. For the purposes of this Agreement, "Superior Proposal" shall mean any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Bay Common Stock then outstanding or more than 50% of the consolidated assets of Bay and otherwise on terms which the Bay Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of Bay than the transactions contemplated by this Agreement. Bay shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Nortel with respect to any Acquisition Proposal. Bay shall endeavor to advise Nortel of any material developments with respect to any proposal as to which Bay is exercising its rights pursuant to the second sentence of this Section 6.06 promptly upon the occurrence thereof.

     (b) Except as set forth in this Section 6.06(b), neither the Bay Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Nortel, the approval or recommendation by the Bay Board of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause Bay or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Bay Board determines in good faith, after consultation with outside counsel, that it is legally advisable to do so in order to act in a manner consistent with its fiduciary duties under applicable law, the Bay Board may withdraw or modify its approval or recommendation of the "agreement of merger" contained in this Agreement, the Merger and this Agreement (or not recommend it before the Bay Proxy Statement is sent to stockholders) or approve or recommend a Superior Proposal, but in each case only at a time that is after the second Business Day following Nortel's receipt of written notice advising Nortel that the Bay Board has received a proposal which may be a Superior Proposal, specifying the material terms and conditions of such proposal and identifying the Person making such proposal. Nothing in this Section 6.06 shall prohibit Bay from complying, to the extent applicable, with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal.

     6.07. AFFILIATE AGREEMENTS. (a) Not later than the 5th day prior to the Effective Date, Bay shall deliver to Nortel, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Bay Meeting, deemed to be an "affiliate" of it (each, a "Bay Affiliate") as that term is used in Rule 145 under the Securities Act.

     (b) Bay shall use its respective reasonable best efforts to cause each person who may be deemed to be a Bay Affiliate to execute and deliver to Nortel on or before the date of mailing of the Bay Proxy Statement an agreement in the form attached hereto as Exhibit A.

     6.08. TAKEOVER LAWS. Subject to Section 6.06, no party shall take any action that would cause the transactions contemplated by this Agreement and the Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of), or minimize the effect on, the transactions contemplated by this Agreement and the Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 203 of the DGCL or any other Takeover Laws that purport to apply to this Agreement or the Option Agreement or the transactions contemplated hereby or thereby.

     6.09. BAY RIGHTS AGREEMENT. The Bay Board shall take all further action (in addition to that referred to in Section 5.03(n)) necessary (including redeeming the Rights immediately prior to the Effective Time or amending the Bay Rights Agreement) in order to render the Rights in applicable to the Merger and the other transactions contemplated by this Agreement.

     6.10. SHARES LISTED. Nortel shall use its best efforts to list, prior to the Effective Date, on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance, the shares of Nortel Common Stock to be issued to the holders of Bay Common Stock in the Merger and upon exercise of Bay Stock Options to be assumed by Nortel by reason of the Merger.

     6.11. REGULATORY APPLICATIONS. (a) Nortel and Bay and their respective Subsidiaries shall cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings (including, without limitation, filings under the HSR Act and the Competition Act (Canada)) and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable. Each of Nortel and Bay shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     (c) Each party will promptly inform the other party of any material communication received by such party from, or given by such party to the U.S. Federal Trade Commission (the "FTC "), the Antitrust Division of the U.S. Department of Justice (the "DOJ ") or any other Governmental Authority, in each case regarding any of the transactions contemplated hereby and permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, whether in the computer networking industry or otherwise through merger or acquisition.

     (d) In furtherance and not in limitation of the covenants of the parties contain in Sections 6.11(a), (b) and (c), if any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Nortel and Bay shall use its reasonable efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, and if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Nortel and Bay shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
6.11 shall limit a party's right to terminate this Agreement pursuant to Section 7.01(b) or 8.01(d) so long as such party has up to then complied in all respects with its obligations under this Section 6.11.

     (e) Nothing contained in this Agreement shall require Nortel or any of its Subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Nortel, Bay or their respective Subsidiaries, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

     6.12. INDEMNIFICATION. (a) Following the Effective Date and until the sixth anniversary thereof, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of Bay and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Option Agreement) to the fullest extent that Bay is permitted to indemnify its directors and officers under the laws of the State of Delaware, the Bay Certificate and Bay's by-laws as in effect on the date hereof (and Nortel shall also advance expenses (or cause the Surviving Corporation to advance expenses) as incurred to the fullest extent permitted under applicable law).

     (b) For a period of six years from the Effective Time, Nortel shall provide that portion of director's and officer's liability insurance that serves to cover the present and former officers and directors of Bay and its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred at or before the Effective Time, which insurance shall contain at least the same maximum coverage and amounts to such officers and directors, and contain terms and conditions no less advantageous, as that coverage currently provided by Bay; provided, however, that in no event shall Nortel be required to expend more than 300 percent of the current annual amount expended by Bay (the "Insurance
Amount ") to maintain or procure such directors and officers insurance coverage; provided, further, that if Nortel is unable to maintain or obtain the insurance called for by this Section 6.12(b), Nortel shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Bay or any Subsidiary of Bay may be required to make application and provide customary representations and warranties to Nortel's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Nortel thereof; provided, that the failure so to notify shall not affect the obligations of Nortel under Section 6.12(a) unless and to the extent such failure materially increases Nortel's liability under such subsection (a).

     (d) If Nortel or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Nortel shall assume the obligations set forth in this Section 6.12.

     6.13. SEVERANCE AND BENEFIT PLANS.

     (a) Continuation and Comparability of Benefits.  Each Plan (as defined in
Section 5.03(1)(i)) with respect to which any current or former employee of Bay or any of its Subsidiaries (each, a "Bay Employee") participate immediately prior to the Effective Time shall become the obligations of Nortel and the Surviving Corporation at the Effective Time and, for at least one year thereafter, Nortel shall, or shall cause the Surviving Corporation to: (i) maintain base salaries and (ii) either maintain the Plans (including incentive compensation arrangements) or provide benefits that are comparable, in the aggregate, to the benefits provided to the Bay Employees, considered as a group, under such Plans as in effect immediately prior to the Effective Time. Without limiting the generality of the foregoing, from the Effective Time and for at least one year thereafter, Nortel shall, or shall cause the Surviving Corporation to: (A) continue the Bay Executive Retention and Severance Plan (effective January 26, 1998) ("Severance Plan") as in effect for Bay Employees immediately prior to the Effective Time and (B) assume and honor any obligations of Bay under the Severance Plan and any individual severance or employment agreements by and between Bay or any of its Subsidiaries and any Bay Employees, as such Severance Plan and agreements exist and are in effect as of the Effective Time.

     (b) Pre-Existing Limitations; Deductibles; Service Credit. With respect to any employee benefit plans (within the meaning of Section 5.03(1)(i)) of Nortel ("Nortel Plans"), Nortel shall, or shall cause the Surviving Corporation to: (A) with respect to any medical or health plan, waive any pre-existing condition or exclusion in any Nortel Plans in which any Bay Employee may be entitled to participate that would result in a lack of coverage for any condition for which a Bay Employee would have been entitled to coverage under the corresponding Plan; (B) with respect to any medical or health plan, waive any waiting period in any Nortel Plans in which any Bay Employee may be entitled to participate that exceeds the corresponding waiting period under the corresponding Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period); (C) provide each Bay Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Nortel Plans in which such employees may be eligible to participate after the Effective Time, and (D) recognize all service of the Bay Employees with Bay or any of its Subsidiaries for purposes of eligibility to participate, vesting credit, entitlement to benefits, and, solely with respect to vacation and severance benefits, benefit accrual in any Nortel Plan in which the Bay Employees may be eligible to participate after the Effective Time; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this paragraph shall be interpreted to require Nortel to provide for the participation of any Bay Employee in any Nortel Plan.

     6.14. ACCOUNTANTS' LETTERS. Each of Bay and Nortel shall use its reasonable best efforts to cause to be delivered to the other party a letter of Ernst & Young LLP and Deloitte & Touche, respectively, independent auditors, dated a date within two Business Days of the date on which the Registration Statement shall become effective and addressed to such other party, and in form and substance customary for "comfort" letters delivered by independent accountants (x) in the case of Ernst & Young LLP, in accordance with Statement of Accounting Standards No. 72 and (y) in the case of Deloitte & Touche, in accordance with the Handbook of The Canadian Institute of Chartered Accountants.

     6.15. NOTIFICATION OF CERTAIN MATTERS. (a) Each of Bay and Nortel shall give prompt notice to the other of any fact, event or circumstance known to it that would cause or constitute a breach (subject to the standard set forth in Section 5.02) of any of its representations, warranties, material covenants or material agreements contained herein.

     (b) Nortel shall promptly notify Bay, and Bay shall promptly notify Nortel, in writing, of any notice or other communication from any regulatory authority or self-regulatory organization in connection with the transactions contemplated by this Agreement or the Option Agreement.

     (c) Each of Nortel and Bay shall promptly notify the other of any fact, event or circumstance known to it that could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.16. SUPPLEMENTAL INDENTURE. The Surviving Corporation shall enter into the Second Supplemental Indenture to the Indenture (the "Indenture") dated as of April 28, 1993, between SynOptics Communications, Inc. and The First National Bank of Boston, as supplemented by the First Supplemental Indenture dated as of October 20, 1994, between SynOptics Communications, Inc. and Wellfleet Communications, Inc. and The First National Bank of Boston. Nortel shall take appropriate steps to ensure that shares of Nortel Common Stock shall be issued, in accordance with the terms of such Indenture, upon the conversion after the Effective Time, of Debentures issued under the Indenture.

     6.17. BOARD REPRESENTATION. At the Effective Time, David House will be appointed to the Nortel Board and will be appointed President of Nortel.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Nortel, Sub and Bay to consummate the Merger is subject to the fulfillment or written waiver by Nortel, Sub and Bay prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approvals. This "agreement of merger" (as that term is used in Section 251 of the DGCL) and the Merger shall have been duly adopted by the requisite vote of the stockholders of Bay.

     (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (i) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or (ii) require Nortel to take any action that it is not required to take under Section 6.11(e) hereof.

     (c) No Injunction. No Governmental Authority of competent jurisdiction shall (i) have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger or (ii) have brought an action or proceeding seeking to enjoin or prohibit consummation of the Merger, which action or proceeding is reasonably likely to succeed.

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

     (e) Listing. The shares of Nortel Common Stock to be issued in the Merger and, if required, upon exercise of Bay Stock Options to be assumed by Nortel by reason of the Merger shall have been approved for listing on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance.

     7.02. Conditions to Obligation of Bay. The obligation of Bay to consummate the Merger is also subject to the fulfillment or written waiver by Bay prior to the Effective Time of each of the following conditions.

     (a) Representations and Warranties. Subject to Sections 5.01 and 5.02, the representations and warranties of Nortel and Sub set forth in this Agreement shall be true and correct as of the date of the Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Bay shall have received a certificate, dated the Effective Date, signed on behalf of Nortel by the Chief Executive Officer and the Chief Financial Officer of Nortel to such effect.

     (b) Performance of Obligations. Nortel shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Bay shall have received a certificate, dated the Effective Date, signed on behalf of Nortel by the Chief Executive Officer and the Chief Financial Officer of Nortel to such effect.

     (c) Opinion of Bay's Counsel. Bay shall have received an opinion of Simpson Thacher & Bartlett, counsel to Bay, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization within the meaning of Section 368 (a) of the Code and (b) that, accordingly, (i) no gain or loss will be recognized by Bay as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of Bay who receives shares of Nortel Common Stock in exchange for shares of Bay Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Bay, Nortel and stockholders of Bay.

     7.03. Conditions to Obligation of Nortel and Sub. The obligations of Nortel and Sub to consummate the Merger are also subject to the fulfillment or written waiver by Nortel and Sub prior to the Effective Time of each of the following conditions:

     (a) Representations and Warranties. Subject to Sections 5.01 and 5.02 the representations and warranties of Bay set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Nortel and Sub shall have received a certificate, dated the Effective Date, signed on behalf of Bay by the Chief Executive Officer and the Chief Financial Officer of Bay to such effect.

     (b) Performance of Obligations of Bay. Bay shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Nortel and Sub shall have received a certificate, dated the Effective Date, signed on behalf of Bay by the Chief Executive Officer and the Chief Financial Officer of Bay to such effect.

     (c) Opinion of Nortel and Sub's Counsel. Nortel shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Nortel and Sub dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368(a) of the Code and no gain or income will be recognized by Nortel or Sub in the Merger. In rendering its opinion, Bay may require and rely upon representations contained in letters from Bay, Nortel and stockholders of Bay.

                                  ARTICLE VIII

                                  TERMINATION

     8.01. TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

     (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Nortel and Bay by action taken by the Board of Directors of the terminating party.

     (b) Breach. At any time prior to the Effective Time, by Nortel or Bay, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach (other than a breach of Section 6.06, which shall not be subject to the following clause (y)) (x) has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach and (y) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to such breaching party.

     (c) Delay. At any time prior to the Effective Time, by Nortel or Bay, if its Board of Directors so determines, in the event that the Merger is not consummated by December 31, 1998, or, in the event that an approval of Governmental Authority required to be obtained for the consummation of the transactions contemplated by this Agreement has not been obtained, March 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
        Section 8.01(c). which action or inaction is in violation of its obligations under this Agreement.

     (d) No Approval. (i) By Bay or Nortel, by action taken by its Board of Directors, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or any required approval of a Governmental Authority contains any conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or (B) require Nortel to take any action that it is not required to take under Section 6.11(e) hereof.

        (ii) By Nortel or Bay, if its Board of Directors so determines, in the event the approval of Bay's stockholders required by Section 7.01(a) herein is not obtained at the Bay Meeting by reason of the failure to obtain the requisite vote required by Section 7.01(a) at a duly held meeting or an adjournment thereof.

     (e)  By Nortel if the Board of Directors of Bay, prior to the Bay Meeting
        (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement pursuant to Section 6.06, (ii) shall approve or recommend any Acquisition Proposal or Superior Proposal or
        (iii) shall resolve to take any of the actions specified in clauses (i) or (ii) above;

     (f) By Bay at any time prior to the Bay Meeting, upon three Business Days' prior notice to Nortel, if the Board of Directors of Bay shall approve a Superior Proposal; provided, however, that (i) Bay shall have complied with Section 6.06, (ii) the Board of Directors of Bay shall have concluded in good faith, after giving effect to all concessions which may be offered by Nortel pursuant to clause (iii) below, after consultation with its financial advisors and outside counsel, that such proposal is a Superior Proposal and (iii) prior to any such termination, Bay shall, and shall cause its financial and legal advisors to, negotiate with Nortel to make such adjustments in the terms and conditions of this Agreement as would enable Nortel to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to termination by Bay pursuant to this Section 8.01(f) that Bay shall have made the payment of the Termination Fee to Nortel required by Section 8.02(b) (unless Nortel shall have elected to defer such payment pursuant to Section 8.02(c));

     8.02. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

     (b) Nortel and Bay agree that Bay shall pay to Nortel the sum of $275 million (the "Termination Fee") solely as follows:

     (i)   if Bay shall terminate this Agreement pursuant to Section 8.01(f) ,

     (ii)  if (x) Bay or Nortel shall terminate this Agreement pursuant to
        Section 8.01(d)(ii) due to the failure of Bay's stockholders to approve and adopt this Agreement, (y) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal and (z) within 12 months of the termination of this Agreement, Bay enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated,

     (iii) if Nortel shall terminate this Agreement pursuant to Section 8.01(e), or

     (iv) if (w) Nortel shall terminate this Agreement pursuant to Section 8.01(c) or Nortel or Bay shall terminate this Agreement pursuant to
        Section 8.01(d)(i), (x) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal, (y) following the existence of such Acquisition Proposal and prior to any such termination, Bay shall have intentionally breached (and not cured after notice thereof) any of its material covenants or agreements set forth in this Agreement in any material respect, and (z) within 12 months of any such termination of this Agreement, Bay shall enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated.

     (c) The Termination Fee required to be paid pursuant to Section 8.02(b) shall be payable prior to, and shall be a pre-condition to the effectiveness of any termination of this Agreement pursuant to Section 8.01(f). Any other payment required to be made pursuant to Section 8.02(b) shall be payable to Nortel not later than two Business Days after the entering into of a definitive agreement with respect to, or the consummation of, an

Acquisition Proposal, as applicable, or a termination pursuant to Section 8.01(e). Notwithstanding the foregoing, (i) Nortel may elect, by notice to Bay, to defer the payment of the Termination Fee from time to time for a period of up to six months after the date such fee would otherwise be payable and (ii) the Termination Fee shall cease to be payable immediately following any exercise by Nortel of the Option under the Option Agreement. All payments under this Section
8.02 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01. SURVIVAL. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 6.12 and 6.13 and Article IX shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in Sections 6.05(b) and 8.02 and Article IX and in the Confidentiality Agreement shall survive such termination and the Option Agreement shall survive to the extent provided therein.

     9.02. AMENDMENT; EXTENSION; WAIVER. (a) Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Bay; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Bay, there may not be, without further approval of such stockholders, any amendment of this Agreement which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) Prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except insofar as mandatory provisions of Delaware law are applicable), without regard to the conflict of law principles thereof.

     9.05. EXPENSES. Subject to Section 8.02(b), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses and SEC registration and filing fees shall be shared equally between Bay and Nortel.

     9.06. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to Bay, to:

     Bay Networks, Inc.
     4401 Great America Parkway
     Santa Clara, California 95054
     Attention: General Counsel
     Fax: (408) 495-5323

     With a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017
     Attention: Charles I. Cogut, Esq.
     William E. Curbow, Esq.
     Fax: (212) 455-2502

     and with another copy to

     Gray Cary Ware & Freidenrich
     400 Hamilton Avenue
     Palo Alto, California 94301
     Attention: Rod J. Howard, Esq.
     Fax: (650) 327-3699

     If to Nortel or to Sub, to:

     Northern Telecom Limited
     8200 Dixie Road, Suite 100
     Brampton, Ontario
     Canada L6T 5P6
     Attention: Corporate Secretary
     Fax: (905) 863-8423

     With a copy to:

     Cleary, Gottlieb, Steen & Hamilton
     One Liberty Plaza
     New York, New York 10006
     Attention: Victor I. Lewkow, Esq.
     Fax: (212) 225-3999

     9.07. ENTIRE UNDERSTANDING. This Agreement (including the Disclosure Schedules), the Option Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements (other than the Option Agreement and the Confidentiality Agreement) heretofore made.

     9.08. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.09. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, section or article.

     9.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

                               *       *       *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          NORTHERN TELECOM LIMITED

                                          By: /s/ JOHN A. ROTH

                                            ------------------------------------
                                            Name: John A. Roth
                                            Title:  President and Chief
                                                    Executive Officer

                                          By: /s/ C. W. SCOTT

                                            ------------------------------------
                                            Name: C. Wes M. Scott
                                            Title:  Executive Vice-President,
                                                    Corporate and Chief
                                                    Financial Officer

                                          NORTHERN SUB INC.

                                          By: /s/ C. W. SCOTT

                                            ------------------------------------
                                            Name: C. Wes M. Scott
                                            Title:  President

                                          BAY NETWORKS, INC.

                                          By: /s/ DAVID L. HOUSE

                                            ------------------------------------
                                            Name: David L. House
                                            Title:  Chairman, President and
                                                    Chief Executive Officer

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of June 15, 1998, between NORTHERN TELECOM LIMITED, a Canadian corporation ("Grantee"), and BAY NETWORKS, INC., a Delaware corporation ("Issuer").

                             W I T N E S S E T H :

     WHEREAS, concurrently herewith, Grantee and Issuer are entering into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement and pursuant of the transactions contemplated thereby and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the execution hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. THE OPTION. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 33,232,634 fully paid and nonassessable shares of the common stock, $0.01 par value per share, of Issuer ("Common Stock") at a price per share equal to $33.29 (such price, as adjusted if applicable, the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 14.9% of the issued and outstanding shares of Common Stock at the time of exercise without giving effect to the shares of Common Stock issued or issuable under the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 14.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. EXERCISE; CLOSING. (a) Grantee and/or any other person that shall become a holder of all or part of the Option in accordance with the terms of this Agreement (each such person being referred to herein as the "Holder") may exercise the Option, in whole or part, if, but only if, the Termination Fee provided for in Section 8.02(b) of the Merger Agreement has become payable (a "Triggering Event") and such exercise is prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate upon the termination of the Merger Agreement by Issuer pursuant to Section 8.01(b) thereof.

     (b) Each of the following shall be an "Exercise Termination Event":

        (i)   the Effective Time (as defined in the Merger Agreement); or

        (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event and at the time of such termination the conditions prerequisite to a Triggering Event occurring in the future are incapable of being fulfilled; or

        (iii) the passage of thirteen (13) months (or such longer period as provided in Section 10) after termination of the Merger Agreement; or

        (iv) the receipt by Grantee of the Termination Fee.

     (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event (other than a Triggering Event by reason of a termination of the Merger Agreement pursuant to Section 8.01(e)), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (d) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of such purchase cannot be consummated by reason of any applicable judgment, injunction, decree, order, law or regulation, the period of time that would otherwise run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (e) At the closing referred to in subsection (d) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option by delivery of a certified check or bank draft and (ii) present and surrender this Agreement to Issuer.

     (f) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (e) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (g) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under applicable securities laws (including the Securities Act of 1933, as amended). A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions arising under applicable securities laws, including the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act or other applicable securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder, in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     The Holder understands and agrees that the Option is being issued to the Holder pursuant to the registration and prospectus exceptions in paragraph 35(1) and clause 72(1)(b) of the Securities Act (Ontario) (the "Ontario Act") and that the resale of the Option or Common Stock issued upon exercise of the Option is restricted by the provisions of the Ontario Act and other applicable Canadian securities legislation.

     (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. COVENANTS OF ISSUER. In addition to its other agreements and covenants herein, Issuer agrees:

     (a) that it shall at all times maintain, free from any subscription or preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase Common Stock from Issuer or to cause Issuer to issue shares of Common Stock;

     (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; and

     (c) promptly to take all action as may from time to time be required (including complying with all applicable notification, filing reporting and waiting period requirements under HSR or otherwise, and cooperating fully with the Holder in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto.

     4. EXCHANGE; REPLACEMENT. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

     5. ADJUSTMENTS. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 14.9% of the number of shares of Common Stock then issued and outstanding.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. REGISTRATION. (a) Upon the occurrence of any Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section 10) of such Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and providedfurther, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 6(a) shall occur substantially simultaneously with the exercise of the Option.

     (c) If the Common Stock or the class of any other securities to be acquired upon exercise of the Option are then listed on the New York Stock Exchange, Inc., Issuer, upon the request of the Holder, shall promptly file an application to list the Common Stock or other securities to be acquired upon exercise of the Option on the New York Stock Exchange, Inc. and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

     7. REPURCHASE OF OPTION AND/OR OPTION SHARES. (a) At any time after the occurrence of a Triggering Event (i) at the request of the Holder, delivered in writing prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered in writing prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the net price paid in such sale for such assets and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     8. SUBSTITUTE OPTION. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or any of its Subsidiaries (collectively, "Excluded Persons") and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than an Excluded Person, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or any Significant Subsidiary's assets to any person, other than an Excluded Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

     (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
        (ii) Issuer in a merger in which Issuer is the continuing or surviving or acquiring person, and (iii) the transferee of all or substantially all of Issuer's assets (or the assets of a Significant Subsidiary of Issuer).

     (ii) "Substitute Shares" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

     (iii) "Assigned Value" shall mean the market/offer price, as defined in
        Section 7.

     (iv) "Average Price" shall mean the average closing price per Substitute Share, on the principal trading market on which such shares are traded as reported by a recognized source, for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the Substitute Shares on such market on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of Substitute Shares as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per Substitute Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) and the denominator of which shall be the number of Substitute Shares for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the number of shares purchasable upon exercise of the Substitute Option exceed 14.9% of the Substitute Shares then issued and outstanding at the time of exercise (without giving effect to Substitute Shares issued or issuable under the Substitute Option). In the event that the Substitute Option would be exercisable for more than 14.9% of the Substitute Shares then issued and outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or, if Grantee is not then the Holder owning Options with respect to the largest number of Shares, the largest Holder), which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

     (f) In addition to any other restrictions or covenants, Issuer agrees that it shall not enter or agree to enter into any transaction described in Section 8(a) unless (i) the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and (ii) the Substitute Option Issuer agrees to comply with this Section 8 and agrees to take all action necessary to prevent the exercise of any rights of any holder of Substitute Shares or shares of capital stock of any successor to the Substitute Option Issuer that any holder of the Substitute Option (each such person being referred to herein as a "Substitute Option Holder") or any holder of Substitute Shares (each such person being referred to herein as a "Substitute Share Owner") purchased upon exercise of the Substitute Option by a Substitute Option Holder would be prohibited or precluded from exercising or the exercise of which would adversely affect the rights of any Substitute Option Holder under the agreement for such Substitute Option or the transactions contemplated by the Merger Agreement.

     9. REPURCHASE OF SUBSTITUTE OPTION. (a) At the written request of a Substitute Option Holder, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of Substitute Shares for which the Substitute Option may then be exercised, and at the request of the Substitute Share Owner, the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for Substitute Shares within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of Substitute Shares obtained by multiplying the number of Substitute Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

     10. EXTENSION. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all governmental and regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during any period for which an injunction or similar legal prohibition on exercise shall be in effect and (iii) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

     11. REPRESENTATIONS AND WARRANTIES. (a) Issuer hereby represents and warrants to Grantee as follows:

     (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid and legally binding obligation of Issuer enforceable in accordance with its terms.

     (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

     (iii) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, its articles or certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject.

     (b) Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the party of Grantee; and this Agreement has been duly executed and delivered by Grantee and constitutes a valid and legally binding obligation of Grantee enforceable in accordance with its terms.

     12. ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within twelve (12) months following such Triggering Event (or such later period as provided in Section 10).

     13. FILINGS; OTHER ACTIONS. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and regulatory and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, notices and filings under HSR.

     14. TOTAL PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $275 million less the amount of any fee paid pursuant to Section 8.02(b) of the Merger Agreement and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed such amount after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $275 million less the amount of any fee paid pursuant to Section 8.02(b) of the Merger Agreement; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used herein, the term "Total Profit " shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of

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

Option Shares pursuant to Section 7, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

     (d) As used herein, the term "Notional Total Profit " with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares (or any other securities into which such Option Shares are converted or exchanged) held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     15. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. CAPTIONS; CAPITALIZED TERMS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or

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

otherwise affect any of the provisions hereof. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          NORTHERN TELECOM LIMITED

                                          By: /s/ JOHN A. ROTH
                                            Name: John A. Roth
                                            Title:  President and Chief
                                              Executive Officer

                                          By: /s/ C. W. SCOTT
                                            Name: C. Wes M. Scott
                                            Title: Executive Vice-President,
                                                Corporate and Chief Financial
                                                   Officer

                                          BAY NETWORKS, INC.

                                          By: /s/ DAVID L. HOUSE
                                            Name: David L. House
                                            Title: Chairman, President and Chief
                                                Executive Officer

                                                                      APPENDIX C

                  OPINION OF MORGAN STANLEY & CO. INCORPORATED

                         [LETTERHEAD OF MORGAN STANLEY]

                                                                   June 14, 1998
Board of Directors
Bay Networks, Inc.
4401 Great America Parkway
Santa Clara, CA 95054

Members of the Board:

     We understand that Bay Networks, Inc. ("Bay"), Northern Telecom Limited ("Nortel") and Northern Sub Inc. ("Merger Sub"), a wholly-owned subsidiary of Nortel, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of June 14, 1998 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Bay. Pursuant to the Merger, Bay will become a wholly-owned subsidiary of Nortel and each outstanding share of common stock, par value $0.01 per share (the "Bay Common Stock") of Bay, other than shares held in treasury or held by Nortel or any subsidiary of Nortel, will be converted into the right to receive
0.600 shares (the "Exchange Ratio") of common stock, no par value, of Nortel (the "Nortel Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Bay Common Stock.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Bay and Nortel, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning Bay prepared by the management of Bay;

     (iii) analyzed certain financial projections prepared by the management of Bay;

     (iv) discussed the past and current operations and financial condition and the prospects of Bay, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Bay;

     (v) discussed the past and current operations and financial condition and the prospects of Nortel, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Nortel;

     (vi) reviewed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of Nortel;

     (vii) reviewed the reported prices and trading activity for the Bay Common Stock and Nortel Common Stock;

     (viii) compared the financial performance of Bay and Nortel and the prices and trading activity of the Bay Common Stock and Nortel Common Stock with that of certain other publicly-traded companies and their securities;

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

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (x) reviewed and discussed with the senior managements of Bay and Nortel their strategic rationales for the Merger and certain alternatives to the Merger;

     (xi) participated in discussions and negotiations among representatives of Bay and Nortel and their financial and legal advisors;

     (xii) reviewed the draft Merger Agreement and certain related agreements;
        and

     (xiii) performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to strategic, financial and operational benefits anticipated from the Merger provided by Bay and Nortel, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Bay and Nortel, respectively. We have relied upon the assessment by the managements of Bay and Nortel of their ability to retain key employees of Bay and Nortel. We have also relied upon, without independent verification, the assessment by the managements of Bay and Nortel of Bay's and Nortel's technologies and products, the timing and risks associated with the integration of Bay with Nortel and the validity of, and risks associated with, Bay's and Nortel's existing and future products and technologies. We have not made any independent valuation or appraisal of the assets or liabilities or technology of Bay or Nortel, nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be accounted in accordance with U.S. and Canadian Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Bay in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory services for Bay and have received fees for the rendering of these services. In addition, Morgan Stanley and its affiliates have provided financial advisory and financing services for Nortel and have received fees for the rendering of these services. In the ordinary course of our business we may actively trade the securities of Bay and Nortel for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Bay and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Bay with the Securities and Exchange Commission in respect of the transaction. In addition, this opinion does not in any manner address the prices at which the Nortel Common Stock will actually trade at any time and we express no recommendation or opinion as to how the holders of Bay Common Stock should vote at the shareholders' meeting held in connection with the Merger.

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

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of Bay Common Stock.
                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ Charles R. Cory
                                            Charles R. Cory
                                            Managing Director

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